UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                           --------------------------
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 29, 2006
                           --------------------------

                            AFG ENTERPRISES USA, INC.
             (Exact Name of Registrant as Specified in its Charter)
                           --------------------------

            Nevada                         000-28515             84-1249735
(State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

            181 Wells Avenue, Suite 100, Newton, Massachusetts 02459
               (Address of Principal Executive Offices) (Zip Code)

                                 (617) 928-6001
                         (Registrant's telephone number,
                              including area code)

           73-595 El Paseo, Suite 2204, Palm Desert, California 92260 (Former Name or Former Address, if Changed Since Last Report)

                                   Copies to:
                             Allen Z. Sussman, Esq.
                             Morrison & Foerster LLP
                              555 West Fifth Street
                              Los Angeles, CA 90013
                              Phone: (213) 892-5200
                               Fax: (213) 892-5454
                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report responds to the following items on Form 8-K:

Item 1.01      Entry into a Material Definitive Agreement.
Item 2.01      Completion of Acquisition or Disposition of Assets.
Item 3.02      Unregistered Sales of Equity Securities.
Item 4.01      Changes in Registrant Certifying Accountant
Item 5.01      Changes in Control of Registrant.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06      Change in Shell Company Status.
Item 9.01      Financial Statements and Exhibits.


Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2006, AFG Enterprises USA, Inc., a Nevada corporation (the "Company", "AFG", "we", "us" or "our"), entered into an Agreement and Plan of Merger by and among the Company, FP Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and FP Technology Holdings, Inc., a Delaware corporation ("FP" or "FP Technology"), pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock of FP (the "FP Acquisition"). The Company completed the acquisition of FP on the same date, and FP became a wholly-owned subsidiary of the Company. In connection with the FP Acquisition, the Company changed its fiscal year from December 31 to June 30.

As a result of the merger, each share of common stock of FP outstanding immediately prior to the effective time of the merger (the "Effective Time") was converted into the right to receive shares of common stock of the Company at an exchange ratio of 0.4032248 share of the Company common stock for each share of FP common stock. The Company issued an aggregate of 3,991,939 shares of its common stock, par value $0.001 per share (the "Purchase Price") in exchange for all issued and outstanding shares of FP common stock. The issuance of such shares of common stock was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder.

As a result of the acquisition of FP, we are no longer a shell company.

Item 2.01 Completion of Acquisition or Disposition of Assets

As a result of the merger described in Item 1.01, the Company acquired all of the issued and outstanding equity securities of FP and, therefore, ceased being a shell company as of the Effective Time. The following information is being provided with respect to AFG after giving effect to the acquisition of FP, pursuant to the information requirements of Form 10 of the Securities and Exchange Commission. The information includes, among other things, a description of the business of FP as required pursuant to Item 2.01 of Form 8-K, which disclosure is incorporated herein by reference.

                             FORM 10-SB INFORMATION

Forward-Looking Statements

Except for historical information, matters discussed in this report are forward-looking statements based on management's estimates, assumptions and projections. In addition, from time to time, the Company may make forward-looking statements relating to such matters as anticipated business prospects, new products, research and development activities, plans for expansion, acquisitions and similar matters. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continue," or the negatives thereof, or variations on such words, and similar expressions are intended to identify such forward looking statements. The Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. These forward-looking statements are mere predictions and are uncertain. These forward-looking statements speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


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

                                    BUSINESS

Summary

AFG Enterprises USA, Inc. (the "Company", "AFG", "we", "us" or "our"), through its wholly-owned subsidiary FP Technology Holdings, Inc. ("FP" or "FP Technology"), is a leading provider of CPQ, or "Configure, Price, Quote", software that automates and simplifies product pricing and configuration for companies and helps these enterprises improve order accuracy and reduce their total cost of sales. FP's predecessor, Firepond, Inc. ("Firepond"), was founded in 1983. FP's suite of products help companies configure, price and quote complex products during the sales process, such as machinery, high technology products or insurance services. FP's sales solutions help companies optimize their sales processes, whether their need is to solve complex product or pricing configuration, create product catalogs or provide an interactive selling system, and dramatically improves response time. FP's current clients include Fortune 1000 companies such as Freightliner, John Deere, Case New Holland, Steelcase and Renault.

FP offers three products marketed under the Firepond brand name, the Interactive Selling Suite (ISS), Firepond OnDemand, and Interactive Configurator Suite
(ICS):

      o The Interactive Selling Suite is a solution that simplifies the ordering and procurement process by automating tasks such as lead management, product configuration, pricing, and quotation and proposal generation.

      o Firepond OnDemand is an application that enables a company's sales force and supporting organizations to configure complex products, and accurately price those products. Firepond OnDemand is offered to customers independently or as an integrated service within the salesforce.com product called Firepond OnDemand for salesforce.com(TM).

      o The Interactive Configurator Suite is a set of data maintenance tools, shared libraries and application program interfaces (APIs) that supply configuration capabilities to an application. Both ISS and Firepond OnDemand are built on the ICS technology platform.

FP offers two delivery methods for its CPQ applications: (i) its On Premise solution, or traditional enterprise licensed software, and (ii) its OnDemand application service, which was recently introduced. These offerings allow customers flexibility in pricing and deployment, including allowing a prospective customer to purchase an on-demand subscription and then migrate to an enterprise license at a later date. While the On Premise solution is offered to and maintained for legacy customers, Firepond's OnDemand product is the focus of FP's efforts since August 2005 when it launched its OnDemand solution.

FP executes its sales and marketing strategy through direct and indirect channels, and currently has sales relationships with over eight original equipment manufacturers, or OEMs, system integrators and resellers. The recent increase in interest in CPQ applications, combined with the acceptance of the on-demand business model, has opened new opportunities for FP partnerships with salesforce.com and other enterprise applications providers, which FP is actively pursuing.

We believe that FP's software allows customers to reduce their total cost of sales and service. FP's software solutions provide a number of key benefits, including:

o Lowering Total Cost of Sales: Selling complex products typically requires the participation of many different parts of an organization without distracting from their primary roles including sales, engineering, manufacturing, finance, legal, and marketing. FP's solution empowers sales representatives with relevant and timely information from each department, such as design specifications from engineering, production constraints from manufacturing, discount authorization from finance, terms and conditions from legal, and product collateral from marketing.

o Reducing Order Errors: Using configuration technology, complex product recommendations are more likely to result in the right products to handle the right application. By reducing the complexity of the sales process and eliminating the potential for "human" error, FP's CPQ solution assists companies in ensuring that customers are asked the proper questions to reach a correct recommendation/configuration. In addition, the rules within the FP configuration engine verify that products requested by salespeople, channel partners or customers can be manufactured and delivered, before an order is placed. In addition, quotation errors can be reduced when sales representatives are armed with correctly configured pricing information, authorized discounts, appropriate currency conversion rates and necessary tax considerations.

o Accelerating Sales Cycles: By applying an intelligent and logical process flow from the time a lead is received to the moment a valid order is placed, FP's solutions are designed to optimize the sales process and increase the speed at which a sale can be executed. Quick turnaround in product recommendations, pricing, proposals and financing allows sales representatives to manage more simultaneous opportunities and close them faster. Eliminating the time necessary to contact the factory or engineering resources significantly reduces the time it takes for a customer to reach a "buy" decision. Customer satisfaction, in turn, increases as their questions and hesitations are immediately addressed. Further, FP's CPQ solution helps manufacturers distribute new product and pricing information in real-time. This high degree of responsiveness helps foster a strong and lasting customer-supplier relationship that is a distinct competitive advantage for us.

o Unifying the Sales Process: Many large companies today deliver their products to market through multiple sales channels, including a field sales force, channel distribution partners, and even via the web. FP's CPQ solution ensures consistency of product and pricing information across multiple channels, enhancing a company's channel management capabilities and protecting its brand reputation. For example, a customer-facing Web interface provides a self-service solution for selling to current customers via the Web, or can be used to generate desired configurations that can be directed to channel partners. This allows repeat customers to obtain the products they need without pulling sales' attention from new relationships. The same experience can be presented to the customer directly using FP's CPQ solution deployed in a mobile environment on a laptop, for example, during a sales person's visit to a prospect. Or, a customer can again receive the same experience when visiting a dealership and interacting with a salesperson connected to the FP system over an intranet.

Our principal place of business is located at 181 Wells Avenue, Suite 100, Newton, Massachusetts 02459. Our common stock is quoted on the Over the Counter Bulletin Board under the symbol "AFGU.ob".

Prior Corporate History

AFG Enterprises USA, Inc. (formerly In Store Media Systems, Inc.), a Nevada corporation, was originally organized to develop a computerized, point-of-sale marketing platform, the Coupon Exchange Center, which incorporates proprietary components. Until November 2002, the Company was primarily engaged in developing its technology, securing patent protection, formulating its business strategy, raising capital and developing necessary relationships with third parties, such as supermarkets, packaged goods manufacturers and others in connection with the manufacture and marketing of the systems incorporated into the Company's product line. The Company declared bankruptcy in November 2002 and the Plan of Reorganization was confirmed in January 2005.

Products and Services

FP's products are delivered through two distinct delivery methods - On Premise and OnDemand. FP On Premise is a traditional enterprise license, with standard maintenance and services. The OnDemand products are delivered as independent, on-demand applications, which can either be hosted by FP or another outsourced service provider. For example, FP OnDemand for salesforce.com(TM) is an integrated on-demand CPQ application offered from within salesforce.com's(TM) on-demand CRM application suite with services, maintenance and upgrades included in the monthly subscription model. The typical term on a contract for the OnDemand business is between one and two years. The OnDemand solution also affords customers the flexibility for migration onto FP's On Premise applications at any time if they decide to take the application in-house.

FP offers three products marketed under the Firepond brand name, the Interactive Selling Suite (ISS), Firepond OnDemand, and Interactive Configurator Suite
(ICS):

Interactive Selling Suite (ISS)

Our Interactive Selling Suite (ISS) provides organizations and customers with a powerful tool that greatly simplifies the ordering and procurement process. ISS was created with the lead-to-order process in mind. There are modules which accommodate each step in the sales process. Using a flexible architecture, companies can implement the modules needed to meet their specific needs and sales processes, including the following:

      o     Lead management / opportunities
      o     Needs analysis
      o     Product configuration
      o     Pricing
      o     Quotations
      o     Proposals and presentations
      o     Order submission and tracking

The ISS system can be implemented in many ways including a connected Intranet environment, a mobile environment or for Internet use. It is multi-language and multi-currency enabled and comes with implementation templates that work out-of-the-box.

ISS provides import / export capability for the transfer of configuration data, customer data and order data. This allows ISS to integrate smoothly with existing systems and processes, rather than becoming a resource drain and ultimately simplifying the entire sales process.

The ISS system provides the following benefits to users:

Creating Accurate Product Configurations

ISS ensures that customers provide the information needed to deliver the product that meets their objective by reducing complexity in the process and eliminating the potential for "human error". The system verifies that products / services and options result in a fully compatible and deliverable configuration, reducing errors that may be caused by bottlenecks in the manufacturing and accounting processes.

Reduced Total Cost of Sales

Selling complex products requires the participation of many different parts of an organization such as sales, engineering, manufacturing, finance, legal and marketing. FP's ISS assists sales representatives with relevant and timely information from each department - design specifications from engineering, production constraints from manufacturing, discount authorization from finance, terms and conditions from legal and product collateral from marketing. This keeps the rest of the organization focused on their primary roles and eliminates communication bottlenecks that can occur.

Eliminate Quotation Errors

Quotation errors are eliminated when sales representatives are armed with correctly configured product and pricing information, authorized discounts and appropriate currency conversion rates. This instills the customer with confidence and speeds sales closure.

Improve Order Fulfillment Time

ISS ensures the data is correct at the point of sale, eliminating the error bottlenecks that slow order fulfillment (incorrect customer data, incorrect customer ship data, inaccurate specification and configuration data).

Accelerate Customer Sales Decisions

Applying an intelligent and logical process flow, from the time a lead is received to the moment a valid order is placed, optimizes the sales process and increases the speed at which a sale can be executed. Quick turnaround in product recommendations, pricing, proposals and financing allows sales representatives to manage more simultaneous opportunities and close them faster. Eliminating the time necessary to contact the factory or to contact engineering resources, significantly reduces the time it takes for a customer to reach a "buy" decision. Customer satisfaction, in turn, increases as their questions and hesitations are immediately addressed.

Reduce Reliance on Internal Resources

All product and option descriptions, images and compatibility rules are contained within the system, which knowledgeably conducts needs analysis, product recommendation and checks for accurate configuration to reduce reliance on engineering and manufacturing personnel.

Enable Customer Self-Service

A customer-facing Web interface provides a self-service solution for selling to customers via the Web or it can be used to generate desired configurations that can be directed to channel partners. This allows repeat customers to obtain the products they need without pulling sales' attention from new relationships. It manages the entire sales process from initial interest to order placement by combining sales configuration functionality, interactive product catalogs, guided needs analysis and order submission. It interfaces with order entry and fulfillment systems so customers benefit from excellent service without communication overhead or duplication of work.

Optimize Product Sales Mix

Opportunities to sell complementary services such as customer warranties, after-market parts, accessories and / or services, lead to measurable margin improvements.

Reduce Warranty Exposure

Expert needs analysis and product recommendation ensures that salespeople sell the right product to handle the right application and encourages customers to purchase products or combinations of products to reduce overall warranty costs for FP.

Improve Customer Buying Experience and Service

Providing sales representatives with the information necessary to close deals faster allows them to spend more time with their customers on the consultative nature of complex sales. By reducing complexity and distractions arising from incorrect specifications and pricing errors, or searching for current product or pricing specifications, sales can concentrate on eliminating objections and closing the sale.

Flexibility

ISS is a highly customizable, quickly deployable application that can be run standalone (mobile environment), client / server (using several J2EE application servers) or over the Internet (hosted deployment). ISS is designed specifically for activities that involve a salesperson and a customer, or a customer with direct-access capability.

Interactive Selling Suite for Insurance (ISSi)

FP's Interactive Selling Suite for Insurance (ISSi) was built to map directly to the process of selling insurance, adapting to each unique sales channel - brokers / agents, direct sales or via the Internet. It features processes and controls that allow insurance companies to ensure consistency, eliminate errors, control brand dilution and optimize enrollment and renewals. The system also protects sensitive customer and product data and can be a valuable component in complying with government mandated privacy regulations.


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

Firepond OnDemand

Firepond OnDemand is a tool that enables a company's sales force and supporting organizations to configure complex products and services, accurately price those products and services, develop price quotes and generate high quality proposals. The configured products are build able when the order is sent to the factory (or the configured services are accepted when sent to the home office) because the database contains all the rules necessary to ensure error-free configurations. The rules represent the knowledge of a company's engineers, legal staff, product specialists and marketing experts.

In addition to error-free configurations, Firepond OnDemand provides rules-based pricing to handle complex multi-level pricing schemes and it produces reports that can be printed and included in automated proposals to customers.

Firepond OnDemand provides significant cost savings over traditional highly-customized configuration systems. There is no software distribution, no hardware expenditures and limited support requirements. FP also offers help desk services to decrease the customer's total cost of ownership. With Firepond OnDemand CPQ application, smaller companies and divisions of larger companies can afford to implement a CPQ application without having to secure a multi-million dollar enterprise license. Firepond OnDemand application allows its customers to eliminate any hardware purchases and allows for a quick and easy deployment, and provides the following benefits:

      o     Unique CPQ solution
      o     Low cost of ownership
      o     Easy to deploy
      o     Easy to configure
      o     Easy to use
      o     No software or hardware
      o     No dedicated staff
      o     Deploy onto server - all users have access simultaneously
      o     Painless upgrades

Firepond OnDemand is deployed as a Web service and can be accessed by customers independently or as an integrated service within the salesforce.com(TM) product. Firepond OnDemand for salesforce.com(TM) enables a company's sales force and supporting organizations to configure complex products and services and accurately price those products and services all from within salesforce.com(TM). Currently, Firepond OnDemand is tightly integrated with the Salesfrorce.com(TM) application at both the data and process layer. Additionally, FP has created a joint product demonstration that is used by FP's sales team as well as salesforece.com's(TM) sales representatives and sales engineers.

Firepond's OnDemand solution has been FP's focus since its launch in August 2005. On Premise solutions will be available only for legacy customers.

Interactive Configurator Suite (ICS)

FP's Interactive Configurator Suite (ICS) is a set of data maintenance tools, shared libraries and application programming interfaces, or APIs, that supply configuration capabilities to an application. Specifically, the ICS includes:

Product Data Manager (PDM) - Used to create, populate and maintain the configuration database. Data entry personnel do not need to be programmers. The companion Product Data Tester (PDT) allows the data to be tested to ensure it produces the desired results.

Importers - A variety of importers provide the ability to import data from a variety of sources. The PDM also directly imports XML and ODBC data sources.


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

Configuration Engine - The engine uses many "solvers" to ensure the product and option selections are valid, and that the correct pricing is applied.

SDK - The software development kit includes a variety of APIs to integrate the Configuration Engine into existing applications.

Enterprise Resource Planning (ERP) Connector - An optional ERP Plug-In allows users to import ERP data (in an XML format) and export PDM data (to an XML format) to an ERP system such as SAP's R/3.

The Configuration Engine and the data set created with the PDM are used by FP's front-end selling systems such as ISS, ISSi and FP OnDemand. However, several FP customers had existing sales systems and wanted only to integrate the Configuration Engine into their systems. The ICS Software Development Kit provides many options for integrating FP's configuration technology into existing systems.

Key benefits of ICS include:

Scalable - The Configuration Engine is multi-threaded and is designed to handle hundreds of concurrent configurations. Its scalability is increased through the optimization of the data and the use of a scalable memory manager.

Testable - Since the Configuration Engine is data driven, it is vital that the data is correct for the engine to produce correct results. As part of processing data, the PDM checks the data for many common errors and warns the user if any are found. Additionally, the PDT allows the data to be exercised through a simple user interface. The PDT contains a built in debugger that allows the configuration state to be examined.

Deployable - The Configuration Engine runs on a variety of platforms including many of the Windows versions, Solaris and Red Hat Linux. It may be accessed on these platforms using the C, C++ and Java interfaces. It may be accessed from other platforms using the Remote Method Invocation (RMI) and Enterprise JavaBeans (EJB) interfaces. It has been implemented in client / server, standalone and Web environments.

International Capabilities - The ICS supports multi-language and multi-currency systems. The database is double-byte enabled.

Proven technology - FP's ICS technology has been used for over 20 years - receiving many enhancements over that time. The result is a stable, robust system that is applicable to nearly all types of product configuration.

Marketing Strategy

Overall, our marketing strategy is to be the leading provider of intelligence-driven software systems that solve the most difficult aspects of customer acquisition and retention and quantifiably improve sales and service effectiveness. To achieve this goal, key elements of our marketing strategy include the following:

      o Market and sell FP's products and services to "sweet spot" vertical market segments. FP currently offers its Product Suite of guided selling solutions to targeted vertical market segments, primarily discrete manufacturing (including high technology, transportation, construction machinery, agricultural equipment, and others) and service based companies selling complex combinations of services and products. FP has targeted and will continue to target companies within these selected vertical industries with complex products, services or channel relationships as well as organizations with a distributed and connected customer base or dealer/broker network. We believe that FP's focused pursuit of these targeted markets increases its ability to offer solutions that meet the unique needs of FP's target customers, which may vary greatly across industry segments.


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

      o Offer packaging flexibility to strategically penetrate FP's target markets. FP offers a variety of packaging options for its software products to achieve flexibility in aligning its technology with companies in different stages of executing their business strategies. For example, customers that have already made a significant investment in applications for enterprise resource planning, supply chain management, customer relationship management, or others, can extend the value of their existing infrastructure through an investment in FP technology. As such, selected components of each product line are available as individual packaged solutions tailored to specific sales or service channel needs, or specific vertical industry segments. Conversely, companies seeking an enterprise platform for integrated sales configuration may license FP's products. With each of these product lines, additional functional and technology components are available as options, such as integration capabilities with third party applications. By offering this variety of packaging options, FP allows its customers to make strategic investments in its technology, without necessarily committing to a larger enterprise platform. We will continue to package FP's product offerings in a manner designed to remove sales barriers and create recurring revenue streams.

      o Continue to develop and implement leading-edge products. We will continue to seek to provide products that deliver the most robust functionality and that provide the Company's customers the greatest return on their investment. FP has assembled a world-class engineering organization and continues to invest in research and development activities. In addition, FP has tremendous depth in its domain expertise from a professional services standpoint. Although we plan to work with systems integrator partners more in fiscal 2006, we will continue to maintain our own professional services organization and leverage the domain expertise of these individuals to help us successfully, and more rapidly, implement our software solutions.

      o Work with partners to extend FP's footprint. FP's partner program is focused on developing four types of relationships: (1) strategic implementation relationships focused on co-selling; (2) complementary software relationships focused on pre-built integration and co-selling; (3) complementary technology relationships focused on hardware and platform standards; and (4) indirect distribution channels. Our goal is for these alliances to help extend FP's market coverage from both a sales and implementation perspective, provide us with new business leads, and allow us to provide FP's customers with a broader solution. We will seek to strengthen FP's relationship with partners that support its global strategy and partners that work with FP's key clients.

FP has developed a set of advanced inference engines called "solvers." Solvers, in effect, are pre-defined rule types that can be selected and applied to any configuration problem. As an alternative to companies trying to solve a configuration problem with one or two rule types (which can result in slow rule evaluation and difficult maintenance), FP's configuration engine provides a wide range of solver types that address the different types of representations that can be found in a configuration problem. These solvers act upon the customer-defined data model, creating attributes in the data structures that help FP's solution interpret the data based on user selections. FP's solvers are loaded dynamically based on the behavior represented in the data model. Solver examples include the following:

Constraint Based        Relationship Based            Other Solvers
------------------      -------------------------     --------------------------
o Boolean logic         o Includes                    o Calculations
o Requirements          o Fuzzy Logic                 o Complex Pricing
o Effectivity           o Resources                   o Customer values
o Categorical           o Nested Configuration        o Simulation
                                                      o Aggregate

Each solver addresses a different type of configuration problem. These solvers create attributes in the data model that define how the data will be interpreted when users make selections at run-time. In effect, this interpretation of the data relationships and constraints is the application of the "rules" that configure orders, make product recommendations, and generate price quotes.

Professional Services and Support

FP offers a range of professional services in major markets worldwide. These services help companies use the packaged software functionality of the FP product line to create deployments that are highly specific to their businesses. FP's professional services personnel typically have extensive experience in the deployment of enterprise-scale selling systems. When FP assists companies in the implementation of its products, or their components, FP helps them determine how their individual selling strategies can be reflected in FP's packaged technology.


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

We have developed an innovative approach and rigorous methodology for industry-specific implementations. Offered in specific vertical industries, FP's implementation templates help customers achieve a rapid and successful deployment of FP's applications. FP's expert professional services team helps customers and third party integrators implement its products. In addition, FP has made it a priority to work with partners in order to provide its customers with greater flexibility in their implementation choices. The maturity and stability of FP's product has enabled FP to experience strong success in working with implementation partners.

Quality training offers the most effective way for customers to derive maximum benefit from their investment. FP trains users in major markets worldwide and it tailors training materials to the unique requirements of individual customers. FP also has training programs for its implementation partners.

FP offers comprehensive support for its product lines to its customers and partners in major markets worldwide. Support services are provided under annual software maintenance contracts. These contracts are renewable at the customer's option and provide for online access to product documentation and frequently-asked-questions, support by e-mail or telephone to report problems or request technical assistance, and notification of service pack and upgrade availability. Phone support is available on a 24x7 basis for critical issues. FP's technical support team also provides data maintenance, enhancement, and end-user support services on a time and materials basis when not covered by FP's maintenance agreement.

FP's technical support analysts are highly trained and have extensive experience with FP's products. FP has support resources in the United States, Europe and Japan.

Customers

FP has targeted, and will continue to target, selected vertical industries with complex products, services or channel relationships as well as organizations with a distributed and connected customer base or dealer/broker network. Target vertical markets for our software are discrete manufacturing companies, including high technology, transportation, construction machinery and agricultural equipment, and health insurance providers. Current FP customers include Freightliner, Cummins Power Generation, Deere & Company, Horizon Blue Cross Blue Shield, Renault Trucks, Scania, Siemens Building Technologies, Steelcase International, and Case New Holland.

In fiscal 2003, three customers accounted for approximately 44.2% of FP's net revenue. In fiscal 2004, two customers accounted for approximately 55.7% of FP's net revenue. In fiscal 2005, four customers accounted for approximately 47.9% of FP's net revenue.

Sales and Marketing Execution

FP executes its sales and marketing strategy through direct and indirect channels, and currently has sales partnerships with over eight OEMs, system integrators and resellers. The recent increase in interest in CPQ applications combined with the acceptance of the on-demand business model has opened up opportunities for FP partnerships with salesforce.com(TM) and other enterprise applications providers which FP is actively pursuing. Additionally, FP's partner in Japan is Kozo Keikaku Engineering (KKE), one of the country's largest engineering firms. KKE resells and implements FP's products, on a non-exclusive basis, in the Japanese market only.

FP's sales team is organized geographically, with a focus for its product line on discrete manufacturing (including high technology, transportation, construction machinery, agricultural equipment, and others).

FP is continually driving market awareness and developing leads in its target markets through a series of integrated sales and marketing campaigns. FP's marketing organization utilizes a variety of programs to support its sales efforts, including market and product research and analysis, product and strategy updates with industry analysts, public relations activities and speaking engagements, Internet-based and direct mail marketing programs, seminars and trade shows, brochures, data sheets and white papers, and web site marketing.

Research and Development

Our research and development team is responsible for product planning, design and development of functionality within FP software products, general release and quality assurance functions, third party integration and developing templates for target vertical industries. FP expects to continue to invest in research and development in the future.

Competition

The markets for sales configuration are intensely competitive, constantly evolving, and subject to rapid technological change. FP encounters competition for its product line from a number of different sources, including in-house technical staffs, traditional customer relationship management vendors, enterprise resource planning vendors, and other vendors of sales configuration point solutions. Of these vendors, FP's principal competitors include SAP, Oracle, Trilogy, Siebel Systems, Selectica, Big Machines, Webcom, QuoteWerks among others. There are a substantial number of other companies focused on providing Internet-based software applications for customer relationship management that may offer competitive products in the future. However, we believe that the market for sales configuration solutions is still in its formative stage, and that no currently identified competitor represents a dominant presence in this market.

We expect competition to increase as a result of software industry consolidation. For example, a number of enterprise software companies have acquired point solution providers to expand their product offerings. FP's competitors may also package their products in ways that may discourage users from purchasing its products. Current and potential competitors may establish alliances among themselves or with third parties or adopt aggressive pricing policies to gain market share. In addition, new competitors could emerge and rapidly capture market share.

Although we believe we have advantages over FP's competitors in terms of the functionality and comprehensiveness of its solution, as well as its targeted vertical focus, there can be no assurance that we can maintain FP's competitive position against current and potential competitors, especially those with longer operating histories, greater name recognition or substantially greater financial, technical, marketing, management, service, support and other resources.

We believe that the principal competitive factors in FP's target markets include:

      o     adherence to emerging Internet-based technology standards;
      o     comprehensiveness of applications;
      o     adaptability, flexibility and scalability;
      o real-time, interactive capability with customers, partners, vendors and suppliers;
      o     ability to support vertical industry requirements;
      o     ease of application use and deployment;
      o     speed of implementation;
      o     customer service and support; and
      o     initial price and total cost of ownership.

Intellectual Property

Third parties may assert claims or initiate litigation against us or FP's technology partners alleging that FP's existing or future products infringe their proprietary rights. We could be increasingly subject to infringement claims as the number of products and competitors in the market for FP's technology grows and the functionality of products overlaps. In addition, we may in the future initiate claims or litigation against third parties for infringement of FP's proprietary rights to determine the scope and validity of FP's proprietary rights. Any claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop non-infringing technology or enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all.

FP's software products are dependent, in part, on a non-exclusive worldwide license from Orion IP, LLC to utilize certain critical patents and related rights in connection with the conduct of its business. We expect that such license will be transferred to the Company in connection with the merger.

Employees

At December 31, 2005, FP had a total of 46 employees, of which 19 were in research and development, 15 were in professional services and support, 4 were in sales and marketing, and 8 were in finance and administration. None of FP's employees are represented by a labor union.

Facilities

FP currently leases three commercial properties. FP's business operations are headquartered in Mankato, Minnesota. The address in Mankato is 11 Civic Center Plaza, Suite 310, Mankato, MN 56001. This office occupies 7,491 square feet, and rent, including on-site storage, is $10,550 per month. Common area charges are assessed on an annual basis. The lease expires on February 28, 2011.

FP leases its principal executive offices in Newton, Massachusetts. This office occupies 1,322 square feet. Rent is $2,120.71 per month, and common area charges are assessed on an annual basis. The lease expires on March 31, 2007.

FP also currently leases space in Beverly Hills, California. The office occupies 1,800 square feet, and monthly rent is $3,800. The lease expires on January 1, 2007.

FP also reimburses certain employees for remote office space located in Sausalito, California. The monthly reimbursement totals $1,556.80 per month.

Legal Proceedings

Beginning in August 2001, a number of securities class action complaints were filed in the Southern District of New York seeking an unspecified amount of damages on behalf of an alleged class of persons who purchased shares of Firepond's common stock between the date of its initial public offering and December 6, 2000. The complaints name as defendants Firepond and certain of its directors and officers, Fleet Boston Robertson Stephens, and other parties as underwriters of Firepond's initial public offering. This matter was settled on or about June 8, 2004 and this settlement is subject to final approval by the court. On August 4, 2004 the plaintiffs and issuer defendants separately filed replies to the underwriter defendants' objectives to the settlement. The court granted the preliminary approval motion on February 15, 2005, subject to certain modifications. The parties are directed to report back to the court regarding the modifications. If the parties are able to agree upon the required modifications, and such modifications are acceptable to the court, notice will be given to all class members of the settlement. A "fairness" hearing has been set for April 26, 2006 and if the court determines that the settlement is fair to the class members, the settlement will be approved. There can be no assurance that this proposed settlement will be approved and implemented. Any direct financial impact of the proposed settlement is expected to be borne by the Company's insurance carriers.

The Company is not a party to any other legal or administrative proceedings, other than routine litigation incidental to its business that the Company does not believe, individually or in the aggregate, would be likely to have a material adverse effect on its financial condition or results of operations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" are forward-looking statements that involve risks and uncertainties. Words such as anticipates, expects, intends, plans, believes, seeks, estimates, and similar expressions identify such forward-looking statements. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from these expressed in such forward-looking statements. Factors that might cause such a difference include, among other things, those set forth under "Risk Factors", "Overview", and "Liquidity and Capital Resources" included in these sections and those appearing elsewhere in this Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. We assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements.

Overview

AFG Enterprises USA, Inc. (the "Company", "AFG", "we", "us" or "our"), through its wholly-owned subsidiary FP Technology Holdings, Inc. ("FP" or "FP Technology") and its predecessor Firepond, Inc. ("Firepond"), is a leading provider of enterprise software that optimizes the process of converting leads into accurate orders. Our SalesPerformer sales configuration system guides sales people, channel partners and customers through the entire "lead-to-order" business process -- delivering lead management, needs analysis, product and pricing configuration, quote and proposal generation, and order management. We provide interactive selling software solutions that help companies profitably acquire and retain customers. The complementary configuration, pricing and guided selling solutions are based on patented technology. Our solutions help drive new revenue streams, increase profitability, and manage customer interactions across all channels throughout the sales cycle.

From the inception of our predecessor, Firepond, in 1983 through 1997, we generated revenue primarily through providing custom development services. These services consisted of the development of highly customized applications utilizing core software technology, and related software maintenance and data maintenance services. In early fiscal 1997, Firepond undertook a plan to change its strategic focus from a custom development services company to a software product company providing more standardized solutions. Firepond's first packaged software product was introduced in May 1997. Firepond released the Firepond Application Suite in October 1999, and renamed and repackaged the Firepond Application Suite as the SalesPerformer Suite in December 2000.

In February 2000, Firepond completed its initial public offering. Soon thereafter, as a result of a global slowdown in information technology spending, including in the Customer Relationship Management market, Firepond undertook comprehensive plans to restructure its operations. Firepond incurred substantial losses from 2000 through 2003. Throughout this period Firepond invested heavily in research and development. On December 2, 2003, Jaguar Technology Holding, LLC acquired Firepond in exchange for cash equal to $3.16 per share, and Firepond became a private company.

Upon completion of the acquisition by Jaguar, the net assets of Firepond were adjusted to reflect the new basis of the assets, in accordance with FAS 141. The difference between the new basis of Firepond's assets and the fair market value of its assets at the date of the acquisition was recorded as goodwill.

The difference between Firepond's new basis and the fair market value of its assets at the date of the acquisition was recorded as goodwill. A summary of the assets purchased in the acquisition is as follows:

     Cash                                                      $ 5,109,081
     Receivables                                                   859,571
     Assets to be sold                                           2,465,174
     Other assets                                                  641,065
     Property and equipment                                        191,600
     Intangible assets                                           1,731,200
     Accounts Payable                                             (481,062)
     Accrued liabilities                                        (1,920,701)
     Deferred Revenue                                           (3,207,042)
     Accrued Restructuring                                        (809,818)
     Liabilities associated with assets to be sold              (3,160,156)
     Notes Payable                                              (7,000,000)
                                                               -----------

     Basis of net liabilities assumed                           (5,581,088)
                                                               -----------

     Goodwill                                                    5,581,088
                                                               -----------

On September 13, 2005, Firepond transferred most of its assets and liabilities to FP as part of a restructuring and new financing transaction, pursuant to which Trident Growth Fund, LLC provided $2.5 million in secured debt financing in September and November 2005. Interest accrues on the debt secured promissory notes issued to Trident at a rate of 12% per annum. Principal repayment is due on September 30, 2006. The funds received from this financing were used for working capital and to fund FP's transition from the legacy enterprise software business to the OnDemand revenue model.

Technological feasibility of our software products occurs late in the development cycle and close to general release of the products. The development costs incurred between the time technological feasibility is established and general release of the product are not material. As such, we expense these costs as incurred to research and development expense. To enhance our product offering and market position, we believe it is essential for us to continue to make significant investment in research and development.

We have not incurred any stock-based compensation during the periods discussed. We anticipate that some stock based compensation will be incurred in fiscal 2006 through restricted stock grants to board members and executive management.

As of December 31, 2005, we had available net operating losses of approximately $15 million, which may be available to reduce our future federal income taxes. These loss carry-forwards will expire beginning in fiscal 2022, and may be subject to review and possible adjustment by the Internal Revenue Service. Utilization of these loss carry forwards has been limited due to the ownership change limitations provided by the Internal Revenue Service Code of 1986.

Acquisition by AFG Enterprises USA, Inc.; Recent Private Financings

Acquisition by AFG Enterprises USA, Inc.

On March 29, 2006, FP was acquired by AFG Enterprises USA, Inc. pursuant to an Agreement and Plan of Merger. In connection with the FP Acquisition, the Company changed its fiscal year from December 31 to June 30. AFG issued an aggregate of 3,991,939 shares of its common stock, par value $0.001 per share, to the shareholders of FP in the transaction.

CAP Financing - Private Placement of Notes and Warrants

On March 29, 2006, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with each of the investors listed on the Schedule of Buyers attached thereto (the "Buyers"), pursuant to which the Buyers agreed to purchase (i) the Company's Senior Secured Nonconvertible Notes due 2011 (the "Nonconvertible Notes") in an aggregate principal amount of $50,000,000, which Nonconvertible Notes may be exchanged for Senior Secured Convertible Notes due 2011 (the "Convertible Notes", and together with the Nonconvertible Notes, the "Notes") or redeemed under certain circumstances, and which Convertible Notes are convertible into shares of the Company's common stock (the "Conversion Shares"); and (ii) warrants (the "Warrants") to acquire in the aggregate up to 6,875,000 shares of the Company's common stock in such amounts set forth opposite each Buyer's name in the Schedule of Buyers attached to the Purchase Agreement (the "Warrant Shares"), exercisable from the earlier of six months after issuance or the Threshold Acquisition Date (as such term is defined in the Indenture, described below) until March 29, 2011 at an exercise price equal to the lower of $8.00 and 125% of the per share price of the Company's common stock to be sold in a new private placement transaction which the Company intends to complete within six months. The purchase and sale of the Notes and Warrants was consummated on March 29, 2006.

On March 29, 2006, the Company also entered into a Registration Rights Agreement with the Buyers, whereby the Company agreed to provide certain registration rights in respect of the Conversion Shares and the Warrant Shares under the Securities Act of 1933 and the rules and regulations promulgated thereunder, and applicable state securities laws.

Pursuant to the terms of an Indenture dated as of March 29, 2006 (the "Indenture") executed by the Company, as Issuer, and The Bank of New York, as Trustee (in such capacity, the "Trustee"), the Company issued the Nonconvertible Notes to the Buyers. Under the terms of the Indenture and the Escrow Agreement dated as of March 29, 2006 (the "Escrow Agreement") between the Company and the Trustee, ninety-five percent of the proceeds of the Nonconvertible Notes were paid into an interest-bearing account (the "Escrow Account") maintained by the Escrow Agent for the benefit of the holders of the Nonconvertible Notes (the "Nonconvertible Holders").

While any Nonconvertible Notes are outstanding, the Company may propose to consummate a business combination transaction in which the Company will acquire by merger, securities purchase, asset purchase or otherwise, a majority of the assets or equity of another entity for a purchase price of at least $15,000,000, and each Nonconvertible Holders may vote to approve such transaction. Approval of a business combination transaction requires the affirmative vote of holders of at least 75% of the principal amount of outstanding Nonconvertible Notes. The amount funded from the Escrow Account must be (i) at least 50% of the amount required for an approved business combination transaction (including purchase price, fees and expenses of the transaction and additional working capital requirements of the Company), unless the available amount from the Escrow Account at such time is less than 50% of the amount required, in which case such amount shall equal the available amount, and (ii) at least $15 million. A pro rata amount of the principal amount of the Nonconvertible Notes of each Nonconvertible Holder voting in favor of such business combination transaction will be exchanged for Convertible Notes, and an amount equal to the total principal amount of such exchanged Nonconvertible Notes will be released from the Escrow Account and used to consummate such business combination transaction.

The indebtedness evidenced by the Notes is senior secured indebtedness of the Company, and ranks superior to the Company's other indebtedness. As security for the Company's obligations under the Indenture, the Company and FP have each executed (i) a Security Agreement dated as of March 29, 2006 (the "Security Agreement"), pursuant to which the Company and FP granted a security interest in all assets of the Company and FP in favor of the Trustee, in its capacity as collateral agent for the Nonconvertible Holders and the holders of the Convertible Notes under the Indenture (in such capacity, the "Collateral Agent"), and (ii) a Pledge Agreement dated as of March 29, 2006, pursuant to which the Company pledged its interest in FP in favor of the Collateral Agent. FP has executed a separate Guaranty dated as of March 29, 2006 in favor of the Collateral Agent.

Private Placement of Common Stock

The Company is a party to a certain Credit Agreement between Acclaim Financial Group Venture II, LLC ("AFGV") and the Company dated July, 15, 2003 (the "Credit Agreement"), pursuant to which the Company was indebted to AFGV in the amount of approximately $313,421.44 (the "Claim"). On March 29, 2006, AFGV sold its rights to the Claim to Benchmark Equity Group, Inc. ("BMEG"), which agreed with the Company to cancel the Claim in full in exchange for 1,008,062 shares of common stock of the Company to be issued to BMEG or its designees, pursuant to an Exchange Agreement between the Company and BMEG (the "Exchange Agreement"). On March 29, 2006, the Company issued 1,008,062 shares of the Company's common stock to BMEG and its designees pursuant to the Exchange Agreement.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most "critical accounting policies" in the Management's Discussion & Analysis. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of the Company's financial condition and results and requires our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition:

Revenue Recognition

The Company recognizes revenue based on the provisions of the American Institute of Certified Pubic Accountants (AICPA) Statement of Position, No. 97-2, "Software Revenue Recognition" ("SOP 97-2"), as amended, and Statement of Position No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" ("SOP 81-1").

The Company generates revenue from license and service revenue. License revenue is generated from licensing the rights to the use of the Company's packaged software products. Service revenue is generated from sales of maintenance, consulting and training services performed for customers that license the Company's products.

The Company has concluded that generally, where the Company is responsible for implementation services for the SalesPerformer product suite and its components, the implementation services are essential to the customer's use of the packaged software products. In such arrangements, the Company recognizes revenue following the percentage-of-completion method over the implementation period. Percentage of completion is measured by the percentage of implementation hours incurred to date compared to estimated total implementation hours.

This method is used because management has determined that past experience has shown expended hours to be the best measure of progress on these engagements. When the current estimates of total contract revenue and contract cost indicate a loss, a provision for the entire loss on the contract is recorded.

In situations where the Company is not responsible for implementation services for the SalesPerformer product suite, the Company recognizes revenue on delivery of the packaged software if there is persuasive evidence of an arrangement, collection is probable and the fee is fixed or determinable. In situations where the Company is not responsible for implementation services for the SalesPerformer product suite, but is obligated to provide unspecified additional software products in the future, the Company recognizes revenue as a subscription over the term of the commitment period.

For product sales that are recognized on delivery, the Company will execute contracts that govern the terms and conditions of each software license, as well as maintenance arrangements and other services arrangements. If an arrangement includes an acceptance provision, acceptance occurs upon the earlier of receipt of a written customer acceptance or expiration of the acceptance period.

Revenue under multiple element arrangements, which may include several different software products and services sold together, is allocated to each element based on the residual method in accordance with Statement of Position, No. 98-9, "Software Revenue Recognition with Respect to Certain Arrangements" ("SOP 98-9"). The Company uses the residual method when vendor-specific objective evidence of fair value does not exist for one of the delivered elements in the arrangement. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized. The Company has established sufficient vendor-specific objective evidence for professional services, training and maintenance and support services based on the price charged when these elements are sold separately. Accordingly, software license revenue is recognized under the residual method in arrangements in which software is licensed with professional services, training, and maintenance and support services.

Revenue from maintenance services is recognized ratably over the term of the contract, typically one year. Consulting revenue is primarily related to implementation services performed on a time-and-materials basis under separate service arrangements. Revenue from consulting and training services is recognized as services are performed.

OnDemand Hosted Licensed Revenue

For Firepond OnDemand contracts, the Company does not actually deliver a software product to a customer for installation on the customer's in-house systems but rather makes the software available to the customer through a Company hosting arrangement. In this case the Company installs and runs the software application either on its own or a third-party's server giving customers access to the application via the Internet or a dedicated line. Accordingly, the Company evaluates its revenue recognition in consideration of SOP 97-2 or whether such activity falls outside of such guidance.

An Emerging Issues Task Force was tasked with assessing the applicability of SOP 97-2 to such hosting arrangements and considering how a vendor's hosting obligation would impact revenue recognition. This discussion resulted in the issuance of EITF 00-03, Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware. Under this EITF, the Task Force reached a consensus that a hosting arrangement is within the scope of SOP 97-2 if:

      o the customer has the contractual right to take possession of the software at any time during the hosting period without significant penalty; and
      o it is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to the vendor to host the software without significant penalty.

This allows the Company the ability to recognize that portion of the fee attributable to the license on delivery, while that portion of the fee related to the hosting element would be recognized ratably as the service is provided, assuming all other revenue recognition criteria have been met. If a hosting arrangement fails to meet the requirements of EITF 00-03 then the arrangement is not considered to have a software element and therefore is outside of the scope of SOP 97-2. The hosting arrangement, which would follow a services accounting model, would then likely be accounted for in accordance with the guidance contained in SAB 101. SAB 101 contains the same four basic criteria for revenue recognition as SOP 97-2:

      o     Persuasive evidence of an arrangement exists;
      o     Delivery has occurred or services have been rendered;
      o     The vendor's price to the buyer is fixed or determinable; and
      o     Collectibility is reasonably assured.

Once these conditions have been met, revenue can be recognized. SAB 101 was amended by SAB 104 which codified current and existing revenue recognition issues. In consideration of the above criteria, in general terms, revenue from product-related hosted solution is recognized ratably over the term of the contract after payment has been received. Hosted solution includes unspecified upgrades, end user support up to two primary contacts and hosted server support.

Revenue from maintenance services is recognized ratably over the term of the contract, typically one year. Consulting revenue is primarily related to implementation services performed on a time-and-materials basis under separate service arrangements. Revenue from consulting and training services is recognized as services are performed.

Firepond recorded deferred revenue on amounts billed or collected by Firepond before satisfying the above revenue recognition criteria. Deferred revenue at June 30, 2005 consisted of the following:

                                                             Period Ended
                                                             June 30, 2005
                                                             -------------
         Product license                                     $      34,023
         Product-related services                                   46,314
         Product-related maintenance                             1,107,950
                                                             -------------
                                                             $   1,188,287
                                                             =============

Cost of Revenue

Cost of licenses includes royalties, media, product packaging, documentation, other production costs.

Cost of product-related services and maintenance and cost of custom development services revenue consist primarily of salaries, related costs for development, consulting, training and customer support personnel, including cost of services provided by third-party consultants engaged by the Company.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

         Computer equipment and software             2 to 5 years
         Furniture and fixtures                      5 years
         Leasehold improvements                      5 years

The cost of assets retired or disposed of and the accumulated depreciation thereon is removed from the accounts with any gain or loss realized upon sale or disposal credited or charged to operations, respectively.

Goodwill

Prior to the January 1, 2002 implementation of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142"), goodwill was amortized on a straight-line basis over 5-20 years. Since that date, goodwill has been subject to periodic impairment tests in accordance with SFAS 142.

The Company identifies and records impairment losses on long-lived assets, including goodwill that is not identified with an impaired asset, when events and circumstances indicate that an asset might be impaired. Events and circumstances that may indicate that an asset is impaired include significant decreases in the market value of an asset, a change in the operating model or strategy and competitive forces.

If events and circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flow attributable to the asset is less than the carrying amount of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded. Fair value is determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, quoted market prices or appraised values, depending on the nature of the assets.

Computer Software Development Costs and Research and Development Expenses

The Company incurs software development costs associated with its licensed products as well as new products. Since June 1997, the Company determined that technological feasibility occurs upon the successful development of a working model, which happens late in the development cycle and close to general release of the products. Because the development costs incurred between the time technological feasibility is established and general release of the product are not material, the Company expenses these costs as incurred.

Recently Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4,"Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

In May, 2005 the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS No. 154 replaces APB Opinion ("APB") No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 will apply to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS No. 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS No. 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS No. 154 carries forward without change the guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate, and also the guidance in APB No. 20 requiring justification of a change in accounting principle on the basis of preferability.

SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date SFAS No. 154 was issued. The Company presently does not believe that the adoption of the provisions of SFAS No. 154 will have a material affect on its financial statements.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share Based Payment," which eliminates the use of APB Opinion No. 25 and will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the reward (the requisite service period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS 123 (Revised) must be applied to all options granted or modified after its effective date and also to recognize the cost associated with the portion of any option awards made before its effective date for with the associated service has not been rendered as of its effective date. On April 14, 2005, the U.S. Securities and Exchange Commission announced that the effective date of SFAS 123(Revised) is deferred for calendar year companies until the beginning of 2006.

The Company is still studying the requirements of SFAS No. 123 (Revised 2004) and has not yet determined what impact it will have on the Company's results of operations and financial position. However, FP issued restricted stock grants to Bill Santo (750,000 Common shares) and Stephen Peary (500,025 Common shares) in January 2006. In addition, FP issued a total of 3,100,008 shares of its restricted common stock to its directors and executive officers in March of 2006 in connection with the CAP Financing, which shares were exchanged for 1,250,000 shares of the Company's restricted common stock as a result of the merger. The impact of these restricted stock grants on Company earnings is being studied.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations". FIN No. 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. Management does not expect adoption of FIN No. 47 to have a material impact on the Company's financial statements.

Results of Operations

The discussion below compares the fiscal years ended June 30, 2005 and October 31, 2004 as well as the fiscal years ended October 31, 2004 and October 31, 2003. In 2005 Firepond changed its fiscal year end to June 30 from October 31 to coincide with the fiscal year end of FP. This change permits future analysis of comparable operating periods for FP.

In reviewing the financial statements for these periods, the reader is reminded of the following factors that may bear on his or her analysis of the presented periods:

      (1) On September 13, 2005, Firepond sold most of its assets and transferred most of its liabilities to FP as part of a new financing of FP. While this transaction created a new legal entity going forward, for accounting purposes, the two companies are treated as one.

      (2) At the time of the acquisition, Firepond changed its fiscal year end to coincide with the fiscal year end of FP (June 30). This change is required so that analysis of FP's future performance can be made over comparable twelve month periods. Thus, the audited statements for the fiscal year ended June 30, 2005 are for only an eight month period.

      (3) The audited statements for fiscal year end October 31, 2004 are for only an eleven month period. While Firepond did not change its fiscal year during this reporting period, Firepond was acquired by Jaguar Technology Holdings, LLC. in December 2003. This acquisition required application of purchase accounting rules treating Firepond after the acquisition as a new company for accounting purposes. Firepond's results of operations for the twelve month period ended October 31, 2004 are reported in Footnote 1 of these audited financial statements.

      (4) The audited statements for the fiscal year end October 31, 2003 are for a full twelve month period.

      (5) Prior to the acquisition of Firepond by Jaguar Technology Holdings the stock of Firepond was publicly traded.

      (6) None of senior management at the time of the acquisition of Firepond remains with the Company or its subsidiaries today.

      (7) Throughout the three periods provided, Firepond was undergoing extensive restructuring due to the worldwide down turn in technology spending and the acquisition of Firepond by a private firm dramatically altered Firepond's operating landscape. As of the date of this document, the restructuring of the Company is now complete.

We encourage the reader to read the pro forma performance of Firepond during the twelve month periods ended June 30, 2005 and June 30, 2004, presented at the end of this Results of Operations discussion.

Comparison of fiscal years ended June 30, 2005 (eight months) and October 31, 2004 (11 months)

Revenue

FP and Firepond generate revenue from license and service revenue. License revenue is generated from licensing the rights to the use of FP's packaged software products. Service revenue is generated from sales of maintenance, consulting and training services performed for customers that license FP's products.

In fiscal years ended October 31, 2004 and June 30, 2005, Firepond generated the follow revenues:

                          Fiscal Year Ended           Fiscal Year Ended
                           October 31, 2004           June 30, 2005
                           -------------------------------------------
Revenues                    $8,950,055                  $2,841,394

The decrease in revenue in the fiscal year ended June 30, 2005 is primarily attributable to the substantially shorter period presented and to the renewal of a license with a legacy client at the end of the fiscal year ended October 31, 2004. This renewal changed a periodic license to a permanent license and made up 34.6% of revenues in the period.

Cost of Revenue

Total cost of revenue decreased $0.8 million, or 39.2%, to $1.3 million for the fiscal year ended June 30, 2005 from $2.1 million in fiscal year ended October 31, 2004. Total cost of revenue as a percentage of total revenue increased to 44.7% in the fiscal year ended June 30, 2005 from 23.3% in fiscal year ended October 31, 2004. The decrease in cost of revenue is primarily attributable to the substantially shorter period presented offset in part by the efforts required to launch our OnDemand product along with a large sale that was recorded in October, 2004. This later factor is reflected in the increase in the cost of revenue as a percentage of total revenue in the fiscal year ended June 30, 2005.

In the fiscal years ended October 31, 2004 and June 30, 2005, Firepond incurred the following costs of revenues:

                          Fiscal Year Ended           Fiscal Year Ended
                          October 31, 2004             June 30, 2005
                          ------------------------------------------
Cost of Revenue            $2,087,776                   $1,269,357

 Components of Operating Expenses and Other Items

Sales and General and Administrative

In the fiscal years ended October 31, 2004 and June 30, 2005, Firepond incurred the following sales and general and administrative expenses:

                                       Fiscal Year Ended       Fiscal Year Ended
                                       October 31, 2004          June 30, 2005
                                       ----------------------------------------
Sales, General and Administrative       $1,330,110                  $1,343,750

Sales expenses consist primarily of salaries, commissions and bonuses for sales and marketing personnel and promotional expenses. General and administrative expenses consist primarily of salaries and other personnel-related cost for executive, financial, human resource, information services, and other administrative functions, as well as legal and accounting costs. Sales and general and administrative expenses increased $13,640, or 1.0% in the fiscal year ended June 30, 2005. Sales and general and administrative expenses as a percentage of total revenue increased to 47.3% for the fiscal year ended June 30, 2005 from 14.9% for the fiscal year ended October 31, 2004. Sales and general and administrative expenses increased in absolute dollars and as a percentage of total revenue primarily due to a large decrease in 2004 in the allowance for doubtful accounts, and in 2005 a reduction in accounting fees and decrease in sales.

Research and Development Expenses

In the fiscal years ended October 31, 2004 and June 30, 2005, Firepond incurred the following research and development expenses:

                                      Fiscal Year Ended      Fiscal Year Ended
                                       October 31, 2004       June 30, 2005
                                      ------------------------------------------
Research and Development              $1,953,895               $1,118,141

Research and development expenses consist primarily of salaries and personnel-related costs and the costs of contractors associated with the development of new products, the enhancement of existing products, and the performance of quality assurance and documentation activities. Research and development expenses decreased $0.8 million, or 42.8% for the fiscal year ended June 30, 2005. Research and development expenses as a percentage of total revenue increased to 39.4% in the fiscal year ended June 30, 20005 from 21.8% in fiscal year ended October 31, 2004. These expenses decreased in absolute dollars as a result of our restructuring efforts, including the reduction in headcount and decreased utilization of engineering and product development contractors as well as the comparable shorter period. Research and development expenses increased as a percentage of total revenue primarily due to a combination of decreased revenue for the shortened period and research and development expenses not decreasing proportionally.

Restructuring and other Special Charges Expense

In the fiscal years ended October 31, 2004 and June 30, 2005, Firepond incurred the following restructuring charges:

                                      Fiscal Year Ended       Fiscal Year Ended
                                      October 31, 2004        June 30, 2005
                                      ------------------------------------------
Restructuring Charges                   $ 3,447,293            $ 176,578

During the fiscal year ended October 31, 2003 and continuing into fiscal year 2005, Firepond undertook plans to restructure its operations as a result of a prolonged slowdown of global information technology spending, specifically within the enterprise software marketplace. As such, Firepond announced a strategic realignment to better align its cost structure with projected revenue and preserve cash. Firepond reduced its headcount and facilities as well as wrote-off excess equipment and terminated and restructured certain contractual relationships. During the fiscal year ended October 31, 2004 and June 30, 2005 Firepond terminated several employees. The restructuring and other special charges for the fiscal years ended October 31, 2004 and June 30, 2005 totaled $3,447,293 and $176,578, respectively. The majority of these costs in fiscal year end October 31, 2004 were excess contractual commitments and termination fees related to legal fees and consulting fees for the Jaguar Technology Holdings acquisition of Firepond. As of the date of this filing, the Company believes restructuring efforts are ended.

Settlement of Claim

In the fiscal years ended October 31, 2004 and June 30, 2005, Firepond recorded a settlement of claim results as follows:

                                      Fiscal Year Ended        Fiscal Year Ended
                                       October 31, 2004          June 30, 2005
                                      ------------------------------------------
Settlement of Claim                        $0                    $(646,863)

On April 8, 2004 Firepond entered in an agreement with General Motors Corporation settling all matters between the companies arising under prior management for the sum of $7 million. Firepond executed a note payable to GM as part of the settlement. On September 13, 2005, Firepond, FP Technology and General Motors entered into a letter agreement whereby General Motors accepted $1,250,000 in cash from FP Technology, received a $250,000 unsecured note from FP Technology, cancelled the note due from Firepond and released its security interest in Firepond assets. The settlement of claim at June 30, 2005 represents principal reduction of $450,000 and the interest forgone by General Motors as part of such settlement.

Other Income (Expense) Net

In the fiscal years ended October 31, 2004 and June 30, 2005 Firepond incurred the following other income (expense), net:

                                      Fiscal Year Ended        Fiscal Year Ended
                                       October 31, 2004         June 30, 2005
                                      ------------------------------------------
Other Income (Expense), Net             $(82,179)                $(100,124)

Other income (expense), net primarily consists of interest expense, bank fees, certain state and local taxes and foreign currency transaction gains/losses. Other income (expense), net increased $0.02 million in the fiscal year ended June 30, 2005 from the fiscal year end October 31, 2004. Other Income (Expense), Net in the fiscal year ended June 30, 2005 was due to a decrease in Firepond's D&O insurance. Other Income in fiscal year end October 31, 2004 included accrued interest of approximately $17,000 on a loan receivable which interest was subsequently written off, offset by a charge resulting from the impairment of a legacy software system.

Interest expense in the fiscal year ended October 31, 2004 and June 30, 2005 is accrued interest on the note payable to General Motors Corporation. The amount in the fiscal year ended June 30, 2005 decreased from the comparable period as the period for computing interest is shorter and the principal amount of the obligation was lower.

Income (Loss) from Continuing Operations:

The above resulted in an income from continuing operations of $48,802 in the fiscal year ended October 31, 2004 and a loss from continuing operations of $519,693 for the eight months ended June 30, 2005.

Income (Loss) from Discontinued Operations:

In the fiscal years ended October 31, 2004 and June 30, 2005, Firepond incurred the following Income (loss) from discontinued operations:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2004         June 30, 2005
                                      ------------------------------------------
Income (Loss) Discontinued            $(118,005)                   $0

Gain on Disposal of Discontinued Operations

In the fiscal years ended October 31, 2004 and June 30, 2005, Firepond incurred the following gain on disposal of discontinued operations:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2004         June 30, 2005
                                      ------------------------------------------
Gain on Disposal of Discontinued Ops    $0                       $2,560,885

In August 2003 Firepond decided to terminate operations of all foreign subsidiaries. During the fiscal year ended June 30, 2005, Firepond recorded the elimination of the liabilities associated with its foreign discontinued operations except for Germany and Switzerland which at the time were still in the process of liquidation. This elimination resulted in Firepond recording approximately $2.6 million in income gain on disposal of discontinued operations.

Comparison of fiscal years ended October 31, 2004 (11 months) and October 31,
2003

Firepond was acquired in December 2003 by Jaguar Technology Holdings, LLC. After the acquisition, Firepond became a private company and as such no longer had to file annual or quarterly financial information with the Securities and Exchange Commission. While an audit of Firepond was performed, an Annual Report on Form 10-K was not filed for the fiscal year ended October 31, 2003. None of senior management from the period that Firepond was a pubic company remains with the Company or its subsidiaries today. As such it is not possible to detail why certain items noted below increased or decreased as compared to the subsequent year. Where it is not possible to make such a determination, the numbers are reported without comparative explanation.

Also, the audited statements for the fiscal year end October 31, 2003 are broken out in different categories that those for the fiscal year ended October 31, 2004. The accounting information available to the Company for the earlier period does not provide sufficient detail to determine the basis for some or many reported results. Where appropriate, we have combined categories for comparative purposes.

Revenue

In fiscal years ended October 31, 2003 and October 31, 2004, Firepond generated the follow revenues:

                                      Fiscal Year Ended        Fiscal Year Ended
                                       October 31, 2003        October 31, 2004
                                      ------------------------------------------
Revenues                                 $8,721,552              $8,950,055

Cost of Revenue

Total cost of revenue decreased $1.17 million, or 35.8%, to $2.08 million for the fiscal year ended June 30, 2004 from $3.25 million in fiscal year ended October 31, 2004. Total cost of revenue as a percentage of total revenue decreased to 23.3% in the fiscal year ended June 30, 2004 from 37.3% in fiscal year ended October 31, 2003.

In the fiscal years ended October 31, 2003 and October 31, 2004, Firepond incurred the following costs of revenues:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2003         October 31, 2004
                                      ------------------------------------------

Cost of Revenue                         $3,253,314               $2,087,776

Components of Operating Expenses and Other Items

Sales and General and Administrative

In the fiscal years ended October 31, 2003 and October 31, 2004, Firepond incurred the following sales and general and administrative expenses:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2003         October 31, 2004
                                      ------------------------------------------
Sales, General and Administrative       $11,691,569               $1,330,110

Sales expenses consist primarily of salaries, commissions and bonuses for sales and marketing personnel and promotional expenses. General and administrative expenses consist primarily of salaries and other personnel-related cost for executive, financial, human resource, information services, and other administrative functions, as well as legal and accounting costs. Sales and general and administrative expenses decreased $10,361,459, or 88.6% in the fiscal year ended October 31, 2004. Sales and general and administrative expenses exceeded total revenue for the fiscal year ended October 31, 2003. Sales and general and administrative expenses decreased substantially in fiscal year end October 31, 2004 due to restructuring and cost control measures instituted by Jaguar Technology Holdings after the acquisition of Firepond

Research and Development Expenses

In the fiscal years ended October 31, 2003 and October 31, 2004, Firepond incurred the following research and development expenses:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2003         October 31, 2004
                                      ------------------------------------------
Research and Development                 $4,002,654               $1,953,895

Research and development expenses consist primarily of salaries and personnel-related costs and the costs of contractors associated with the development of new products, the enhancement of existing products, and the performance of quality assurance and documentation activities. Research and development expenses decreased $2.05 million, or 51.2% for the fiscal year ended October 31, 2004. Research and development expenses as a percentage of total revenue increased to 21.8% in the fiscal year ended October 31, 2004 from 45.9% in fiscal year ended October 31, 2003. These expenses decreased in absolute dollars as a result of our restructuring efforts, including the reduction in headcount and decreased utilization of engineering and product development contractors.

Legal Settlement Expense

In the fiscal years ended October 31, 2003 and October 31, 2004, Firepond incurred the following legal settlement expense:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2003         October 31, 2004
                                      ------------------------------------------
Legal Settlement Expense                  $7,000,000                  $0

In October 2001, General Motors Corporation filed a complaint against Firepond in the Superior Court of Massachusetts, Middlesex County. The complaint alleged, among other things, a breach of contract under agreements entered into in 1994; anticipatory repudiation in the spring of 2000 of agreements entered into in 1994; unjust enrichment; establishment of a constructive trust; rescission and restitution based on failure of consideration as well as violation of unfair and deceptive trade practice laws, among other things. The matter was settled in April 2004. Per the terms of the settlement, Firepond estimated and accrued a liability of $7,000,000 as of October 31, 2003.

Restructuring and other Special Charges Expense

In the fiscal years ended October 31, 2003 and October 31, 2004, Firepond incurred the following restructuring and other special charges expense:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2003         October 31, 2004
                                      ------------------------------------------
Restructuring Charges                     $1,047,060           $3,447,293

During the fiscal year ended October 31, 2003 and continuing into fiscal year 2005, Firepond undertook plans to restructure its operations as a result of a prolonged slowdown of global information technology spending, specifically within the enterprise software marketplace. As such, Firepond announced a strategic realignment to better align its cost structure with projected revenue and preserve cash. Firepond reduced its headcount and facilities as well as wrote-off excess equipment and terminated and restructured certain contractual relationships. During the fiscal year ended October 31, 2003 and October 31, 2004 Firepond terminated several employees. The restructuring and other special charges for the fiscal years ended October 31, 2003 and October 31, 2004 totaled $1,047,060 and $3,447,293, respectively. The majority of these costs in fiscal year ended October 31, 2004 were excess contractual commitments and termination fees related to legal fees and consulting fees for the Jaguar Technology Holdings acquisition of Firepond. The majority of the restructuring charges for the fiscal year ended October 31, 2003 are employee severance costs and facility related costs. As of the date of this filing, the Company believes restructuring efforts are ended.

Amortization of Intangible Assets

In the fiscal years ended October 31, 2003 and October 31, 2004, Firepond incurred the following amortization of intangible assets:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2003         October 31, 2004
                                      ------------------------------------------
Amortization of Intangibles              $103,067                    $0

For the fiscal year ended October 31, 2003, Firepond evaluated the carrying value of long-lived assets, including intangible assets, based on the guidance of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Firepond's evaluation considered non-financial data such as changes in the operating environment and business strategy, competitive information, market trends and operating performance. Based on its evaluation of these factors, Firepond recorded an asset impairment of $103,067 in connection with a restructuring of Company operations.

Other Income (Expense) Net

In the fiscal years ended October 31, 2003 and October 31, 2004, Firepond incurred the following other income (expense), net:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2003         October 31, 2004
                                      ------------------------------------------
Other Income (Expense), Net               $666,412                $(82,179)

Other income (expense), net primarily consists of interest income, interest expense, bank fees, certain state and local taxes and foreign currency transaction gains/losses. Other income (expense), net decreased $748,591 in the fiscal year ended October 31, 2004 from the fiscal year end October 31, 2003. Firepond had interest income of $305,028 in fiscal year 2003 and interest expense of $208,787 in fiscal year 2004. Other Income in fiscal year end October 31, 2004 resulted from accrued interest on a loan receivable, offset by a charge resulting from the impairment of a legacy software system.

Income (Loss) from Continuing Operations:

The above resulted in a loss from continuing operations of $17,709,700 in the fiscal year ended October 31, 2003 and an income from continuing operations of $48,802 in the fiscal year ended October 31, 2004.

Loss from Discontinued Operations:

In the fiscal years ended October 31, 2003 and October 31, 2004, Firepond incurred the following losses from discontinued operations:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2003         October 31, 2004
                                      ------------------------------------------
Loss from Discontinued Operations         $(714,454)             $(118,005)

In August 2003 Firepond decided to terminate operations of all foreign subsidiaries. These losses stem from the closing of those operations.

Loss on Disposal of Discontinued Operations

In the fiscal years ended October 31, 2003 and October 31, 2004, Firepond incurred the following loss disposal of discontinued operations:

                                      Fiscal Year Ended        Fiscal Year Ended
                                      October 31, 2003         October 31, 2004
                                      ------------------------------------------
Loss on Disposal of
  Discontinued Operations                $(2,127,950)               $0

On May 17, 2004, Firepond entered into an Asset Purchase Agreement with edocs, Inc. Pursuant to the Asset Purchase Agreement (1) edocs purchased certain assets related to Firepond's Brightware business unit, and (2) edocs paid certain cash consideration to Firepond and issued Firepond a promissory note. In conjunction with this sale, Firepond incurred a loss from discontinued operations of $2,127,950 for the fiscal year end October 31, 2003.

The Company has adopted a June 30 fiscal year end. This is a change from predecessor entities. The change was made to (1) reflect business cycles (2) conform to the fiscal year of FP and (3) permit engagement of auditors that may not have been possible had another fiscal year end been adopted. Thus, the reader is encouraged to read the Results of Operations discussion below comparing the 12 month period ended June 30, 2005 (Pro Forma) versus the 12 month period ended June 30, 2004 (Pro Forma).

                           FIREPOND, INC. (Pro Forma)

                                                    Twelve Months Ended June 30,
                                                        2004            2005
                                                     -----------    -----------
                                                            (unaudited)
                                                     --------------------------

Income statement data:
Revenue (net)                                        $ 7,940,430    $ 8,875,220
Cost of Revenue                                        2,781,677      2,595,710
                                                     -----------    -----------
     Gross Profit                                      5,158,753      6,279,510

Selling Expenses                                       2,204,191      1,053,244
Research & Development                                 2,289,477      1,802,511
General and Administrative Expenses                    2,750,977      1,198,840
Amortization of intangible assets                         60,123             --
Restructuring and other special charges                1,281,737      3,803,650
Settlement of claims                                                 (1,815,000)
Impairment of develop technology and know-how                 --             --
                                                     -----------    -----------
     Operating Income (Loss)                          (3,427,752)       236,265

Interest (Expense)Income                                 (96,946)      (301,067)
Other (Expense)Income                                    944,170      1,328,883
                                                     -----------    -----------
     Pretax Income                                    (2,580,528)     1,264,081

Cumulative effect of a change in accounting                   --             --
principle
Income (Loss) on discontinued operations                 570,275             --
Income Taxes                                                  --             --
                                                     -----------    -----------
     Net Income (Loss)                               $(2,010,253)   $ 1,264,081
                                                     ===========    ===========

Reconciliation to Normalized EBITDA:
Net Income (Loss)                                    $(2,010,253)   $ 1,264,081
Legal Settlement                                                     (1,815,000)
Interest Expense (Income)                                 96,946        301,067
Other Expense (Income)                                  (944,170)    (1,328,883)
Depreciation & Amortization                               60,123             --
Income (Loss) on discontinued operations                (570,275)            --
Non-Recurring Expenses                                 1,281,737      3,803,650
                                                     -----------    -----------
  Normalized EBITDA                                  $(2,085,892)   $ 2,224,915
                                                     ===========    ===========

Comparison of 12 month pro forma periods ended June 30, 2005 and June 30, 2004

Sources of Revenue

Firepond generates revenue from license and service revenue. License revenue is generated from licensing the rights to the use of FP's packaged software products. Service revenue is generated from sales of maintenance, consulting and training services performed for customers that license FP's products.

In the twelve months ended June 30, 2004 and June 30, 2005, Firepond generated the follow revenues from these sources:

                                      Twelve Months Ended    Twelve Months Ended
                                        June 30, 2004           June 30, 2005
                                      ------------------------------------------
License                                  $    592,053             $ 4,887,964
Services & Maintenance                   $  7,348,377             $ 3,987,256

The increase in Product License revenue in the 12 months ended June 30, 2005 is attributable to the renewal of a license with a legacy client. This renewal changed a periodic license to a permanent license and made up 61.4% of Product License revenues in the period. Service and Maintenance revenue fell 45.7% as Firepond refocused efforts to launch its OnDemand product rather than focus on legacy enterprise software services and maintenance contracts. Total revenue increased 11.8% year over year due primarily to the noted permanent license renewal.

Cost of Revenue

Total cost of revenue decreased $ 0.2 million, or 6.7%, to $2.6 million in the twelve months ended June 30, 2005 from $2.8 million in the twelve months ended June 30, 2004. Total cost of revenue as a percentage of total revenue decreased to 29.2% in the twelve months ended June 30, 2005 from 35.0% in the twelve months ended June 30, 2004.

Cost of licenses includes costs of royalties, media, product packaging, documentation, other production costs and the amortization of capitalized software development costs (if any)

Cost of product-related services and maintenance and cost of custom development services revenue consist primarily of salaries, related costs for development, consulting, training and customer support personnel, including cost of services provided by third-party consultants engaged by Firepond or FP.

In the twelve months ended June 30, 2004 and June 30, 2005 Firepond incurred the following costs of revenues from these sources:

                                      Twelve Months Ended   Twelve Months Ended
                                        June 30, 2004          June 30, 2005
                                      ------------------------------------------
Cost of Product License               $     112,915             $     48,393
Cost of Product Services/Maintenance  $   2,668,762             $  2,547,317

Cost of license revenue decreased $64,522, or 57.1%, in the twelve months ended June 30, 2005 from the same period ended June 30, 2004. Cost of license revenue as a percentage of license revenue decreased to 1.0% in the twelve months ended June 30, 2005 from 19.1% in the twelve months ended June 30, 2004. The decrease in absolute dollars and as a percentage of license revenue is due primarily to a refocusing of operations to our OnDemand products.

Cost of product-related services and maintenance revenue decreased $0.1 million, or 4.6%, to $2.5 million in the twelve months ended June 30, 2005 from $2.7 million in the twelve months ended on June 30, 2004. Cost of product-related services and maintenance revenue as a percentage of product-related services and maintenance revenue increased to 63.9 % in the twelve months ended June 30, 2005 from 36.3% in the twelve months ended June 30, 2004. The increase as a percentage of total product-related services and maintenance revenue is due the drop in real dollar product related service and maintenance revenues from 2004 to 2005 without a commensurate adjustment in salaries and personnel providing such services.

Components of Operating Expenses and Other Items:

Sales and Marketing Expenses

In the twelve months ended June 30, 2004 and June 30, 2005, Firepond incurred the following sales and marketing expenses:

                                      Twelve Months Ended    Twelve Months Ended
                                        June 30, 2004           June 30, 2005
                                      ------------------------------------------
Sales and Marketing                       $2,204,191             $1,053,244

Sales and marketing expenses consist primarily of salaries, commissions and bonuses for sales and marketing personnel and promotional expenses. Sales and marketing expenses decreased $1.15 million, or 52.2% in the twelve months ended June 30, 2005. Sales and marketing expenses as a percentage of total revenue decreased to 11.9% for the twelve months ended June 30, 2005 from 27.8% for the twelve months ended June 30, 2004. Sales and marketing expenses decreased in absolute dollars and as a percentage of total revenue primarily due to the decrease in headcount in our sales and marketing operations as we continued to restructure our operations and decrease our marketing program spending. We expect sales and marketing expenses will increase for the next fiscal year as we expand our sales force to promote our recently released OnDemand products. We will also invest in marketing programs as necessary.

Research and Development Expenses

In the twelve months ended June 30, 2004 and June 30, 2005, Firepond incurred the following research and development expenses:

                                      Twelve Months Ended    Twelve Months Ended
                                        June 30, 2004           June 30, 2005
                                      ------------------------------------------
Research and Development                 $2,289,477              $1,802,511

Research and development expenses consist primarily of salaries and personnel-related costs and the costs of contractors associated with the development of new products, the enhancement of existing products, and the performance of quality assurance and documentation activities. Research and development expenses decreased $0.5 million, or 21.3% for the twelve month period ended June 30, 2005. Research and development expenses as a percentage of total revenue increased to 20.3% in the twelve months ended June 30, 2005 from 28.8% in the twelve months ended June 30, 2004. These expenses decreased in absolute dollars as a result of our restructuring efforts, including the reduction in headcount and decreased utilization of engineering and product development contractors. Research and development expenses decreased as a percentage of total revenue primarily due to a combination of increased revenue and decreased research and development expenses. We expect research and development expenses will increase for the next fiscal year as we roll out our new OnDemand products, including additional applications. We will continue to make necessary investments to enhance our existing products and develop new products.

General and Administrative Expenses

In the twelve months ended June 30, 2004 and June 30, 2005, Firepond incurred the following general and administrative expenses:

                                      Twelve Months Ended    Twelve Months Ended
                                        June 30, 2004           June 30, 2005
                                      ------------------------------------------
General and Administrative               $2,750,977               $ 1,198,840

General and administrative expenses consist primarily of salaries and other personnel-related cost for executive, financial, human resource, information services, and other administrative functions, as well as legal and accounting costs. General and administrative expenses decreased $1.5 million, or 56.4%, in the twelve months ended June 30, 2005 from the same twelve month period ended June 30, 2004. General and administrative expenses as a percentage of total revenue decreased to 13.5% in the twelve months ended June 30, 2005 from 34.6% for the twelve months ended June 30, 2004. These expenses decreased in absolute dollars primarily as a result of decreased headcount, especially for executive management, which resulted in reduced payroll and other related expenses. Also legal expenses and insurance costs decreased during the period. The decrease in general and administrative expenses as a percentage of total revenue is attributable to higher revenue against lower costs. We expect that general and administrative expenses will increase moderately for the next fiscal year as additional personnel are hired to execute our OnDemand business requirements.

Litigation Settlement Expense

In the twelve months ended June 30, 2004 and June 30, 2005 Firepond incurred litigation settlement expenses primarily related to litigation instituted by a former customer as follows:

                                      Twelve Months Ended    Twelve Months Ended
                                         June 30, 2004          June 30, 2005
                                      ------------------------------------------
Litigation Settlement Expense              $0                   $(1,815,000)

On April 8, 2004 Firepond entered in an agreement with General Motors Corporation settling all matters between the companies arising under prior management for the sum of $7 million. Firepond executed a note payable to GM as part of the settlement. During the twelve month period ended June 30, 2005 Firepond made payments on the GM note in the form of both cash and assignment of certain notes receivable related to the sale of former subsidiaries of Firepond In conjunction with these payments, GM agreed to reduce the note obligation by $1,815,000 in excess of the payments made on the note. This reduction is reflected as a negative adjustment to Litigation Settlement Expense.

Amortization of Intangible Assets Expense

In December 2003, Firepond was acquired in a merger such that 100% of Firepond's equity was acquired by Jaguar Technology Holdings, LLC. This transaction has been accorded purchase accounting treatment for the fiscal year 2004. As such, Firepond shareholders' equity was treated as if Firepond were a new entity. The stated equity of the new owner became the shareholder equity of Firepond. This treatment required Firepond to revalue all of its assets consistent with the purchase price paid for Firepond. Firepond's intangible assets were revalued from $23,767 at November 30, 2003 to $1,731,200 at the time of the closing of the acquisition of Firepond. The remaining portion of the purchase price not allocated to shareholder equity or intangible assets was allocated to Goodwill ($5,581,088)

In the twelve months ended June 30, 2004 and June 30, 2005, Firepond incurred amortization of intangible assets expense as follows:

                                      Twelve Months Ended    Twelve Months Ended
                                        June 30, 2004           June 30, 2005
                                      ------------------------------------------
Amortization of Intangible Assets         $60,123               $      0

The amortization adjustment in the twelve months ended June 30, 2004 is related to a final adjustment regarding the sale of a former subsidiary as a result of the our adoption of SFAS No. 142 Goodwill and Other Intangible Assets.

Restructuring and other Special Charges Expense

In the twelve months ended June 30, 2004 and June 30, 2005, Firepond incurred the following restructuring and other special charges expenses:

                                      Twelve Months Ended    Twelve Months Ended
                                        June 30, 2004          June 30, 2005
                                      ------------------------------------------
Restructuring Charges                   $ 1,281,737             $ 3,803,650

During the fiscal year ended October 31, 2003 and continuing into fiscal year 2005, Firepond undertook plans to restructure its operations as a result of a prolonged slowdown of global information technology spending, specifically within the enterprise software marketplace. As such, Firepond announced a strategic realignment to better align its cost structure with projected revenue and preserve cash. Firepond reduced its headcount and facilities as well as wrote-off excess equipment and terminated and restructured certain contractual relationships. During the twelve month period ended June 30, 2004 and June 30, 2005 Firepond terminated several employees. The restructuring and other special charges for the twelve month period ended June 30, 2004 and June 30, 2005 totaled $1,281,737 and $3,803,650, respectively. The Company believes restructuring efforts are ended. There may be reversals of previous reserves taken with respect to restructuring issues in subsequent periods, especially those reserves related to discontinued operations in Europe. However, the Company does not expect any additional cash expenditures related to the restructuring efforts begun in 2003.

Other Income (Expense) Net

In the twelve months ended June 30, 2004 and June 30, 2005, Firepond incurred the following other income (expense), net:

                                      Twelve Months Ended    Twelve Months Ended
                                         June 30, 2004          June 30, 2005
                                      ------------------------------------------
Other Income (Expense), Net                $847,224              $1,027,816

Other income (expense), net primarily consists of interest expense or income, bank fees, certain state and local taxes and foreign currency transaction gains/losses. Other income (expense), net increased $180,592, or 21.3%, in the twelve months ended June 30, 2005 from the twelve months ended June 30, 2004. The increase is due primarily to gain from the transfer of certain intellectual property rights to a third party and the sale of assets of a former subsidiary.

Income(Loss) from Continuing Operations:

The above resulted in a loss from continuing operations of $2,580,528 for the twelve months ended June 30, 2004 and an income from continuing operations of $1,264,081 for the twelve months ended June 30, 2005.

Comparison of quarter periods ended September 30, 2005 and September 30, 2004 (pro forma)

The following presentation comparing our quarter periods ended September 30, 2005 and September 30, 2004 (pro forma). The quarter period ended September 30, 2004 is pro forma as Firepond was on an October 31 fiscal year end at the time. Changes in the presentation are evident to accommodate our changing focus to OnDemand revenues.

Sources of Revenue

Today the Company generates revenue from its new OnDemand subscription based software as well as legacy license and service revenue. The OnDemand product was launched in commercial form in August 2005. License revenue is generated from licensing the rights to the use of FP's packaged software products. Service revenue is generated from sales of maintenance, consulting and training services performed for customers that license FP's products.

In the quarter periods ended September 30, 2004 and September 30, 2005, Firepond generated the follow revenues from these sources:

                                     Quarter Period Ended   Quarter Period Ended
                                      September 30, 2004     September 30, 2005
                                     -------------------------------------------
OnDemand                               $            0            $      41,555
Enterprise Revenue                     $    5,093,140            $   1,106,174

Through the middle of 2005, Firepond conducted only its legacy enterprise software business. The launch of OnDemand in August 2005 has been warmly received in the market. From a non-existent product, OnDemand generated $41,555 in revenues for the quarter period ended September 30, 2005. The decrease in Enterprise Revenue in the three months ended September 30, 2005 versus the same period in 2004 is attributable to the renewal of a license with a legacy client. This renewal changed a periodic license to a permanent license and made up approximately 60.0% of Enterprise Revenues in the period. Further, Enterprise Revenue decline in the quarter period ended September 30, 2005 as FP Technology transitioned to its OnDemand focus.

Cost of Revenue

Total cost of revenue decreased $ 0.2 million, or 27.7%, to $0.5 million in the quarter period ended September 30, 2005 from $0. 64 million in the quarter ended September 30, 2004. Total cost of revenue as a percentage of total revenue increased to 40.6% in the quarter period ended September 30, 2005 from 12.6% in the quarter period ended September 30, 2004.

Cost of licenses includes costs of royalties, media, product packaging, documentation, and other production costs.

Cost of product-related services and maintenance and cost of custom development services revenue consist primarily of salaries, related costs for development, consulting, training and customer support personnel, including cost of services provided by third-party consultants engaged by FP.

In the quarter periods ended September 30, 2004 and September 30, 2005, Firepond incurred the following cost of revenues:

                                     Quarter Period Ended   Quarter Period Ended
                                      September 30, 2004      September 30, 2005
                                     -------------------------------------------
Cost of OnDemand                        $        0                $ 76,848
Cost of Enterprise                      $  644,121                $389,073

The cost of delivering our OnDemand products is expected to be fairly high in comparison to revenue during its launch period as FP must incur substantial upfront costs associated with building a hosting environment. Initial hosting costs are high as FP must invest significant sums in hosting hardware and software. Over time, as the subscription base broadens, relative hosting costs should fall.

The Cost of Enterprise revenues decreased $255,048 or 39.6% in the quarter ended September 30, 2005 versus the same period in 2004. The decrease in absolute dollars and as a percentage of license revenue is due primarily to a refocusing of operations to our OnDemand products.

Components of Operating Expenses and Other Items

Sales, General and Administrative

In the quarter periods ended September 30, 2004 and September 30, 2005, Firepond incurred the following sales, general and administrative costs:

                                     Quarter Period Ended   Quarter Period Ended
                                      September 30, 2004     September 30, 2005
                                     -------------------------------------------
Sales, General and Administrative          $413,055                $416,575

Sales and marketing expenses consist primarily of salaries, commissions and bonuses for sales and marketing personnel and promotional expenses. General and administrative expenses consist primarily of salaries and other personnel-related cost for executive, financial, human resource, information services, and other administrative functions, as well as legal and accounting costs.

Sales, general and administrative expenses increased $3,520, or 0.9% in the quarter period ended September 30, 2005. Sales, general and administrative expenses as a percentage of total revenue increased to 36.3% for the quarter period ended September 30, 2005 from 8.1% for the quarter period ended September 30, 2004. Sales, general and administrative expenses increased in absolute dollars and as a percentage of total revenue primarily due to the hiring of two executive officers in June 2005 and an increase in sales and marketing activity related to the launch of our OnDemand product. We expect sales, general and administrative expenses will increase for the next fiscal year as we expand our sales force to promote our recently released OnDemand products. We will also invest in marketing programs as necessary.

Research and Development Expenses

In the quarter periods ended September 30, 2004 and September 30, 2005, Firepond incurred the following research and development expenses:

                                     Quarter Period Ended   Quarter Period Ended
                                      September 30, 2004     September 30, 2005
                                     -------------------------------------------
Research and Development                    $554,169              $495,274

Research and development expenses consist primarily of salaries and personnel-related costs and the costs of contractors associated with the development of new products, the enhancement of existing products, and the performance of quality assurance and documentation activities.

Research and development expenses decreased $58,895, or 10.6% for the quarter period ended September 30, 2005. Research and development expenses as a percentage of total revenue increased to 43.2% in the quarter period ended September 30, 2005 from 10.9% in the quarter period ended September 30, 2004. These expenses decreased in absolute dollars as a result of our 2004 restructuring efforts, including decreased utilization of engineering and product development contractors. Research and development expenses increased as a percentage of total revenue primarily due to our transition to a subscription based revenue model which model was only launched in August 2005. We expect research and development expenses will increase for the next fiscal year as we roll out our new OnDemand products, including additional applications. We will continue to make necessary investments to enhance our existing products and develop new products.

Settlement of Claim

In the quarter periods ended September 30, 2004 and September 30, 2005, Firepond incurred a settlement of claim expense as follows:

                                     Quarter Period Ended   Quarter Period Ended
                                      September 30, 2004      September 30, 2005
                                     -------------------------------------------
Litigation Settlement Expense               $0                    $(1,712,500)

On April 8, 2004, Firepond entered in an agreement with General Motors Corporation settling all matters between the companies arising under prior management for the sum of $7 million. Firepond executed a note payable to GM as part of the settlement. During the quarter period ended September 30, 2005 FP Technology made payments on the GM note. In conjunction with these payments, GM agreed to reduce the note obligation by $1,712,500 in excess of the payments made on the note. This reduction is reflected as a negative adjustment to settlement of claim expense.

Restructuring and other Special Charges Expense

In the quarter periods ended September 30, 2004 and September 30, 2005, Firepond incurred the following restructuring and other special charges:

                                     Quarter Period Ended   Quarter Period Ended
                                      September 30, 2004      September 30, 2005
                                      ------------------------------------------
Restructuring Charges                       $ 0                   $ 4,617

During the fiscal year ended October 31, 2003 and continuing into fiscal year 2005, Firepond undertook plans to restructure its operations as a result of a prolonged slowdown of global information technology spending, specifically within the enterprise software marketplace. The adjustment in the quarter ended September 30, 2005 reflects a minor adjustment to previous accruals. The Company believes restructuring efforts are ended. There may be reversals of previous reserves taken with respect to restructuring issues in subsequent periods, especially those reserves related to discontinued operations in Europe. However, the Company does not expect any additional cash expenditures related to the restructuring efforts begun in 2003.

Other Income (Expense) Net

In the quarter periods ended September 30, 2004 and September 30, 2005, Firepond incurred the following restructuring and other special charges:

                                     Quarter Period Ended   Quarter Period Ended
                                       September 30, 2004    September 30, 2005
                                      ------------------------------------------
Other Income (Expense), Net                  $(232,996)          $(90,361)

Other income (expense), net primarily consists of interest expense or income, bank fees, certain state and local taxes and foreign currency transaction gains/losses. Other income (expense) decreased $142,635 in the quarter period ended September 30, 2005 from the quarter period ended September 30, 2004.

Income(Loss) from Continuing Operations

The above resulted in an income from continuing operations of $3,248,799 for the quarter ended September 30, 2004 and an income from continuing operations of $1,387,481 for the quarter ended September 30, 2005.

Loss from Discontinued Operations

In the quarter periods ended September 30, 2004 and September 30, 2005, Firepond incurred the following losses from discontinued operations:

                                     Quarter Period Ended   Quarter Period Ended
                                       September 30, 2004    September 30, 2005
                                      ------------------------------------------
Loss from Discontinued Operations         $98,401                 $616,704

The Loss from Discontinued Operations in the quarter period ended September 30, 2004 is from currency translation losses. The Loss from Discontinued Operations in the quarter ended September 30, 2004 represents the write off of FX (comprehensive losses) associated with the liquidation of the German subsidiary.

Comparison of quarter periods ended December 31, 2005 and December 31, 2004 (pro forma)

The following presentation comparing our quarter periods ended December 31, 2005 and December 31, 2004 (pro forma) will bring our discussion current. The quarter period ended December 31, 2004 is pro forma as Firepond was on an October 31 fiscal year end at the time. Changes in the presentation are evident to accommodate our changing focus to OnDemand revenues.

Sources of Revenue

Today Firepond generates revenue from its new OnDemand subscription based software as well as legacy license and service revenue. The OnDemand product was launched in commercial form in August 2005. License revenue is generated from licensing the rights to the use of FP's packaged software products. Service revenue is generated from sales of maintenance, consulting and training services performed for customers that license FP's products.

In the quarter periods ended December 31, 2004 and December 31, 2005, Firepond generated the follow revenues from these sources:

                                     Quarter Period Ended   Quarter Period Ended
                                      December 31, 2004       December 31, 2005
                                     -------------------------------------------
OnDemand                                     $0                   $  40,684
Enterprise Revenue                         $947,404               $ 649,386

Through the middle of 2005, Firepond conducted only its legacy enterprise software business. The launch of OnDemand in August 2005 has been warmly received in the market. OnDemand generated $40,684 in revenues for the quarter period ended December 31, 2005. The decrease in Enterprise Revenue in the three months ended December 31, 2005 versus the same period in 2004 is attributable to FP Technology transitioning to its OnDemand focus with corresponding less focus on its legacy business.

Cost of Revenue

Total cost of revenue increased $ 0.11 million, or 27.9% in the quarter period ended December 31, 2005 from $.40 million in the quarter ended December 31, 2004. Total cost of revenue as a percentage of total revenue increased to 73.3% in the quarter period ended December 31, 2005 from 41.7% in the quarter period ended December 31, 2004.

Cost of licenses includes costs of royalties, media, product packaging, documentation, and other production costs.

Cost of product-related services and maintenance and cost of custom development services revenue consist primarily of salaries, related costs for development, consulting, training and customer support personnel, including cost of services provided by third-party consultants engaged by FP.

In the quarter periods ended December 31, 2004 and December 31, 2005, Firepond incurred the following cost of revenues:

                                     Quarter Period Ended   Quarter Period Ended
                                       December 31, 2004     December 31, 2005
                                      ------------------------------------------
Cost of OnDemand                              $ 0                   $106,505
Cost of Enterprise                         $395,313                 $399,265

The cost of delivering our OnDemand products is expected to be fairly high in comparison to revenue during its launch period as FP must incur substantial upfront costs associated with building a hosting environment. Initial hosting costs are high as FP must invest significant sums in hosting hardware and software. Over time, as the subscription base broadens, relative hosting costs should fall.

The Cost of Enterprise revenues increased $3,952 or 1.0% in the quarter ended December 31, 2005 versus the same period in 2004. The costs in the December 31, 2004 quarter were reduced as a result of an accounting adjustment arising from the elimination of a royalty accrual of $85,000.

Components of Operating Expenses and Other Items:

Sales, General and Administrative

In the quarter periods ended December 31, 2004 and December 31, 2005, Firepond incurred the following sales, general and administrative costs:

                                     Quarter Period Ended   Quarter Period Ended
                                      December 31, 2004      December 31, 2005
                                      ------------------------------------------
Sales, General and Administrative       $743,530                 $533,056

Sales, general and administrative expenses decreased $210,474 in the quarter period ended December 31, 2005. Sales, general and administrative expenses as a percentage of total revenue decreased to 77.2% for the quarter period ended December 31, 2005 as compared to 78.5% for the quarter period ended December 31, 2004. Sales, general and administrative expenses decreased in absolute dollars due to continued restructuring of operations begun in 2003. We expect sales, general and administrative expenses will increase for the next fiscal year as we expand our sales force to promote our recently released OnDemand products. We will also invest in marketing programs as necessary.

Research and Development Expenses

In the quarter periods ended December 31, 2004 and December 31, 2005, Firepond incurred the following research and development expenses:

                                     Quarter Period Ended   Quarter Period Ended
                                       December 31, 2004      December 31, 2005
                                      ------------------------------------------
Research and Development                 $411,444                 $400,824

Research and development expenses decreased $10,620, or 2.6% for the quarter period ended December 31, 2005. Research and development expenses as a percentage of total revenue increased to 58.1% in the quarter period ended December 31, 20005 from 43.4% in the quarter period ended December 31, 2004. These expenses increased in absolute dollars and as a percentage of revenue primarily due to our transition to a subscription based revenue model which model was only launched in August 2005. We expect research and development expenses will increase for the next fiscal year as we roll out our new OnDemand products, including additional applications. We will continue to make necessary investments to enhance our existing products and develop new products.

Restructuring and other Special Charges Expense

In the quarter periods ended December 31, 2004 and December 31, 2005, Firepond incurred the following restructuring and other special charges:

                                     Quarter Period Ended   Quarter Period Ended
                                       December 31, 2004      December 31, 2005
                                      ------------------------------------------
Restructuring Charges                      $3,480,110           $       0

During the fiscal year ended October 31, 2003 and continuing into fiscal year 2005, Firepond undertook plans to restructure its operations as a result of a prolonged slowdown of global information technology spending, specifically within the enterprise software marketplace. The adjustment in the quarter ended December 31, 2004 reflects accruals Firepond deemed necessary with respect to the liquidation of its foreign subsidiaries. The Company believes restructuring efforts are ended. There may be reversals of previous reserves taken with respect to restructuring issues in subsequent periods, especially those reserves related to discontinued operations in Europe. However, the Company does not expect any additional cash expenditures related to the restructuring efforts begun in 2003.

Settlement of Claim

                                    Quarter Period Ended    Quarter Period Ended
                                      December 31, 2004       December 31, 2005
                                     ------------------------------------------
Settlement of Claim                       $686,863                  $0

In the quarter ended December 31, 2004, Firepond recorded a settlement gain of $686,863 as part of a settlement with General Motors Corporation.

Other Income (Expense) Net

In the quarter periods ended December 31, 2004 and December 31, 2005, Firepond incurred the following restructuring and other special charges:

                                     Quarter Period Ended   Quarter Period Ended
                                       December 31, 2004      December 31, 2005
                                      ------------------------------------------
Other Income (Expense), Net                $(196,896)             $(246,057)

Other income (expense), net primarily consists of interest expense or income, bank fees, certain state and local taxes and foreign currency transaction gains/losses. Other income (expense) increased by $49,161 from the quarter period ended December 31, 2004 to $246,057 in the quarter period ended December 31, 2005. In the quarter ended December 31, 2005, FP Technology recorded interest expense based on the reduced indebtedness as a result of the GM settlement and amortization of the loan discount.

Liquidity and Capital Resources

As of September 30, 2005, cash and cash equivalents were $706,237 and short-term investments were $0 as compared with $6,418,130 of cash and cash equivalents and $0 of short-term investments as of September 30, 2004. Our working capital at September 30, 2005 was ($2,599,513) compared to a working capital of $1,620,239 at September 30, 2004.

Net cash used in operating activities was $3,493,768 in the twelve months ended June 30, 2005, compared with net cash provided by operating activities of $3,210,597 in the twelve months ended June 30, 2004. Cash used in operating activities in the twelve months ended June 30, 2005 was primarily attributable to renewal of a large enterprise license with one of our legacy clients as well as a significant reduction in general and administrative costs.

Net cash provided by investing activities was $68,807 in the twelve months ended June 30, 2005 compared with net cash used in investing activities of $4,162,128 in the twelve months ended June 30, 2004. Net cash provided by investing activities in the twelve months ended June 30, 2005 was primarily attributable to change in other assets.

We lease facilities under non-cancelable operating leases which have various expiration dates ranging from 2008 to 2009. At June 30, 2005, future minimum annual lease payments amounted to approximately $1.0 million under these leases.

On September 13, 2005, Firepond sold most of its assets and transferred most of its liabilities to FP Technology as part of a new financing of FP Technology. Trident Growth Fund, LLC lent FP $2,000,000 in the form of convertible debt with attached warrants. Interest accrues on the associated secured note ("September Note") at 12% per annum. Interest is payable monthly. Principal is due September 30, 2006.

For purposes of the discussion immediately following, the report of results for the three month period ended September 30, 2005 assumes that Firepond and FP operated as a single company. As such their results of operations have been combined.

In the three month period ended September 30, 2005, FP's revenues were $1,147,729. The Cost of Revenue for this same period was $465,921. Gross Profit was $681,808.

Operating Expenses totaled ($796,034), consisting of Sales, General and Administrative cost of $416,575; Research and Development costs of $495,274; Restructuring and Other Special Charges of $4,617; and a Settlement of Claim positive item of $1,712,500 resulting from favorable negotiations for the obligation owed GM.

Income from continuing operations equaled $1,477,842. Other Income (Expense) equaled $(90,361) during the period.

Net Income from continuing operations for the three months ended September 30, 2005 totaled $1,387,481. The loss from discontinued operations was $616,704. Net income for the quarter was $770,777.

Net cash used in operating activities was $84,487 in the three months ended September 30, 2005. Cash used in operating activities in the three months ended September 30, 2005 reflected normal operations from a cost perspective. However, FP revenues were adversely affected by the planned launch of our OnDemand product and the changing focus for our legacy business.

Net cash provided by investing activities was $16,345 in the three months ended September 30, 2005. Net cash provided by investing activities in this period was primarily attributable to change in other assets.

Net cash provided from financing activities was $750,000 for the three months ended September 30, 2005. This reflects receipt of the $2,000,000 debt facility from Trident Growth Fund offset by the payment of $1,250,000 towards the debt owed GM. As noted above, this payment resulted in an overall reduction of the GM debt from $3,000,000 to $250,000. This debt is now a general obligation of FP.

In the three month period ended December 31, 2005, Company revenues were $690,070. The Cost of Revenue for this same period was $505,771. Gross Profit was $184,299.

Operating Expenses totaled $933,880, consisting of Sales, General and Administrative cost of $533,056; and Research and Development costs of $400,824.

Net Loss for the three months ended December 31, 2005 totaled $995,638.

Net cash used in operating activities was $725,348 in the three months ended December 31, 2005. Cash used in operating activities in the three months ended December 31, 2005 reflected normal operations from a cost perspective. However, FP revenues were adversely affected by the planned launch of our OnDemand product and changing focus for our legacy business.

Net cash used in investing activities was $9,362 in the three months ended December 31, 2005.

Net cash provided from financing activities was $500,000 for the three months ended December 31, 2005. This reflects receipt of the second advance on the debt facility from Trident Growth Fund.

We believe the results of the three month periods ended September 30, 2005 and December 31, 2005 reflect planned activities, including securing the Trident Growth Fund debt, transitioning our revenue model to our OnDemand product and positioning FP for additional opportunities.

We anticipate continued spending on capital expenditures consistent with anticipated requirements for operations, infrastructure and personnel. We believe that our existing cash balances will be sufficient to meet our anticipated cash need for working capital and capital expenditures for at least the next 12 months. However, we will likely need to raise additional funds in the next 12 months or in the future to support expansion of our sales force, develop new or enhanced products or services, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. We may not be able to obtain additional funds on terms which are favorable or acceptable to us. Business Combination Transaction Proposals that we present to the Note Holders may not be approved. If we raise additional funds through the issuance of equity securities, the percentage ownership of our existing stockholders would be reduced. Furthermore, these securities may have rights, preferences or privileges senior to our common stock.

On September 13, 2005, Firepond sold most of its assets and transferred most of its liabilities to FP as part of a new financing of FP. Trident Growth Fund, LLC lent FP $2,000,000 in the form of convertible debt with attached warrants. Interest accrues on the September Note at 12% per annum. Interest is payable monthly. Principal is due September 30, 2006.

On November 25, 2005, FP Technology closed an additional $500,000 convertible note with warrants (the "November Note") with Trident Growth Fund on the same terms and conditions as the September Note. The funds received pursuant to the September Note and the November Note have been used for working capital required as FP transitions from its legacy enterprise software business to its OnDemand revenue model.

On March 29, 2006, the Company entered into a Security Purchase Agreement and related agreements resulting in the commitment of $50.0 million as Senior Secured Notes. The funds will be used to fund acquisition of target companies consistent with FP Technology's OnDemand offering and, to the extent permitted by the Indenture, for general corporate purposes. At the same time as closing the Security Purchase Agreement, a wholly-owned subsidiary of AFG Enterprises USA, Inc., a company already registered with the Securities and Exchange Commission, merged into FP. See "Acquisition by AFG Enterprises USA, Inc.; Recent Private Financings" discussion above.


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

Quantitative and Qualitative Disclosures about Market Risk

We develop products in the United States and sell them in the United States and Europe as well as Japan through a channel partner. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets. Since our sales are currently priced in U.S. dollars and are translated to local currency amounts, a strengthening of the dollar could make our products less competitive in foreign markets. Interest income and expense are sensitive to changes in the general level of U.S. interest rates, particularly since our investments are in short-term instruments. Based on the nature of our investments, however, we have concluded that there is no material market risk exposure.


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

                                  RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this Report before purchasing our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

RISKS RELATING TO OUR BUSINESS

Our company has undergone significant restructuring, making it difficult to assess its ability to meet its business objectives

Firepond was founded in 1983, experienced rapid growth in the 1990s, and completed its initial public offering in April 2000. In December 2003, Firepond was acquired by Jaguar Technology Holdings, LLC. On September 13, 2005, Firepond sold all of its assets and most of its liabilities to FP Technology. FP Technology adopted a June 30 fiscal year end. On March 29, 2006, FP Technology was acquired by AFG Enterprises USA, Inc.

Soon after going public in April 2000, Firepond experienced a number of setbacks. It was sued by a large customer, implemented a number of senior management changes and experienced a dramatic downturn in its business prospects, consistent with the downturn in the technology sector generally. After the acquisition by Jaguar Technology Holdings, Firepond implemented a significant restructuring of its operations, business and management. Among other things, it reduced overhead substantially (including dramatic reductions in staffing, termination of all senior management and reductions in facilities costs), sold assets that were either non-core or not essential to its business, and entered into an agreement to settle litigation with a former customer.

Our planned growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures, we may not be able to successfully implement our business plan

Our plans provide for rapid growth in headcount and operations, which will place significant strain on our management, administrative, operational and financial infrastructure. We anticipate that further growth will be required to address increases in our customer base, as well as our expansion into new geographic areas. Our success will depend in part upon the ability of our senior management to manage this growth effectively. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount and capital investments we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by offsetting expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

The Company recently hired a new senior management team, including Bill Santo
(CEO) and Stephen Peary (CFO). This team has not worked together previously and may not work effectively together. Moreover, the new management team has limited experience in developing, marketing, selling, implementing and servicing CPQ software. The new team may not be able to meet the Company's business objectives, including the marketing of our new OnDemand product. There can be no assurance that the Company will be able to successfully manage future expansion successfully, and any inability to do so could have a material adverse effect on our business, results of operations and financial condition.

Our "On Demand" business is unproven, which makes it difficult to evaluate a large portion of our future business and prospects

Our business is substantially dependent upon its ability to generate revenue by selling a software license to corporations that have a need for its technology. While we and our predecessors have been in business for over 20 years, the On Demand software market is a relatively new industry and Firepond began offering theses services in late 2004, which makes evaluation of our current business and future prospects difficult. The revenue and income potential of our business and the On Demand software market are unproven. In addition, because the market for On Demand CPQ software is new and rapidly evolving, we have limited insight into trends that affect this business. You must consider our business and prospects in light of the risks and difficulties we may encounter as a company in a new and rapidly evolving market. Factors that may affect market acceptance of the On Demand software service include:

      o reluctance by enterprises to migrate to an on-demand application service;

      o     the price and performance of this service;

      o     the level of customization we can offer;

      o the availability, performance and price of competing products and services;

      o reluctance by enterprises to trust third parties to store and manage their internal data; and

      o adverse publicity about us, our service or the viability or security of on-demand application services generally from third party reviews, industry analyst reports and adverse statements made by competitors.

Many of these factors are beyond our control. The inability of our On Demand application service to achieve widespread market acceptance would harm our business and have a material adverse effect on the Company.

Defects in our products and services could diminish demand for our products and services and subject us to substantial liability

Because our products and services are complex and have incorporated a variety of software both developed in-house and acquired from third party vendors, its products and services may have errors or defects that users identify after they begin using it that could result in unanticipated downtime for its subscribers and harm its reputation and our business. Traditional enterprise software products and Internet-based services frequently contain undetected errors when first introduced or when new versions or enhancements are released. We have from time to time found defects in our products and services and new errors in its existing products and services may be detected in the future. Since our customers use our products and services for important aspects of their business, any errors, defects or other performance problems with its products or services could hurt our reputation and may damage our customers' businesses. If that occurs, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales or customers may make warranty claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Interruptions or delays in service from our third-party Web hosting facility could impair the delivery of our service and harm our business

FP provides its OnDemand service through computer hardware that is currently located in a third-party Web hosting facility in Minneapolis, Minnesota operated by Qwest Communications International Inc. FP does not control the operation of this facility, which is subject to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. It is also subject to break-ins, sabotage, intentional acts of vandalism, work stoppages, strikes and similar misconduct. Despite precautions taken at the facility, the occurrence of a natural disaster, a decision to close the facility without adequate notice or other unanticipated problems at the facility could result in lengthy interruptions in our service. In addition, the failure by the Qwest facility to provide our required data communications capacity could result in interruptions in our service. FP is currently in the process of obtaining additional business continuity services and additional data center capacity, however, none of the services or capacity is currently operational. Any damage to, or failure of, our systems could result in interruptions in our service. Interruptions in our service may reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rates. Our business will be harmed if our customers and potential customers believe our service is unreliable.

FP and its predecessors have incurred losses in the past and we may not be able to maintain profitability in the future

Firepond has incurred quarterly and annual losses intermittently since it was formed in 1983, and regularly since fiscal 1997. Firepond incurred net losses of, $20.6 million in fiscal 2003, $23.7 million in fiscal 2002, $70.3 million for fiscal 2001, and $16.3 million for fiscal 2000. Firepond may not be able to establish or maintain profitable operations in the future. We also expect that our operating expenses will continue to increase in the future.. We cannot provide assurance that we will be able to generate sufficient revenue to establish or maintain profitability. You should not consider any historical performance of FP or Firepond as necessarily being indicative of our future results.

FP's quarterly revenue and operating results are volatile and difficult to predict, and if we fail to meet the expectations of investors, the market price of our common stock would likely decline significantly

Our revenue and operating results are likely to fluctuate significantly from quarter to quarter, due to a number of factors. These factors include:

      o our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers' requirements;

      o the timing of additional investments in our OnDemand application service and in our maintenance services;

      o     technical difficulties or interruptions in our service;

      o     the rate of expansion and effectiveness of our sales force;

      o     the length of the sales cycle for our service;

      o our ability to form strategic relationships with third parties for the distribution of our software, and the level of costs that these arrangements entail;

      o our ability to promote software products, as well as the cost and effectiveness of such advertising;

      o costs or potential limitations on our business activities resulting from litigation and regulatory developments in our industry, which could be significant;

      o our ability to obtain additional customers or to derive additional revenue from our existing customers;

      o     downward pricing pressures on our software licenses;

      o     costs associated with any future acquisitions;

      o our ability to respond to technological developments in our industry; and

      o fluctuations in economic and market conditions, particularly those affecting the market for technology spending or the industries of our customers, such as manufacturing, insurance and financial services.

Many of these factors are largely outside of our control, and there are many facets of each of these factors over which we have limited control. As a result of the factors above and the evolving nature of our business and industry, we may be unable to forecast our revenue accurately. We plan our expenses based on operating plans and estimates of future revenue. We may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfalls. Additionally, a failure to meet our revenue or expense projections would have an immediate and negative impact on our operating results. If this were to happen, the market price of our common stock would likely decline significantly.

If our security measures are breached and unauthorized access is obtained to a customer's data, our service may be perceived as not being secure, customers may curtail or stop using our service and we may incur significant liabilities

FP's service involves the storage and transmission of customers' proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to one of our customers' data, our reputation will be damaged, our business may suffer and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and customers.

Because we will recognize revenue from subscriptions for our service over the term of the subscription, downturns or upturns in sales may not be immediately reflected in our operating results

FP generally recognizes license/subscription revenue from its traditional On Premise products ratably over the terms of their license/subscription agreements, which are typically 12 to 24 months, although terms can range from 1-60 months. As a result, much of the revenue that FP reports in each quarter is deferred revenue from license/subscription agreements entered into during previous quarters. Consequently, a decline in new or renewed licenses/subscriptions in any one quarter will not necessarily be fully reflected in the revenue in that quarter and will negatively affect our revenue in future quarters. In addition, we may be unable to adjust our cost structure to reflect these reduced revenues. Accordingly, the effect of significant downturns in sales and market acceptance of our products and services may not be fully reflected in our results of operations until future periods. FP's license/subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable subscription term.

The market for FP's technology delivery model and on-demand application services is immature and volatile, and if it does not develop or develops more slowly than we expect, our business will be harmed

The market for on-demand application services is new and unproven, and it is uncertain whether these services will achieve and sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of enterprises, large and small, to increase their use of on-demand application services in general, and for CPQ in particular. Many enterprises have invested substantial personnel and financial resources to integrate traditional enterprise software into their businesses, and therefore may be reluctant or unwilling to migrate to on-demand application services. Furthermore, some enterprises may be reluctant or unwilling to use on-demand application services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of on-demand application services, then the market for these services may not develop at all, or it may develop more slowly than we expect, either of which would significantly adversely affect our operating results. In addition, as a new company in this unproven market, we have limited insight into trends that may develop and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business.

FP does not have an adequate history with its subscription model to predict the rate of customer subscription renewals and the impact these renewal rates will have on our future revenue or operating results

FP's customers have no obligation to renew their subscriptions for our service after the expiration of their initial subscription period and in fact, some customers have elected not to do so. In addition, these customers may renew for a lower priced edition of our service or for fewer subscriptions. We have limited historical data with respect to rates of customer subscription renewals, so we cannot accurately predict customer renewal rates. FP's customers' renewal rates may decline or fluctuate as a result of a number of factors, including their dissatisfaction with our service and their ability to continue their operations and spending levels. If FP's customers do not renew their subscriptions for our service, our revenue will decline and our business will suffer.

Our future success also depends in part on our ability to sell additional features or enhanced editions of our service to our current customers. This may require increasingly sophisticated and costly sales efforts that are targeted at senior management. If these efforts are not successful, our business may suffer.

The market in which FP participates is intensely competitive, and if we do not compete effectively, our operating results could be harmed

The market for CRM and CPQ applications is intensely competitive and rapidly changing, barriers to entry are relatively low, many of our competitors are larger and have more resources than we do, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future. If we fail to compete effectively, our operating results will be harmed. Some of our principal competitors offer their products at a lower price, which has resulted in pricing pressures. If we are unable to maintain our current pricing, our operating results could be negatively impacted. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of our service to achieve or maintain more widespread market acceptance, any of which could harm our business.

Any efforts we may make in the future to expand our service beyond the CPQ market may not succeed

To date, FP has focused its business on providing on-demand application services for the CPQ market, but we may in the future seek to expand into other markets. However, any efforts to expand beyond the CPQ market may never result in significant revenue growth for us. In addition, efforts to expand our on-demand application service beyond the CPQ market may divert management resources from existing operations and require us to commit significant financial resources to an unproven business, which may harm our business.

Any failure to adequately expand our direct sales force will impede our growth

FP continues to be substantially dependent on its direct sales force to obtain new customers, particularly large enterprise customers, and to manage its customer base. We believe that there is significant competition for direct sales personnel with the advanced sales skills and technical knowledge we need. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of direct sales personnel. New hires require significant training and may, in some cases, take more than a year before they achieve full productivity. Recent hires and planned hires may not become as productive as we would like, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. If we are unable to hire and develop sufficient numbers of productive direct sales personnel, sales of our service will suffer and our growth will be impeded.

FP relies on third-party hardware and software that may be difficult to replace or which could cause errors or failures of our service

FP relies on hardware purchased or leased and software licensed from third parties in order to offer its service, including Weblogic Application Server software from BEA. This hardware and software may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could result in delays in the provisioning of our service until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party hardware or software could result in errors or a failure of our service which could harm our business.

If we acquire any companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute shareholder value and adversely affect our operating results

We will seek to acquire or make investments in complementary companies, services and technologies in the future. Present management has not made any acquisitions or investments to date on behalf of FP, and therefore our ability as an organization to make acquisitions or investments is unproven. Acquisitions and investments involve numerous risks, including:

      o difficulties in integrating operations, technologies, services and personnel;

      o diversion of financial and managerial resources from existing operations;

      o     risk of entering new markets;

      o     potential write-offs of acquired assets or investments;

      o     potential loss of key employees;

      o inability to generate sufficient revenue to offset acquisition or investment costs; and

      o     delays in customer purchases due to uncertainty.

In addition, if we finance acquisitions by issuing convertible debt or equity securities, our existing shareholders may be diluted which could affect the market price of our stock. As a result, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed.

The success of our business depends on the continued growth and acceptance of the Internet as a business tool

Expansion in the sales of our service depends on the continued acceptance of the Internet as a communications and commerce platform for enterprises. The Internet could lose its viability as a business tool due to delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality-of-service. The performance of the Internet and its acceptance as a business tool has been harmed by "viruses," "worms" and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If for any reason the Internet does not remain a widespread communications medium and commercial platform, the demand for our service would be significantly reduced, which would harm our business.

Because competition for our employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our planned growth

To continue to execute on our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense, especially for engineers with high levels of experience in designing and developing software and Internet-related services and senior sales executives. We may not be successful in attracting and retaining qualified personnel. FP and its predecessors have from time to time in the past experienced, and we expect to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. In addition, in making employment decisions, particularly in the Internet and high-technology industries, job candidates often consider the value of the stock options they are to receive in connection with their employment. Volatility in the price of our stock may therefore adversely affect our ability to attract or retain key employees. Furthermore, the new requirement to expense stock options may discourage us from granting the size or type of stock option awards that job candidates require to join our company. In order to attract personnel to meet our technical development needs in the future we may have to pay above market rates or open satellite offices. Such additional costs could negatively impact our profitability. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be harmed.

We might require additional capital to support business growth, and this capital might not be available

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges or opportunities, including the need to develop new services or enhance our existing service, enhance our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

A delayed recovery in information technology spending could reduce sales of our products

Average license fees for FP's product suite typically range from approximately less than a hundred thousand dollars to several million dollars. Often this represents a significant information technology capital expenditure for the companies to which FP targets its sales efforts. In addition, regardless of the cost of FP's products, many companies may elect not to pursue information technology projects, which may incorporate either of FP's product suites or its individual components, as a result of the global information technology spending slowdown. Consequently, if the current global environment in information technology spending should continue, whether resulting from a weakened economy or other factors, we may be unable to maintain or increase our sales volumes and achieve our targeted revenue growth. In addition, FP depends on its customers to pay recurring maintenance fees for technical support and product upgrades. Often, this represents a significant and recurring information technology capital expenditure for our customers. As a result, if the global environment in information technology should continue, whether resulting from a weakened economy or other factors, we may be unable to maintain our maintenance revenues at their current levels and achieve our targeted revenues.

If the markets for sales configuration and customer service solutions do not expand, we may not be successful

FP's products address a new and emerging market for solutions that optimize the "lead-to-order" process and solutions, which address guided customer service. The failure of these markets to expand, or a delay in the expansion of these markets, would seriously harm our business. FP's business depends on the successful customer acceptance of its products and we expect that we will continue to depend on revenue from new and enhanced versions of our products. Our business would be harmed if our target customers do not adopt and expand their use of our products.

We depend on key personnel and must attract and retain qualified personnel to be successful

Our success depends upon the continued contributions of our senior management, sales, engineers, and professional services personnel, who perform important functions and would be difficult to replace. Also, we believe that our future success is highly dependent on Bill Santo, our chief executive officer. The loss of the services of any key personnel, particularly senior management, sales, engineers, or professional services personnel could seriously harm our business.

FP depends on its direct sales force for a significant portion of its current sales and our growth depends on the ability of this direct sales force to increase sales to a level that will allow us to reach and maintain profitability

Our ability to increase sales will depend on our ability to train and retain top quality sales people who are able to target prospective customers' senior management, and who can productively and efficiently generate and service large accounts. Competition for these individuals is intense, and we may not be able to attract, assimilate or retain highly qualified personnel in the future. Turnover among our sales staff has been significant and a number of our employees have left or been terminated. If we are unable to retain qualified sales personnel, or if newly hired personnel fail to develop the necessary skills or to reach productivity when anticipated, we may not be able to increase sales of our products and services.

In addition, in connection with FP's effort to streamline its operations, reduce costs and bring its staffing and infrastructure in line with industry standards, Firepond restructured its organization and reduced its workforce. In connection with the restructurings, during fiscal 2001 Firepond terminated 363 employees and 90 consultants, and during fiscal 2002 it terminated 93 employees. In fiscal 2003, Firepond eliminated 55 positions and shut down its foreign offices. In fiscal 2004, Firepond eliminated 36 positions and continued to streamline its operations by closing its Bloomington office. This restructuring may also yield unanticipated consequences, such as attrition beyond our planned reduction in workforce and loss of employee morale and decreased performance. Continuity of personnel is an important factor in the successful completion of FP's business plan and ongoing turnover in our personnel could materially and adversely impact our sales and marketing efforts, current customer implementations, and our development projects. We believe that hiring and retaining qualified individuals at all levels is essential to our success, and there can be no assurance that we will be successful in attracting and retaining the necessary personnel.

Difficulties and financial burdens associated with mergers and acquisitions could harm our business and financial results

On February 15, 2001, Firepond acquired all of the outstanding stock of Brightware, Inc. This acquisition proved difficult to integrate into Firepond's operations and product base. In May 2004 Firepond sold the Brightware assets to a third party. We will seek to acquire additional assets or companies that require integration of operations or products with our present operations or products. There can be no assurance that the integration of any acquired operations or technologies will be successful or will not result in unforeseen difficulties that may absorb significant management attention.

In the future, we may acquire additional businesses or product lines or be the target of a potential merger or acquisition. Any such merger or acquisition of or by us may not produce the revenue, earnings or business synergies that we anticipated, and an acquired product, service or technology might not perform as expected. Prior to completing a merger or acquisition, however, it is difficult to determine if such benefits can actually be realized. The process of integrating companies into our business or integrating our company into another business may also result in unforeseen difficulties. Unforeseen operating difficulties may absorb significant management attention, which we might otherwise devote to our existing business. Also, the process may require significant financial resources that we might otherwise allocate to other activities, including the ongoing development or expansion of our existing operations. If we pursue a future merger or acquisition, our management could spend a significant amount of time and effort identifying and completing the merger or acquisition. If we make a future acquisition, we could issue equity securities which would dilute current shareholders' percentage ownership, incur substantial debt, assume contingent liabilities or incur a one-time charge.

Failure to expand our relationships with third party channels may adversely impact our support and maintenance of existing customers, delay the implementation of our products and delay the growth of our revenue

Our business strategy includes expanding and increasing third party channels which license and support FP's products, such as resellers, distributors, OEMs, system integrators and consulting firms. This often requires that these third parties recommend our products to their customers and install and support our products for their customers. To increase our revenue and implementation capabilities, we must develop and expand our relationships with these third parties. In addition, if these firms fail to implement our products successfully for their clients, we may not have the resources to implement our products on the schedule required by the client which would result in our inability to recognize revenue from the license of our products to these customers.

Difficulties associated with the protection of our intellectual property and potential claims alleging infringement of third party's intellectual property could harm our ability to compete and result in significant expense to us and loss of significant rights

Our success and ability to compete is dependent in part upon our proprietary technology. Any infringement of our proprietary rights could result in significant litigation costs, and any failure to adequately protect our proprietary rights could result in our competitors' offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Therefore, we may not be able to protect our proprietary rights against unauthorized third party copying or use. Furthermore, policing the unauthorized use of our products is difficult. Some of our contractual arrangements provide third parties with access to our source code and other intellectual property upon the occurrence of specified events. This access could enable these third parties to use our intellectual property and source code to develop and manufacture competing products, which would adversely affect our performance and ability to compete. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect our future operating results.

Further, the software industries are characterized by the existence of frequent litigation of intellectual property rights. From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays, disrupt our relationships with our customers or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Royalty or licensing agreements, if required, may not be available on terms acceptable to us. If a claim against us is successful and we cannot obtain a license to the relevant technology on acceptable terms, license a substitute technology or redesign our products to avoid infringement, our business, financial condition and results of operations would be materially adversely affected.

Intense competition from other technology companies could prevent us from increasing or sustaining revenue and prevent us from achieving or sustaining profitability

The market for sales configuration solutions is intensely competitive and we expect that this competition will increase. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater resources than we do. Therefore, they may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements. If we are unable to compete effectively, our revenue could significantly decline.

Our failure to successfully implement our products in a timely manner could result in negative publicity and reduced sales, both of which would significantly harm our business and operating results

In the future, our customers may experience difficulties or delays in completing the implementation of our products. We have found that implementing our CPQ products may be more time consuming than we or our customers anticipate. The unique configuration or integration with our customers' legacy systems, such as existing databases and enterprise resource planning software, may be underestimated and the deployment of our products can be delayed. Failing to meet customer expectations on deployment of our products could result in a loss of customers and negative publicity regarding us and our products, which could adversely affect our ability to attract new customers. In addition, time-consuming deployments may also increase the amount of professional services we allocate to each customer, thereby increasing our costs and adversely affecting our business and operating results.

FP depends upon technology licensed to us by third parties, the loss of which could adversely affect out competitive position

FP licenses technology from a small number of software providers for use with our products and implementation services. We anticipate that we will continue to license and rely on technology from third parties in the future. This technology may not continue to be available on commercially reasonable terms, if at all, and some of the technology we license would be difficult to replace. The loss of the use of this technology would result in delays in the license and implementation of our products until equivalent technology, if available, is identified, licensed and integrated. In turn, this could prevent the implementation or impair the functionality of our products, delay new product introductions, or injure our reputation.

If we are unable to introduce new and enhanced products on a timely basis that respond effectively to changing technology, our revenue may decline

FP's market is characterized by rapid technological change, changes in customer requirements, frequent new product and service introductions and enhancements, and evolving industry standards. Advances in Internet technology or in e-commerce software applications, or the development of entirely new technologies to replace existing software, could lead to new competitive products that have better performance or lower prices than our products and could render our products obsolete and unmarketable. In addition, if a new software language or operating system becomes standard or is widely adopted in our industry, we may need to rewrite portions of our products in another computer language or for another operating system to remain competitive. If we are unable to develop new and enhanced products on a timely basis that respond to changing technology, our business could be seriously harmed.

If our new and sophisticated products fail to perform properly, our revenue would be adversely affected

Software products as sophisticated as ours may contain undetected errors, or bugs which result in product failures, or may cause our products to fail to meet our customers' expectations. FP's products may be particularly susceptible to bugs or performance degradation because of the evolving nature of Internet technologies and the stress that full deployment of our products over the Internet to thousands of end-users may cause. Product performance problems could result in loss of or delay in revenue, loss of market share, failure to achieve market acceptance, diversion of development resources or injury to our reputation.

Product liability claims related to our customers' critical business operations could result in substantial costs

FP's products are critical to the business operations of its customers. If one of our products fails, a customer may assert a claim for substantial damages against us, regardless of our responsibility for the failure. Our product liability insurance may not cover claims brought against us. Product liability claims could require us to spend significant time and money in litigation or to pay significant damages. Any product liability claims, whether or not successful, could seriously damage our reputation and our business.

Control by Douglas Croxall will limit your ability to influence the outcome of director elections and other matters requiring shareholder approval

Douglas Croxall, the Chairman of the Board of Directors of the Company, beneficially holds, directly or indirectly, 2,802,414 shares or approximately 54.9% of the issued and outstanding shares of our common stock. Therefore, Mr. Croxall will have the ability to elect the Board of Directors of the Company and decide the outcome of any matter presented for a vote to the shareholders of the Company. This concentration of ownership could also have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the common stock or prevent our shareholders from realizing a premium over the market price for their shares of common stock.

We may be subject to intellectual property infringement claims, which could cause us to incur significant expenses, pay substantial damages and be prevented from providing our services

Third parties may claim that our products or services infringe or violate their intellectual property rights. Any such claims could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages and prevent us from providing our services. Even if we were to prevail, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations. We may also be obligated to indemnify our business partners in any such litigation, which could further exhaust our resources. Furthermore, as a result of an intellectual property challenge, we may be prevented from providing some or all of our services unless we enter into royalty, license or other agreements. We may not be able to obtain such agreements at all or on terms acceptable to us, and as a result, we may be precluded from offering most or all of our products and services.

FP's software products are dependent, in part, on a non-exclusive worldwide license from Orion IP, LLC to utilize certain critical patents and related rights in connection with the conduct of its business. We expect that such license will be transferred to the Company in connection with the merger.

As we expand FP's services internationally, our business will be susceptible to additional risks associated with international operations

We believe we must expand FP's services internationally and expect to commit significant resources to this expansion. As we increase our international activities, we will be exposed to additional challenges, including:

      o     fluctuations in currency exchange rates;

      o     seasonal fluctuations in purchasing patterns in other countries;

      o     different regulatory requirements;

      o     difficulties in collecting accounts receivable in other countries;

      o     the burdens of complying with a wide variety of foreign laws;

      o     challenges in staffing and managing foreign operations;

      o     political and economic instability; and

      o potentially adverse tax consequences, including those resulting from unexpected changes in tax laws.

We have limited experience operating outside the United States and with marketing our services globally. Our presence in global markets may require significant management attention and financial resources which may adversely affect our ability to effectively manage our business.

Our reported financial results may be adversely affected by changes in generally accepted accounting principles

Generally accepted accounting principles are subject to interpretation by the Financial Accounting Standards Board, or FASB, the American Institute of Certified Public Accountants, the Securities and Exchange Commission, or SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. For example, the FASB has announced its support for recording expense for the fair value of stock options granted, although final adoption of the standard has been delayed.

We will incur increased costs as a result of being a public company, compared to the historical operations of Firepond

As a public company, we will incur significant legal, accounting and other expenses that FP or Firepond did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC, require changes in corporate governance practices of public companies. In addition, if our stock is listed on NASDAQ or another major exchange, we will incur additional compliance expenses. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act after the recapitalization. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and current SEC regulations, beginning with our annual report on Form 10-K for the 2007 fiscal year, we will be required to furnish a report by our management on our internal control over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of 2007. We are just beginning the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure also could adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act of 2002. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

RISKS RELATING TO OUR COMMON STOCK

There has been no active public market for our common stock, and prospective investors may not be able to resell their shares at or above the purchase price paid by such investor, or at all.

It is intended that our common stock will become eligible for trading on the OTC Bulletin Board trading system. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

      o     The lack of readily available price quotations.

      o The absence of consistent administrative supervision of "bid" and "ask" quotations.

      o     Lower trading volume.

      o     Market conditions.

In addition, the value of our common stock could be affected by:

      o     Actual or anticipated variations in our operating results.

      o Changes in the market valuations of other similarly situated companies developing similar software products.

      o Announcements by AFG or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

      o     Adoption of new accounting standards affecting our industry.

      o     Additions or departures of key personnel.

      o     Introduction of new product or services by AFG or its competitors.

      o     Sales of common stock or other securities in the open market.

      o     Changes in financial estimates by securities analysts.

      o     Conditions or trends in the market in which AFG operates.

      o Changes in earnings estimates and recommendations by financial analysts.

      o     Our failure to meet financial analysts' performance expectations.

      o     Other events or factors, many of which are beyond our control.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required either to sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

We have no current plan to pay dividends on our common stock and investors may lose the entire amount of their investment.

We have no current plans to pay dividends on our common stock. Therefore, investors will not receive any funds absent a sale of their shares. We cannot assure investors of a positive return on their investment when they sell their shares nor can we assure that investors will not lose the entire amount of their investment.

Our common stock may be considered "a penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. If, upon development of a market, the market price of the common stock falls below $5.00 per share, the SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell the common stock and may affect the ability of investors to sell their shares.

A significant amount of common stock will be eligible for sale on the second year anniversary following our CAP financing, and its sale could depress the market price of our common stock.

Members of our senior management are prohibited from selling shares of their common stock during the two year period beginning March 29, 2006. Sales of a significant number of shares of common stock in the public market commencing in a year could lower the market price of our common stock. All of AFG's stockholders are subject to Rule 144 under the Securities Act, which, in general, permits a person who has held restricted shares for a period of one year, upon filing with the SEC a notification on Form 144, to sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

We cannot assure you that we will list our common stock on NASDAQ or any other securities exchange.

Although we intend to apply to list the common stock on NASDAQ or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of the common stock on either of those or any other stock exchange. After the merger of FP and our recapitalization, if we were unable to list the common stock on NASDAQ, the American Stock Exchange or another stock exchange, or to maintain the listing, we expect that our common stock will be eligible to trade on the OTC Bulletin Board, maintained by NASDAQ, another over-the-counter quotation system, or on the "pink sheets," where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to a SEC rule that, if we failed to meet the specified criteria, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of the common stock. It would also make it more difficult for us to raise additional capital after the recapitalization.

Securities analysts may not initiate coverage or continue to cover our common stock and this may have a negative impact on our common stock's market price.

The trading market for our common stock may depend significantly on the research and reports that securities analysts publish about us or our business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock's market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

                                   MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our directors, executive officers and significant employees at the closing of this offering:

Name                               Age       Position(s)
----                               ---       -----------
Douglas Croxall                    37       Chairman of the Board
William Santo                      50       Chief Executive Officer, Director
Stephen Peary                      57       Chief Financial Officer, Secretary
Mark Campion                       50       Director

William Santo serves as the Chief Executive Officer and a director of the Company, and served as the Chief Executive Officer of Firepond and FP since June 1, 2005. Prior to joining the Company, Bill was a Managing Director at Sanders Morris Harris, a publicly traded diversified financial services firm. Prior to joining SMH, Bill was a successful entrepreneur involved in numerous start-up opportunities, primarily in the software industry. Most recently, Mr. Santo co-founded Magnetic Alliance, an online marketplace, facilitating co-marketing and co-branding opportunities between consumer brands and entertainment content producers. Before that Mr. Santo co-founded the Web acceleration firm, wwWhoosh, Inc., and served as its Chief Executive Officer from 2000 through 2001. Prior to wwWhoosh, he founded and was Chief Executive Officer of InfoCellular, a company that developed customer acquisition software for the wireless communications industry. InfoCellular was founded in 1993 with four employees, and within five years 26 wireless carriers in five countries used its products. Mr. Santo graduated from the University of Massachusetts, Amherst with a B.S. in Political Science. He also holds a Juris Doctor degree from New England School of Law.

Stephen Peary serves as the Chief Financial Officer and Secretary of the Company, and served as the Chief Financial Officer of FP since April 28, 2005. He has been consulting with FP regarding restructuring operations, finance, audit and insurance matters since September 2004. From 2001 to 2005, Mr. Peary was Managing Director of Stinson Capital Management, Ltd., a Bermuda corporation, and its affiliates managing investment portfolios and financing marine and energy related assets. From 1997 to 2001 he was Managing Director of Liverpool & London Protection and Indemnity Association, a mutual manager of marine assets and liability risks located in Liverpool, England. From 1987 to 1997, Mr. Peary was Senior Vice President at PLM International, Inc. (AMEX:PLM), manager of diversified investment portfolios focused on transportation related equipment, including ships, commercial aircraft, marine containers, and oil drilling rigs. He is a graduate of the University of Illinois (BA, Economics), Georgetown University Law Schools (J.D.) and Boston University (LLM - Taxation).

Douglas Croxall has served as the Chairman of the Board of Directors of the Company since December 3, 2003, and was the Chief Executive Officer of Firepond and FP from December 2003 until May 2005. A company controlled by Mr. Croxall is the managing member of Jaguar Technology Holdings, LLC. Since December 2001, Mr. Croxall has served as the managing member of Riverland Enterprises LLC, a privately-held company which holds investments and provides strategic advisory services. Since August 2001, Mr. Croxall has served as an officer of Acclaim Financial Group Venture III, LLC, which provides strategic advisory services. From September 1999 until May 2001, Mr. Croxall served as the Chief Financial Officer of Load Media Network, Inc., an Internet and software company based in Hollywood, California. From August 1995 until September 1999, Mr. Croxall served as a Manager for KPMG in the Strategic Transaction Services Group. Mr. Croxall received his Bachelor of Arts degree in Political Science from Purdue University and his Master Degree in Finance from Pepperdine University.

Mark Campion has served as a member of the Company's Board of Directors since March 2006. Mr. Campion joined PolyFuel as Chief Financial Officer in April 2003. Mark personally led PolyFuel's equity raise and listing on the London AIM in July 2005. Mark has more than 20 years of experience across a broad range of financial and operational disciplines, including public and private financing, treasury, corporate operations, information technology, planning and budgeting, credit and risk management, accounting and taxation, human resources and corporate administration. He has held senior-level positions with a number of public and private companies, including Atomic Tangerine, Trans Ocean, GRI International, Activision, and KPMG. Mark received a B.S. in business from the University of California at Berkeley and is a graduate of the Harvard Business School's Advanced Executive Management Program. He is a Certified Public Accountant.

We may add other qualified directors to the Board in the future, as candidates become available.

Election of Directors and Officers

Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by the Company's Articles of Incorporation. The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified. If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, then the shareholders may fill the vacancy at the next annual meeting or at a special meeting called for the purpose, or the board of directors may fill such vacancy.

Board Committees

Our Board of Directors will form certain Committees including Compensation, Audit and Nominating and Governance Committees. If we proceed with the listing of our common stock on Nasdaq, each member of the Compensation, Audit and Nominating and Governance Committees will be determined by the Board of the Directors to be "independent" within the meaning of Nasdaq Rule 4200(a)(15) and, in addition, each member of the Audit Committee will be "independent" within the meaning of applicable rules and regulations of the Securities and Exchange Commission regarding the independence of audit committee members.

Compensation Committee. The Compensation Committee will be charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock incentive and benefit plans.

Audit Committee. The Audit Committee will be charged with, among other things, the appointment of independent auditors of the Company, as well as discussing and reviewing with the independent auditors the scope of the annual audit and results thereof, pre-approving the engagement of the independent auditors for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. The Audit Committee will also review interim financial statements included in the Company's quarterly reports and will review documents filed with the SEC. Mr. Campion will be Chairman of the Audit Committee.

Nominating and Governance Committee. The Nominating and Governance Committee will be charged with assisting the Board in its selection of individuals as nominees for election to the Board at annual meetings of the Company's shareholders and to fill any vacancies or newly created directorships on the Board.

Code of Business Conduct and Ethics. We intend to adopt a Code of Business Conduct and Ethics applicable to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller) and employees. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments or waivers from any provision of the Company's Code of Business Conduct and Ethics applicable to the Company's principal executive officer, principal financial officer, principal accounting officer or controller by either filing a Form 8-K or posting this information on the Company's website within five days business days following the date of amendment or waiver.

                             EXECUTIVE COMPENSATION

Prior to the acquisition of FP, the Company did not pay any compensation to its executive officers. The following table sets forth the cash compensation earned for services performed for FP and its predecessors during the calendar years ended December 31, 2005, December 31, 2004 and December 31, 2003 by the FP's Chief Executive Officer and each of its other four most highly compensated executive officers, who are referred to collectively as the "Named Executive Officers."

                           Summary Compensation Table

                                                                             Long-Term Compensation
                                                               -----------------------------------------------
                                                                               Awards                  Payouts
                                                               ------------------------------------   --------
                                    Annual Compensation          Restricted Stock     Securities         LTIP        All Other
                             -------------------------------         Award(s)         Underlying       Payouts      Compensation
Name and Principal Position   Year    Salary($)     Bonus($)            ($)         Options/SARs(#)      ($)           ($)(3)
---------------------------  -----    --------      --------   ------------------   ---------------   --------      ------------
William Santo(1)              2005     125,000
    Chief Executive Officer   2004           0
                              2003           0

Stephen Peary(2)              2005     106,250                                                                         50,000(4)
    Chief Financial Officer   2004                                                                                     20,000(5)
                              2003                                                                                          0

Douglas Croxall               2005       5,168
    Chairman                  2004      29,133
                              2003      16,795

Craig Christensen             2005     123,097
    Vice President,           2004     112,193
    Development               2003     115,159

Gary Roseberry                2005     100,650
    Vice President,           2004      98,955
    Services and Support      2003      89,833

____________
(1) William Santo was appointed Chief Executive Officer on June 1, 2005.

(2) Stephen Peary was appointed Chief Financial Officer on April 28, 2005. Prior to that time Mr. Peary served as an independent consultant to FP.

(3) Amounts represent FP's Profit Sharing and 401(k) Plan contributions, payments of term life insurance premiums and medical cost reimbursement. In the year ended December 31, 2004 and December 31, 2005, FP did not make any contributions to the FP's Profit Sharing and 401(k) Plan.

In the year ended December 31, 2004, life insurance premium payments by FP were $ 201.70 and $ 229.10 for Messrs. Christiansen and Mr. Roseberry, respectively. In the year ended December 31, 2004, medical reimbursements were $ 8,502.27, $ 8075.89 and $ 8075.89 for Messrs. Croxall, Christiansen and Roseberry, respectively.

In the year ended December 31, 2005, life insurance premium payments by the Company were $ 240.00, $204.00, $ 272.40 and $242.40 for Messrs. Santo, Peary, Christiansen and Mr. Roseberry, respectively. In the year ended December 31, 2005, medical reimbursements were $ 9,398.43, $4,699.89, $4,699.89, $ 8,973.89 and $ 8,973.89 for Messrs. Croxall, Santo, Peary, Christiansen and Roseberry, respectively.

(4) Mr. Peary received $50,000 for services rendered to FP as a consultant prior to Mr. Peary's appointment as Chief Financial Officer.

(5) Mr. Peary received $20,000 for services rendered to FP as a consultant prior to Mr. Peary's appointment as Chief Financial Officer. See section titled "Certain Relationships and Related Transactions" below.

Employment Agreements

On May 16, 2005, Firepond entered into three-year employment agreements with William Santo, its CEO, and Stephen Peary, its CFO, on the following material terms:

      o     CEO base salary of $200,000 per year;

      o     Bonus as determined by the Board of Directors;

      o Restricted stock grant - 750,000 common shares in FP Technology, all of which vest on the third anniversary of the date of grant, or January 5, 2009. This restricted stock was exchanged for 302,419 restricted common shares in the Company as of the Effective Time;

      o     Medical and dental insurance; and

      o     Up to three weeks vacation annually.


      o     CFO base salary of $170,000 per year;

      o     Bonus as determined by the Board of Directors;

      o Restricted stock grant - 500,025 common shares, all of which vest on the third anniversary of the date of grant, or on January 5, 2009. This restricted stock was exchanged for 201,622 restricted common shares in the Company as of the Effective Time;

      o     Medical and dental insurance; and

      o     Up to three weeks vacation annually.

The CEO and CFO current base salaries have since been increased to $300,000 and $250,000 per year, respectively.

By operation of the merger, the Company assumed the obligations of Firepond under these employment agreements as of the Effective Time. Each of these employment agreements is filed as an exhibit attached to this report.

Compensation of Directors

Each member of our board of directors who is not an employee of the Company (a "non-employee director") will receive an annual retainer of $10,000 and will receive $1,000 for each meeting of our board of directors attended in order to defray travel expenses. Under a Stock Incentive Plan that will be adopted after the closing, each non-employee director will be granted annually an option to purchase 1,000 shares of our common stock on the day following our annual meeting of shareholders, with an exercise price per share equal to the fair market value of our common stock on such date. Each such option will have a ten year term and will vest with respect to one-third of the shares subject thereto on the date of the next three annual meetings of shareholders. In addition, each such option will become fully vested upon a "change in control" (as defined in the plan) of the Company or such director's death. In the event a non-employee director ceases to be a director for any reason (other than death), such director may exercise his or her then vested options for six months. In the event of death, his or her options shall remain exercisable for a period of twelve months.

In addition, members of the board of directors will receive restricted stock grants ranging from 60,000 common shares to 101,000 common shares.

Our employee directors do not receive any additional compensation for serving on our board of directors or any committee of our board of directors. Board members may receive additional compensation for attending special meetings of the board of directors. Our non-employee directors do not receive any compensation from us other than the retainer, attendance fees and stock option grants described above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management of the Company believes that all of the below transactions were on terms at least as favorable as could have been obtained from unrelated third parties.

The Company was a party to a certain Credit Agreement, dated as of July 15, 2003 (the "Credit Agreement"), with Acclaim Financial Group Venture II, LLC ("AFGVII") pursuant to which the Company was indebted to AFGVII in the approximate amount of $313,421.44 as of March 29, 2006 (the "Claim"). The aggregate amount loaned to the Company from AFGVII over the last two years under the Credit Agreement totaled approximately $200,000. On March 29, 2006, AFGVII sold its rights to the Claim to Benchmark Equity Group, Inc. Douglas Croxall, who is Chairman of the Board and a principal shareholder of the Company, indirectly holds (through Riverland Enterprises, LLC) a 50% membership interest in AFGVII. Prior to the acquisition of FP by AFG, AFGVII was a principal shareholder of AFG.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of March 29, 2006 by (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our directors and Named Executive Officers and (iii) all of our executive officers and directors as a group. Except as otherwise listed below, the address of each person is c/o AFG Enterprises USA, Inc., 181 Wells Avenue, Suite 100, Newton, Massachusetts 02459. As of March 29, 2006, there were outstanding 5,100,441 shares of our common stock.

                           Name of Beneficial Owner                        Shares (1)        Percent
                           ------------------------                        ----------        -------
5% or Greater Stockholders:
   Jaguar Technology Holdings, LLC                                        2,177,414              42.7%
    Benchmark Equity Group                                                1,008,062              19.8%

Directors and Executive Officers:
    Douglas Croxall                                                       2,802,414(2)           54.9%
   William Santo                                                            614,919(3)           12.0%
   Stephen Peary                                                            514,122(4)           10.1%
   Mark Campion                                                              60,484(5)            1.2%

All current directors and executive officers as a group (4 persons)          3,991,939           78.3%

______________________
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 29, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes 2,177,414 shares held by Jaguar Technology Holdings, LLC. Mr. Croxall is the sole member of Riverland Enterprises LLC, which is the sole member-manager of Jaguar Technology Holdings LLC. Mr. Croxall disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by Jaguar Technology Holdings LLC. Also includes 625,000 shares of restricted common stock, all of which will vest on the second anniversary of the financing transaction by the Company of $50 million in Senior Secured Convertible and Nonconvertible Notes Due 2011 and Warrants (the "CAP Financing"). Vesting of the restricted common stock of the Company is contingent upon Mr. Croxall's continuous service with the Company and the meeting of certain conditions of the CAP Financing.

(3) Consists of (i) 302,419 shares of restricted common stock, all of which will vest on the third anniversary of the January 5, 2006 grant date, and (ii) 312,500 shares of restricted common stock, all of which will vest on the second anniversary of the CAP Financing contingent upon (a) Mr. Santo's continuous service with the Company and (b) the meeting of certain conditions of the CAP Financing.

(4) Consists of (i) 201,622 shares of restricted common stock, all of which will vest on the third anniversary of the January 5, 2006 grant date, and (ii) 312,500 shares of restricted common stock, all of which will vest on the second anniversary of the CAP Financing contingent upon (a) Mr. Peary's continuous service with the Company and (b) the meeting of certain conditions of the CAP Financing.

(5) Consists of 60,484 shares of restricted common stock, all of which will vest on the third anniversary of the January 5, 2006 grant date.

                            DESCRIPTION OF SECURITIES

The Company's authorized capital stock consists of 300,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of a liquidation, dissolution or winding-up of the Company's business, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities.

The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

The Company has never paid any cash dividends on its common stock and the Company does not anticipate paying any cash dividends in the foreseeable future. The Company intends to retain future earnings to fund ongoing operations and future capital requirements of its business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company's common stock is currently quoted in The Pink Sheets under the symbol "AFGU." The following table shows the range of high and low bid quotations for the Company's Common Stock for the period from January 1, 2004 until December 31, 2005, as reported by The Pink Sheets, LLC. Prices reflect inter-dealer prices, and do not necessarily reflect actual transactions, retail mark-up, mark-down, or commission. The prices reflected below are prior to the 50 to 1 reverse split effective on March 10, 2006.

                                STOCK QUOTATIONS

Period Ended                                   Closing Sales
------------                                   -------------
                               2005                              2004
                      High               Low             High           Low
                      ----               ---             ----           ---
December 31          $0.000             $0.000          $0.0001        $0.0001
September 30         0.000              0.000           0.015          0.0001
June 30              0.000              0.000           0.02           0.0001
March 31             0.000              0.000           0.005          0.0001

Holders

As of March 23, 2006, the Company's shares of common stock were held by approximately 496 stockholders of record.

Dividends

The Company has not declared any dividends to date. The Company has no present intention of paying any cash dividends on its common stock in the foreseeable future, as the Company intends to use earnings, if any, to generate growth. The payment by the Company of dividends, if any, in the future, rests within the discretion of the Board of Directors and will depend, among other things, upon the Company's earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in the Company's articles of incorporation or bylaws that restrict the Company from declaring dividends.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws require that the Company indemnify and hold harmless officers, directors and former officers and directors for any obligations arising by reason of being or having been directors or officers of the Company, except in relation to matters as to which any such director or officer or former director or officer or person is adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled, under any Bylaw, agreement, vote of stockholders, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     RECENT SALES OF UNREGISTERED SECURITIES

In connection with the merger of FP as described in Item 1.01 above, the Company completed the following transactions described below. These transactions were exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder.

CAP Financing - Private Placement of Notes and Warrants

On March 29, 2006, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with each of the investors listed on the Schedule of Buyers attached thereto (the "Buyers"), pursuant to which the Buyers agreed to purchase (i) the Company's Senior Secured Nonconvertible Notes due 2011 (the "Nonconvertible Notes") in an aggregate principal amount of $50,000,000, which Nonconvertible Notes may be exchanged for Senior Secured Convertible Notes due 2011 (the "Convertible Notes", and together with the Nonconvertible Notes, the "Notes") or redeemed under certain circumstances, and which Convertible Notes are convertible into shares of the Company's common stock (the "Conversion Shares"); and (ii) warrants (the "Warrants") to acquire in the aggregate up to 6,875,000 shares of the Company's common stock in such amounts set forth opposite each Buyer's name in the Schedule of Buyers attached to the Purchase Agreement (the "Warrant Shares"), exercisable from the earlier of six months after issuance or the Threshold Acquisition Date (as such term is defined in the Indenture, described below) until March 29, 2011 at an exercise price equal to the lower of $8.00 and 125% of the per share price of the Company's common stock to be sold in a new private placement transaction which the Company intends to complete within six months. The purchase and sale of the Notes and Warrants was consummated on March 29, 2006.

On March 29, 2006, the Company also entered into a Registration Rights Agreement with the Buyers, whereby the Company agreed to provide certain registration rights in respect of the Conversion Shares and the Warrant Shares under the Securities Act of 1933 and the rules and regulations promulgated thereunder, and applicable state securities laws.

Pursuant to the terms of an Indenture dated as of March 29, 2006 (the "Indenture") executed by the Company, as Issuer, and The Bank of New York, as Trustee (in such capacity, the "Trustee"), the Company issued the Nonconvertible Notes to the Buyers. Under the terms of the Indenture and the Escrow Agreement dated as of March 29, 2006 (the "Escrow Agreement") between the Company and the Trustee, ninety-five percent of the proceeds of the Nonconvertible Notes were paid into an interest-bearing account (the "Escrow Account") maintained by the Escrow Agent for the benefit of the holders of the Nonconvertible Notes (the "Nonconvertible Holders").

While any Nonconvertible Notes are outstanding, the Company may propose to consummate a business combination transaction in which the Company will acquire by merger, securities purchase, asset purchase or otherwise, a majority of the assets or equity of another entity for a purchase price of at least $15,000,000, and each Nonconvertible Holders may vote to approve such transaction. Approval of a business combination transaction requires the affirmative vote of holders of at least 75% of the principal amount of outstanding Nonconvertible Notes. The amount funded from the Escrow Account must be (i) at least 50% of the amount required for an approved business combination transaction (including purchase price, fees and expenses of the transaction and additional working capital requirements of the Company), unless the available amount from the Escrow Account at such time is less than 50% of the amount required, in which case such amount shall equal the available amount, and (ii) at least $15 million . A pro rata amount of the principal amount of the Nonconvertible Notes of each Nonconvertible Holder voting in favor of such business combination transaction will be exchanged for Convertible Notes, and an amount equal to the total principal amount of such exchanged Nonconvertible Notes will be released from the Escrow Account and used to consummate such business combination transaction.

The indebtedness evidenced by the Notes is senior secured indebtedness of the Company, and ranks superior to the Company's other indebtedness. Interest on the Notes accrues at a rate equal to the greater of (A) 4.51% and (B) the three month U.S. Treasury Rate (as reported on Bloomberg). As security for the Company's obligations under the Indenture, the Company and FP Technology Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("FP"), have each executed (i) a Security Agreement dated as of March 29, 2006 (the "Security Agreement"), pursuant to which the Company and FP granted a security interest in all assets of the Company and FP in favor of the Trustee, in its capacity as collateral agent for the Nonconvertible Holders and the holders of the Convertible Notes under the Indenture (in such capacity, the "Collateral Agent"), and (ii) a Pledge Agreement dated as of March 29, 2006, pursuant to which the Company pledged its interest in FP in favor of the Collateral Agent. FP has executed a separate Guaranty dated as of March 29, 2006 in favor of the Collateral Agent.

The securities issued under the Purchase Agreement were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

Agreements with Trident Growth Fund, LP

The Company completed its acquisition of FP on March 29, 2006 (the "FP Acquisition"). In connection with the FP Acquisition, on March 29, 2006 the Company entered into a Master Amendment (the "Master Amendment"), by and among the Company, FP and Trident Growth Fund, L.P. ("Trident"). The Master Amendment amended the operative documents entered into by FP in September and November 2005 relating to certain financing transactions between FP and Trident pursuant to which Trident provided an aggregate of $2,500,000 in debt financing to FP. The Master Amendment also added the Company as a party to certain of these agreements, including the Debentures and Warrants.

The Master Amendment amended the following agreements (the "Trident Financing Documents") and added the Company as a party to each of them: (i) Securities Purchase Agreement, dated September 13, 2005, as amended by that First Amendment dated November 15, 2005; (ii) 12% Senior Secured Convertible Debentures No. 1, dated September 13, 2005 and November 15, 2005, in the aggregate principal amount of $500,000; and (iii) Common Stock Purchase Warrants initial, dated September 13, 2005, and November 15, 2005.

In addition, on March 29, 2006, the Company entered into an Intercreditor and Subordination Agreement with FP and Trident (the "Subordination Agreement"), pursuant to which Trident agreed to subordinate its rights under the Trident Financing Documents, including a Security Agreement, dated September 13, 2005, entered into between Trident and FP (the "Security Agreement"), to the rights of the Holders of Notes.

Private Placement of Common Stock

The Company was a party to a certain Credit Agreement, dated as of July 15, 2003 (the "Credit Agreement"), with Acclaim Financial Group Venture II, LLC ("AFGV"), pursuant to which the Company was indebted to AFGV in the approximate amount of $313,421.44 as of March 29, 2006 (the "Claim"). On March 29, 2006, AFGV sold its rights to the Claim to Benchmark Equity Group, Inc. ("BMEG"), which agreed with the Company to cancel the Claim in full in exchange for 1,008,062 shares of common stock of the Company to be issued to BMEG or its designees, pursuant to an Exchange Agreement between the Company and BMEG (the "Exchange Agreement"). On March 29, 2006, the Company issued 1,008,062 shares of the Company's common stock to BMEG and its designees pursuant to the Exchange Agreement.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Audit Committee of the Board of Directors is in the process of engaging a new independent firm to audit the Registrant's financial statements for the year ended. The Registrant has been notified by its prior independent auditors, Singer Lewak Greenbaum & Goldstein LLP ("SLGG"), that it is no longer the Registrant's independent auditor as SLGG has resigned.

SLGG's report on Registrant's financial statements for the fiscal year ended December 31, 2004 contained language regarding the Company's ability to continue as a going concern.

There were no disagreements ("Disagreements") between Registrant and SLGG during either (i) the Prior Fiscal Year, or (ii) the period January 1, 2006 through March 10, 2006 (the "Interim Period") on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which Disagreement, if not resolved to the satisfaction of SLGG, would have caused SLGG to make reference to the subject matter of the Disagreement in connection with its report for the Prior Fiscal Years.

There were no reportable events under Item 304(a)(1) of Regulation S-B, during either (i) the Prior Fiscal Years or (ii) the Interim Period.

Pursuant to Item 4.01 of Form 8-K and Item 304(a)(3) of Regulation S-B, Registrant has provided SLGG with a copy of this Report on Form 8-K and SLGG provided the Registrant with a response addressed to the Securities and Exchange Commission as to SLGG's agreement with the statements made in this Item 4.01 as to SLGG. Such response is filed as an exhibit to this Report.

The Company is currently in discussions with Causey Demgen & Moore Inc. ("CDM") to replace SLGG as its independent public accountants. CDM previously served as the Company's independent public accountants until April 2005. CDM also has been engaged by FP to audit the financial statements as of and for the period ended June 30, 2005 and review the unaudited financial statements for the periods ended September 30, 2004 and 2005 and December 31, 2004 and 2005 included in this Report.

On April 21, 2005, CDM declined to stand for re-appointment as the Company's independent public accountants for the fiscal year ended December 31, 2004 due to the restrictions imposed by Section 208(a) of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities Exchange Commission that prohibit partners on the audit engagement team from providing audit services to the issuer for more than five consecutive years and from returning to audit services with the same issuer within five years. The Company appointed SLGG to serve as independent public accountants of the Company for the fiscal year ending December 31, 2004.

CDM is awaiting a decision from the PCAOB as to whether it can serve as the Company's independent public accountants in light of the acquisition of FP through a merger of a subsidiary of the Company with and into FP. If CDM is allowed to serve as the Company's independent public accountants, the Company anticipates that its board of directors will recommend that CDM be appointed as the Company's independent public accountants. If the Company is not able to appoint CDM as its auditors on a going forward basis, the Company will appoint a new independent accounting firm to serve as its auditors.

CDM's report on the Company's financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. However, they did include an explanatory paragraph wherein they expressed substantial doubt about the Company's ability to continue as a going concern.

During the years ended December 31, 2003 and 2002 and through April 21, 2005, there were no disagreements with CDM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to CDM's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on the Company's financial statements for such years.

                                    EXHIBITS

Please see "Item 9.01 Financial Statements and Exhibits" of this Form 8-K.


                      * * END OF FORM 10-SB DISCLOSURES * *


Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Form 10-SB Information, "Recent Sales of Unregistered Securities", which disclosure is incorporated herein by reference.


Item 4.01 Changes in Registrant's Certifying Accountant

Reference is made to the disclosure set forth under Form SB Information, "Changes in and Disagreements with Accountants", which disclosure is incorporated herein by reference.


Item 5.01 Changes in Control of Registrant

As a result of the consummation of the merger described in Item 1.01 above, which information is incorporated herein by reference, Douglas Croxall became a controlling stockholder of the Company as a result of his direct or indirect beneficial ownership of 2,177,414 shares or approximately 54.9% of the outstanding shares of common stock of the Company immediately following the Effective Time. The previous controlling stockholder of the Company was Erich Spangenberg, who directly or indirectly beneficially owned 60,000 shares or approximately 60.0% of the outstanding shares of common stock of the Company as of December 31, 2005.

As described in Item 5.02 below, immediately after the consummation of the merger, the board of directors of the Company consists of William Santo, Mark Campion and Douglas Croxall.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2006, in connection with the merger of FP described in Item 1.01 above, Douglas Croxall, William Santo and Mark Campion were elected to the board of directors of the Company and Joseph Rozelle resigned as its Chief Executive Officer, Treasurer, Secretary and sole director. On March 29, 2006, the Company's board of directors appointed William Santo as the Company's Chief Executive Officer and Stephen Peary as its Chief Financial Officer and Secretary. Reference is hereby made to the disclosure set forth under Form 10-SB Information, "Management," which disclosure is incorporated herein by reference.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2006, in connection with the merger with FP, the Company amended its bylaws in the form of the amended and restated bylaws attached as an exhibit hereto.

On March 29, 2006, we changed our fiscal year to the fiscal year ended June 30. The change in fiscal year will be reflected in our Form 10-KSB for the fiscal year ended June 30, 2006. The change of fiscal year is in connection with our acquisition of FP described in Item 1.01 above. The transaction is accounted for as a reverse acquisition. As a result, FP is the accounting acquiring entity, and our historical financial statements will reflect the operations of FP as if FP had made the acquisition.


Item 5.06 Change in Shell Company Status

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

      The financial statements of Firepond and FP on pages F-1 through F-98 at the end of this report are herein incorporated by reference.

(b) Pro forma financial information.

      The pro forma balance sheet information beginning on page F-96 is incorporated herein by reference. We are not including pro forma income statement information.

(c) Exhibit index.

   Exhibit No.    Description
   -----------    -----------
      2.1         Agreement and Plan of Merger, dated March 29, 2006, by and among AFG Enterprises USA, Inc., FP Merger Sub, Inc., and FP
                  Technology Holdings, Inc.*

      3.1 Amended and Restated Articles of Incorporation of AFG Enterprises USA, Inc.**

      3.2         Amended and Restated Bylaws of AFG Enterprises USA, Inc.*

      4.1         Specimen of Common Stock of AFG Enterprises USA, Inc.**

     16.1 Letter of Singer Lewak Greenbaum & Goldstein LLP, dated April 4, 2006, to the Securities and Exchange Commission

      99.1 Employment Agreement, dated May 16, 2005, by and between Firepond, Inc. and William Santo*

      99.2 Employment Agreement, dated May 16, 2005, by and between Firepond, Inc. and Stephen Peary*

*Filed herewith.

**Previously filed with the Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K of AFG Enterprises USA, Inc. for the fiscal year ended December 31, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Date: April 4, 2006


                                              AFG Enterprises USA, Inc.

                                        By:   /s/ Stephen Peary
                                              ----------------------------------
                                              Stephen Peary
                                              Chief Financial Officer

                            AFG ENTERPRISES USA, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                  Page
                                                                                                                  ----
Unaudited Combined Financial Statements of Firepond, Inc. and FP Technology Holdings For the Three
Months Ended December 31, 2004 and 2005, the Three Months Ended September 30, 2004 and 2005, and
For the Six Months Ended December 31, 2004 and 2005
Unaudited Combined Balance Sheet at December 31, 2005                                                              F-1
Unaudited Combined Balance Sheet at September 30, 2005                                                             F-2
Unaudited Combined Statement of Income For the Three Months Ended December 31, 2004 and 2005                       F-3
Unaudited Combined Statement of Income For the Three Months Ended September 30, 2004 and 2005                      F-4
Unaudited Combined Statement of Income For the Six Months Ended December 31, 2004 and 2005                         F-5
Unaudited Combined Statement of Stockholders' Equity For the Period from June 30, 2005 to December                 F-6
31, 2005
Unaudited Combined Statement of Cash Flows For the Three Months Ended December 31, 2004 and 2005                   F-7
Unaudited Combined Statement of Cash Flows For the Three Months Ended September 30, 2004 and 2005                  F-8
Unaudited Combined Statement of Cash Flows For the Six Months Ended December 31, 2004 and 2005                     F-9
Notes to Unaudited Financial Statements                                                                           F-10
Audited Consolidated Financial Statements of Firepond, Inc. and Subsidiaries For the Period From
November 1, 2004 to June 30, 2005
Report of Independent Registered Public Accounting Firm                                                           F-18
Audited Consolidated Balance Sheet at June 30, 2005                                                               F-19
Audited Consolidated Statement of Income for the period from November 1, 2004 to June 30, 2005                    F-21
Audited Consolidated Statement of Stockholders' Equity for the period from November 1, 2004 to                    F-22
June 30, 2005
Audited Consolidated Statement of Cash Flows for the period from November 1, 2004 to June 30, 2005                F-23
Notes to Consolidated Financial Statements                                                                        F-24
Audited Consolidated Financial Statements of Firepond, Inc. and Subsidiaries For the Period From
December 2, 2003 (Acquisition) to October 31, 2004
Report of Independent Registered Public Accounting Firm                                                           F-44
Audited Balance Sheet at October 31, 2004                                                                         F-45
Audited Consolidated Statement of Income for the period from December 2, 2003 (Acquisition) to                    F-47
October 31, 2004

                                                                                                                  Page
                                                                                                                  ----
Audited Consolidated Statement of Stockholders' Deficit for the period from December 2, 2003                      F-48
(Acquisition) to October 31, 2004
Audited Consolidated Statement of Cash Flows for the period from December 2, 2003 (Acuisition) to                 F-49
October 31, 2004
Notes to Consolidated Financial Statements                                                                        F-50
Audited Consolidated Financial Statements of Firepond, Inc. and Subsidiaries For the Year Ended
October 31, 2003
Report of Independent Registered Public Accounting Firm                                                           F-70
Audited Balance Sheet at October 31, 2003                                                                         F-71
Audited Consolidated Statement of Income for the year ended October 31, 2003                                      F-73
Audited Consolidated Statement of Stockholders' Equity(Deficit) for the year ended October 31,                    F-75
2003
Audited Consolidated Statement of Cash Flows for the year ended October 31, 2003                                  F-76
Notes to Consolidated Financial Statements                                                                        F-77
Unaudited Pro Form Financial Statements of Firepond, Inc., FP Technology Holdings, Inc. and AFG
Enterprises USA, Inc.
Unaudited Pro Forma Information                                                                                   F-96
Unaudited Pro Forma Combined Balance Sheet at December 31, 2005                                                   F-97
Notes to Unaudited Pro Forma Combined Balance Sheet                                                               F-98

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                                          COMBINED BALANCE SHEET
                                                               December 31, 2005
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                     ASSETS

Current assets

      Cash and cash equivalents                                       $   471,527
      Accounts receivable, net of allowance for doubtful
         accounts of $10,000                                              306,255
      Assets to be sold                                                   106,374
      Debt issuance costs                                                  99,063
      Other current assets                                                 81,960
                                                                      -----------
         Total current assets                                           1,065,179

Property and equipment, net                                               241,135
Goodwill                                                                4,772,413
Deposits                                                                   12,140
                                                                      -----------
                Total assets                                          $ 6,090,867
                                                                      ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Current portion of long-term debt net of discount of $505,250   $ 1,994,750
      Accounts payable                                                    199,546
      Accrued liabilities                                                 557,676
      Accrued merger and restructuring costs                              257,123
      Deferred revenue                                                  1,462,776
                                                                      -----------
         Total current liabilities                                      4,471,871

Long-term notes payable                                                   250,000

Commitments and contingencies

Stockholders' equity
      Firepond, Inc. common stock, $0.01 par value
         Authorized - 100,000,000 shares
         Issued and outstanding - 99,001,000 shares                       990,010
      FP Technology Holdings, Inc. preferred stock, $0.01 par value
         Authorized - 10,000,000 shares
         Issued and outstanding - none                                         --
      FP Technology Holdings, Inc. common stock, $0.01 par value
         Authorized - 20,000,000 shares
         Issued and outstanding - 5,000,000 shares                         50,000
      Deficiency in capital                                            (1,365,000)
      Retained earnings                                                 1,747,128
      Accumulated other comprehensive loss                                (53,142)
                                                                      -----------
             Total shareholders' equity                                 1,368,996
                                                                      -----------
                Total liabilities and stockholders' equity            $ 6,090,867
                                                                      ===========

   The accompanying notes are an integral part of these financial statements.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                                          COMBINED BALANCE SHEET
                                                              September 30, 2005
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                     ASSETS

Current assets
      Cash and cash equivalents                                       $   706,237
      Accounts receivable, net of allowance for doubtful
         accounts of $10,000                                              610,712
      Assets to be sold                                                   106,374
      Debt issuance costs                                                  55,150
      Other current assets                                                 60,629
                                                                      -----------
         Total current assets                                           1,539,102

Property and equipment, net                                               269,594
Goodwill                                                                4,772,413

Deposits                                                                   12,140
                                                                      -----------
                Total assets                                          $ 6,593,249
                                                                      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Current portion of long-term debt net of discount of $488,750   $ 1,511,250
      Accounts payable                                                    207,671
      Accrued liabilities                                                 703,291
      Accrued merger and restructuring costs                              270,974
      Deferred revenue                                                  1,445,429
                                                                      -----------
         Total current liabilities                                      4,138,615

Long-term notes payable                                                   250,000

Commitments and contingencies

Stockholders' equity
      Firepond, Inc. common stock, $0.01 par value
         Authorized - 100,000,000 shares
         Issued and outstanding - 99,001,000 shares                       990,010
      FP Technology Holdings, Inc. preferred stock, $0.01 par value
         Authorized - 10,000,000 shares
         Issued and outstanding - none                                         --
      FP Technology Holdings, Inc. common stock, $0.01 par value
         Authorized - 20,000,000 shares

         Issued and outstanding - 5,000,000 shares                         50,000
      Deficiency in capital                                            (1,525,000)
      Retained earnings                                                 2,742,766
      Accumulated other comprehensive loss                                (53,142)
                                                                      -----------
             Total shareholders' equity                                 2,204,634
                                                                      -----------
                Total liabilities and stockholders' equity            $ 6,593,249
                                                                      ===========

   The accompanying notes are an integral part of these financial statements.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                                    COMBINED STATEMENT OF INCOME
                                                      For the Three Months Ended
                                                      December 31, 2004 and 2005
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                                       2004           2005
                                                   -----------    -----------
Revenues
         ON Demand Revenues                        $        --    $    40,684
         Enterprise Revenues                           947,404        649,386
                                                   -----------    -----------
         Total Revenues                                947,404        690,070

Cost of goods sold

         ON Demand costs                                    --        106,505
         Enterprises costs                             395,313        399,265
         Total cost of goods                           395,313        505,771
                                                   -----------    -----------

Gross profit                                           552,091        184,299

Operating expenses
         Sales, general and administrative             743,530        533,056
         Research and development                      411,444        400,824
         Restructuring and other special charges     3,480,110             --
         Settlement of claim                          (646,863)            --
                                                   -----------    -----------

                     Total operating expenses        3,988,222        933,880

Income from operations
                                                    (3,436,131)      (749,581)

Other income (expense), net
Interest (expense)                                     (69,542)      (234,975)
Other income                                          (127,354)       (11,082)
                                                   -----------    -----------
Total other income (expense), net                     (196,896)      (246,057)

Net income before discontinued operations           (3,633,027)      (995,638)

         Loss from discontinued operations            (342,085)            --
                                                   -----------    -----------

Net Income (Loss)                                  $(3,975,112)   $  (995,638)
                                                   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                                    COMBINED STATEMENT OF INCOME
                                                      For the Three Months Ended
                                                     September 30, 2004 and 2005
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                                       2004           2005
                                                   -----------    -----------
Revenues

         ON Demand revenues                        $        --    $    41,555
         Enterprise revenues                         5,093,140      1,106,174
                                                   -----------    -----------
         Total revenues                              5,093,140      1,147,729

Cost of goods sold
         ON Demand costs                                    --         76,848
         Enterprises costs                             644,121        389,073
                                                   -----------    -----------
         Total cost of goods sold                      644,121        465,921
                                                   -----------    -----------

Gross profit                                         4,449,019        681,808

Operating expenses
         Sales, general and administrative             413,055        416,575
         Research and development                      554,169        495,274
         Restructuring and other special charges            --          4,617
         Settlement of claim                                --     (1,712,500)
                                                   -----------    -----------

                     Total operating expenses          967,224       (796,034)
                                                   -----------    -----------

Income from operations                               3,481,795      1,477,842

Other income (expense), net
Interest (expense)                                    (103,192)       (71,250)
Other income                                          (129,804)       (19,111)
                                                   -----------    -----------
Total other income (expense), net                     (232,996)       (90,361)

Net income from continuing operations                3,248,799      1,387,481

         Loss from discontinued operations             (98,401)      (616,704)
                                                   -----------    -----------

Net Income                                         $ 3,150,397    $   770,777
                                                   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                                    COMBINED STATEMENT OF INCOME
                                                        For the Six Months Ended
                                                      December 31, 2004 and 2005
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                                       2004           2005
                                                   -----------    -----------
Revenues
         ON Demand revenues                        $        --    $    82,239
         Enterprise revenues                         6,040,543      1,755,560
                                                   -----------    -----------
         Total revenues                              6,040,543      1,837,799

Cost of goods sold
         ON Demand costs                                    --        183,353
         Enterprises costs                           1,039,434        788,338
                                                   -----------    -----------
         Total cost of goods sold                    1,039,434        971,692
                                                   -----------    -----------

Gross profit                                         5,001,109        866,107

Operating expenses
         Sales, general and administrative           1,156,586        949,631
         Research and development                      965,613        896,098
         Restructuring and other special charges     3,480,110          4,617
         Settlement of claim                          (646,863)    (1,712,500)
                                                   -----------    -----------

                     Total operating expenses        4,955,446        137,846
                                                   -----------    -----------

Income/(loss) from operations                           45,663        728,261

Other income (expense), net
Interest (expense)                                    (172,734)      (306,225)
Other income (expense)                                (257,156)       (30,193)
                                                   -----------    -----------
Total other income (expense), net                     (429,890)      (336,418)

Net income from continuing operations                 (384,228)       391,843

         Loss from discontinued operations            (440,486)      (616,704)
                                                   -----------    -----------

Net Income (Loss)                                  $  (824,714)   $  (224,861)
                                                   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                      COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                                               For the Period from June 30, 2005
                                                            to December 31, 2005
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                                                                    Firepond, Inc.
                                                Preferred Stock                      Common Stock
                                                ---------------                    --------------
                                                               $0.10                              $0.01

                                             Shares          Par Value         Shares           Par Value
                                          -------------    -------------    -------------   -----------------

Balance, June 30, 2005                               --    $          --       99,001,000   $         990,010

      FP Technology - Common Stock
      FP Technology - Additional Paid
      in Capital
      Issuance of convertible debt with
      warrants

      Combined Net income                            --               --               --                  --
                                          -------------    -------------    -------------   -----------------

Balance, September 30,2005                           --    $          --       99,001,000   $         990,010
                                          -------------    -------------    -------------   -----------------

      Issuance of convertible debt with
      warrants

      Combined Net income                            --               --               --                  --
                                          -------------    -------------    -------------   -----------------

Balance, December 31, 2005                           --    $          --       99,001,000   $         990,010
                                          =============    =============    =============   =================
                                           FP Technology Holdings, Inc.
                                                  Common Stock
                                                  ------------
                                                                $0.01          Deficiency       Accumulated
                                                                                                  Equity
                                              Shares          Par Value        In Capital        (Deficit)
                                          -------------   -----------------   -------------    -------------
Balance, June 30, 2005                               --   $              --   $  (1,985,000)   $   1,971,989

      FP Technology - Common Stock           5,000,000               50,000
      FP Technology - Additional Paid
      in Capital                                                                    (50,000)
      Issuance of convertible debt with
      warrants                                                                      510,000

      Combined Net income                            --                  --              --          770,777
                                          -------------   -----------------   -------------    -------------

Balance, September 30,2005                    5,000,000   $          50,000   $  (1,525,000)   $   2,742,766
                                          -------------   -----------------   -------------    -------------

      Issuance of convertible debt with
      warrants                                                                      160,000

      Combined Net income                            --                  --              --         (995,638)
                                          -------------   -----------------   -------------    -------------

Balance, December 31, 2005                    5,000,000   $          50,000   $  (1,365,000)   $   1,747,128
                                          =============   =================   =============    =============
                                         Accumulated
                                             Other        Stockholders'
                                         Comprehensive       Equity        Comprehensive
                                         Income (Loss)     (Deficit)       Income (Loss)
                                         -------------    -------------    -------------
Balance, June 30, 2005                   $    (680,778)   $     296,221    $   1,291,211

      FP Technology - Common Stock                               50,000
      FP Technology - Additional Paid
      in Capital                                                (50,000)
      Issuance of convertible debt with
      warrants                                                  510,000

      Combined Net income                      627,636        1,398,413        1,398,413
                                         -------------    -------------    -------------

Balance, September 30,2005               $     (53,142)   $   2,204,634    $   2,689,624
                                         -------------    -------------    -------------

      Issuance of convertible debt with
      warrants                                                  160,000

      Combined Net income                           --         (995,638)        (995,638)
                                         -------------    -------------    -------------

Balance, December 31M 2005               $     (53,142)   $   1,368,996    $   1,693,986
                                         =============    =============    =============

   The accompanying notes are an integral part of these financial statements.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                                COMBINED STATEMENT OF CASH FLOWS
                                                      For the Three Months Ended
                                                      December 31, 2004 and 2005
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                                                      2004           2005
                                                                 -----------    -----------
Cash flows from operating activities
    Net income (loss)                                            $(3,975,112)   $  (995,638)
    Adjustments to reconcile net loss to net cash
      used in operating activities
        Settlement of claim                                         (465,000)            --
        Depreciation and amortization                                 37,800        181,321
    Changes in assets and liabilities
        Accounts receivables                                         564,480        304,457
        Debt issuance costs                                               --        (99,063)
        Unbilled services                                              6,821             --
        Assets to be sold                                            402,022             --
        Prepaid expenses and other assets                             92,738         33,819
        Accounts payable                                             (82,861)        (8,125)
        Accrued liabilities                                         (371,319)      (145,615)
        Restructuring accrual                                       (234,801)       (13,851)
        Deferred revenue                                            (133,839)        17,347
                                                                 -----------    -----------

           Net cash used in operating activities                  (4,159,069)      (725,348)
                                                                 -----------    -----------

Cash flows from investing activities
    Purchase of property and equipment                               (62,665)        (9,362)
    Other assets                                                      45,593             --
                                                                 -----------    -----------

           Net cash provided by (used in) investing activities       (17,072)        (9,362)
                                                                 -----------    -----------

Cash flows from financing activities
    Borrowings from note payable                                          --        500,000
    Payments on notes payable                                     (1,600,000)            --
                                                                 -----------    -----------

           Net cash provided by (used in) financing activities    (1,600,000)       500,000
                                                                 -----------    -----------

Effect of exchange rate changes on  cash and cash equivalents       (162,522)            --
                                                                 -----------    -----------

                     Net decrease in cash and cash equivalents    (5,938,662)      (234,710)

Cash and cash equivalents, on september 30, 2004 and 2005          6,418,130        706,237
                                                                 -----------    -----------

Cash and cash equivalents, on december 31, 2004 and 2005         $   479,468    $   471,527
                                                                 ===========    ===========

Supplemental cash flow information:

    Interest paid                                                $        --    $    76,388
                                                                 ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                                COMBINED STATEMENT OF CASH FLOWS
                                                      For the Three Months ended
                                                     September 30, 2004 and 2005
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                                                          2004          2005
                                                                       -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                          $ 3,150,397    $   770,777
   Adjustments to reconcile net income to net cash used in operating activities

         Settlement of claim                                               (13,312)    (1,712,500)
         Depreciation and amortization                                     250,141         60,723
         Loss from discontinued operations                                      --        616,704
   Changes in assets and liabilities
         Accounts receivables                                             (605,519)       (61,756)
         Unbilled services                                                  71,009          2,748
         Debt issuance costs                                                71,113        (55,150)
         Prepaid expenses and other assets                                  82,980          9,134
         Accounts payable                                                 (223,329)        47,928
         Accrued liabilities                                                31,773        (11,003)
         Restructuring accrual                                             (30,000)        (9,233)
         Liabilities associated with assets to be sold                      18,608             --
         Deferred revenue                                                 (639,184)       257,142
                                                                       -----------    -----------

               Net cash provided by (used in) operating activities       2,164,677        (84,487)
                                                                       -----------    -----------

Cash flows from investing activities
   Purchase of property and equipment                                       (5,161)        (4,457)
   Other assets                                                              4,077         20,802
                                                                       -----------    -----------

               Net cash provided by (used in) investing activities          (1,084)        16,345
                                                                       -----------    -----------

Cash flows from financing activities
   Payments on notes payable                                                    --     (1,250,000)
   Proceeds from notes payable                                                  --      2,000,000
                                                                       -----------    -----------

               Net cash provided by financing activities                        --        750,000
                                                                       -----------    -----------

Effect of exchange rate changes on  cash and cash equivalents              315,003             --
                                                                       -----------    -----------

               Net increase in cash and cash equivalents                 2,478,596        681,858

Cash and cash equivalents, on June 30, 2005                              3,939,534         24,379
                                                                       -----------    -----------

Cash and cash equivalents, end of period                               $ 6,418,130    $   706,237
                                                                       ===========    ===========

Supplemental cash flow information:

   Interest paid                                                       $        --    $    50,000
                                                                       ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                                COMBINED STATEMENT OF CASH FLOWS
                                                        For the Six Months ended
                                                      December 31, 2004 and 2005
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                                                                2004           2005
                                                                            -----------    -----------
Cash flows from operating activities
      Net income (loss)                                                     $  (824,714)   $  (224,861)
      Adjustments to reconcile net loss to net cash
        used in operating activities
           Gain on sale of fixed assets                                         193,869             --
           Settlement of claim                                                 (465,000)    (1,712,500)
           Depreciation and amortization                                         75,600        257,131
           Loss from discontinued operations                                         --        616,704
      Changes in assets and liabilities
           Accounts receivables                                                 (41,039)       242,701
           Debt issuance costs                                                       --       (114,150)
           Unbilled services                                                     77,830          2,748
           Assets to be sold                                                    491,743             --
           Prepaid expenses and other assets                                    175,719        (12,197)
           Accounts payable                                                    (306,190)        39,803
           Accrued liabilities                                                 (339,546)      (156,618)
           Restructuring accrual                                               (264,801)       (23,084)
           Deferred revenue                                                    (773,022)       274,489
                                                                            -----------    -----------

                Net cash used in operating activities                        (1,999,552)      (809,834)
                                                                            -----------    -----------

Cash flows from investing activities
      Purchase of property and equipment                                        (62,665)       (13,819)
      Other assets                                                               49,670         20,802
                                                                            -----------    -----------

                Net cash from investing activities                              (12,995)         6,983
                                                                            -----------    -----------

Cash flows from financing activities
      Borrowings from note payable                                                   --      2,500,000

      Payments on notes payable                                              (1,600,000)    (1,250,000)
                                                                            -----------    -----------

                Net cash provided by (used in) financing activities          (1,600,000)     1,250,000
                                                                            -----------    -----------

Effect of exchange rate changes on  cash and cash equivalents                   152,481             --
                                                                            -----------    -----------

                     Net (decrease) increase in cash and cash equivalents    (3,460,066)       447,149

Cash and cash equivalents, on September 30, 2004 and 2005                     3,939,534         24,379
                                                                            -----------    -----------

Cash and cash equivalents, on December 31, 2004 and 2005                    $   479,468    $   471,527
                                                                            ===========    ===========

Supplemental cash flow information:

      Interest paid                                                         $        --    $   126,388
                                                                            ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                         Notes to Unaudited Financial Statements

--------------------------------------------------------------------------------

1.    Basis of Presentation:

      The accompanying unaudited financial statements have been prepared by the Company. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial position as of September 30, 2005 and December 31, 2005, and the results of operations and cash flows for the periods ended September 30, 2004 and 2005 and December 31, 2004 and 2005.

2.    Income taxes:

      No provision for income taxes is required at September 30, 2005 and December 31, 2005, because, in management's estimation the Company will not recognize any taxable income through the fiscal year ended June 30, 2006.

      3. General Motors Settlement:

      On October 19, 2001, General Motors Corporation filed a complaint against the Company in the Superior Court of Massachusetts, Middlesex County. The complaint alleges, among other things, a breach of contract under agreements entered into in 1994, as amended; anticipatory repudiation in the spring of 2000 of agreements entered into in 1994, as amended; unjust enrichment; establishment of a constructive trust; rescission and restitution based upon failure of consideration as well as extortion and coercion relating to agreements entered into in 1994, as amended; breach of the covenant of good faith and fair dealing; fraud; as well as violation of Chapter 93A of the General Laws of the Commonwealth of Massachusetts relating to unfair and deceptive trade practices. General Motors' claims further relate to license agreements, services agreements and a general release entered into with the Company in May 2000. This matter was settled on April 14, 2004, per the terms of the settlement, the Company estimated and accrued a liability of $7,000,000 as of October 31, 2003.

      On December 7, 2004, the Company entered into a revised settlement agreement that called for a promissory note of $3,000,000, the assigning of $1,350,000 of Firepond notes receivable to General Motors, as well as a cash payment of $1,600,000.

      During the period ended June 30, 2005, the Company negotiated a further settlement of the note payable and recorded a favorable settlement amount of $450,000 plus accrued interest into its records.

      On September 13, 2005, Firepond, FP Technology Holdings, Inc. and General Motors entered into a letter agreement whereby General Motors accepted $1,250,000 in cash from FP Technology Holdings, received a $250,000 unsecured note from FP Technology Holdings, cancelled the note due from Firepond and released its security interest in Firepond assets.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                         Notes to Unaudited Financial Statements

--------------------------------------------------------------------------------

4.    Notes Payable:

      On September 13, 2005, Firepond, Inc. sold most of its assets and transferred most of its liabilities to FP Technology Holdings, Inc. as part of a new financing of the Company.

            Trident Growth Fund, LLC loaned FP Technology Holdings, Inc. $2,000,000. Interest accrues on the associated secured note ("September Note") at 12% per annum. Interest is payable monthly. Principal is due September 30, 2006 or on consummation of a change in control transaction. The note is convertible into shares of common stock at 80% of the average price per share of common stock and common stock equivalents sold to any person in the first Qualifying Transaction consummated or $.01 per share if no Qualifying Transaction has occurred. The agreement calls for the Company to maintain certain financial ratios commencing December 31, 2005. Under the September Note, the Company granted Trident the right to subscribe for and purchase ("Warrant Shares"). The number of which is calculated based upon the following formula.

            2,000,000 divided by: 80% of the average price per share of the Common Stock and Common Stock Equivalents sold to any Person in the first Qualifying Transaction to be consummated following the Initial Exercise Date (determined by dividing the total number of shares of Common Stock issued plus shares issuable under Common Stock Equivalents in such Qualifying Transaction, by the aggregate consideration received by the Company plus all consideration to be received upon exercise or conversion of all Common Stock Equivalents issued in such Qualifying Transaction). With respect to determining the price paid per share in any asset purchase, only shares of Common Stock actually issued and outstanding shall be used in determining such per share calculation.

            In the event no Qualifying Transaction has been consummated on or by the first anniversary hereof, then the number of Warrant Shares purchasable hereby shall equal 5% (subject to adjustment as set forth in the Purchase Agreement) of the then outstanding Common Stock, computed on a Fully Diluted Basis.

      The purchase for such shares being determined in accordance with the following formula. The Exercise Price of each share of Common Stock under this Warrant shall be equal to:

            (i) 50% of the average price per share of the Common Stock and Common Stock Equivalents sold to any Person in the first Qualifying Transaction to be consummated following the Initial Exercise Date (determined by dividing the total number of shares of Common Stock issued plus shares issuable under Common Stock Equivalents in such Qualifying Transaction, by the aggregate consideration received by the Company plus all consideration to be received upon exercise or conversion of all Common Stock Equivalents issued in such Qualifying Transaction). With respect to determining the price paid per share in any asset purchase, only shares of Common Stock actually issued and outstanding shall be used in determining such per share calculation; or

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                         Notes to Unaudited Financial Statements

--------------------------------------------------------------------------------

            (ii) if no Qualifying Transaction as described in subsection (i) above has occurred on or by the first anniversary hereof, $0.01 per share.

      On November 25, 2005, the Company closed an additional $500,000 note (the "November Note") with Trident Growth Fund on the same terms and conditions as the September Note. The funds received pursuant to the September Note and the November Note have been used for working capital required as the Company transitions from its legacy enterprise software business to its OnDemand revenue model.


5.    Litigation

      On October 19, 2001, General Motors Corporation filed a complaint against the Company in the Superior Court of Massachusetts, Middlesex County. The complaint alleges, among other things, a breach of contract under agreements entered into in 1994, as amended; anticipatory repudiation in the spring of 2000 of agreements entered into in 1994, as amended; unjust enrichment; establishment of a constructive trust; rescission and restitution based upon failure of consideration as well as extortion and coercion relating to agreements entered into in 1994, as amended; breach of the covenant of good faith and fair dealing; fraud; as well as violation of Chapter 93A of the General Laws of the Commonwealth of Massachusetts relating to unfair and deceptive trade practices. General Motors' claims further relate to license agreements, services agreements and a general release entered into with the Company in May 2000. This matter was settled on April 14, 2004, per the terms of the settlement, the Company estimated and accrued a liability of $7,000,000 as of October 31, 2003. During the period ended June 30, 2005, the Company negotiated a further settlement of the note payable and recorded a favorable settlement amount of $450,000 into its records.

      On December 7, 2004, the Company entered into a revised settlement agreement that called for a promissory note of $3,000,000, the assigning of $1,350,000 of

      Firepond notes receivable to General Motors, as well as a cash payment of $1,600,000.

      On September 13, 2005, Firepond, FP Technology Holdings, Inc. and General Motors entered into a letter agreement whereby General Motors accepted $1,250,000 in cash from FP Technology Holdings, received a $250,000 unsecured note from FP Technology Holdings Inc., cancelled the note due from Firepond and released its security interest in Firepond assets.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                         Notes to Unaudited Financial Statements

--------------------------------------------------------------------------------

Litigation (continued)

      On or about December 1, 2004, Freightliner LLC filed a complaint against the Company. The plaintiff alleges breach of contacts, breath of warranty arising out of the parties' License Agreement and Services Agreement. This matter was settled on August 1, 2005, per the terms of the settlement the Company agreed to pay $3,000,000 over a period of 70 days. The settlement was covered by the Company's insurance carrier, Steadfast Insurance Company ("Steadfast"), which provided the full amount for the settlement except for a $50,000 deductible which the Company has accrued. Firepond has agreed that Steadfast has the right to seek a judicial determination as to the reasonableness of the settlement value of the Freightliner claim and the $3,000,000 settlement. Firepond has acknowledged and granted Steadfast the right to recoup from Firepond the amount which represents the difference between the judicially determined settlement value and the $3,000,000 settlement, if the court determines that the reasonable settlement value of the Freightliner claim is less than $3,000,000. The amount to be reimbursed to Steadfast, if any, is not estimatable and is not accrued on the financial statements as of June 30, 2005.

      Beginning in August 2001, a number of securities class action complaints were filed in the Southern District of New York seeking an unspecified amount of damages on behalf of an alleged class of persons who purchased shares of the Company's common stock between the date of its initial public offering and December 6, 2000. The complaints name as defendants the Company and certain of its directors and officers, Fleet Boston Robertson Stephens, and other parties as underwriters of the Company's initial public offering. This matter was settled on or about June 8, 2004 and this settlement is subject to final approval by the court. On August 4, 2004 the plaintiffs and issuer defendants separately filed replies to the underwriter defendants' objectives to the settlement. The court granted the preliminary approval motion on February 15, 2005, subject to certain modifications. The parties are directed to report back to the court regarding the modifications. If the parties are able to agree upon the required modifications, and such modifications are acceptable to the court, notice will be given to all class members of the settlement, a "fairness" hearing has been set for April 26, 2006 and if the court determines that the settlement is fair to the class members, the settlement will be approved. There can be no assurance that this proposed settlement will be approved and implemented. Any direct financial impact of the proposed settlement is expected to be borne by the Company's insurance carriers.

      The Company is also subject to various other claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the Company's business, financial condition, or results of operations.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                         Notes to Unaudited Financial Statements

--------------------------------------------------------------------------------

6.    Subsequent events:

      In connection with the employment of the Chief Executive Officer and the Chief Financial Officer, FP previously agreed to issue restricted stock awards for 750,000 shares to Mr. Santo and 500,025 to Mr. Peary On January 5, 2006, such restricted stock awards were issued. On March 11, 2006 additional awards were made to Mssrs. Santo and Peary in the amount of 775,002 shares each contigent upon the obtaining of specified CAP financing in the amount of $50,000,000.

      On March 11, 2006, the Chairman of the Board of Directors was also awarded 1,550,004 shares and 150,000 shares were awarded to a new independent director. Prior to the merger, the Board authorized the increase of Jaguar Technology's holdings from 5,000,000 shares to 5,400,000 shares. The total FP shares outstanding prior to the merger were 9,900,033.

      Merger Transaction

      On March 29, 2006, AFG Enterprises USA, Inc., a Nevada corporation ("AFGE"), entered into an Agreement and Plan of Merger by and among AFGE, FP Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of AFGE, and FP Technology Holdings, Inc., a Delaware corporation ("FP"), pursuant to which AFGE agreed to acquire all of the issued and outstanding capital stock of FP (the "FP Acquisition"). AFGE completed the acquisition of FP on the same date, and FP became a wholly-owned subsidiary of AFGE. In connection with the FP Acquisition, AFGE changed its fiscal year from December 31 to June 30.

      As a result of the merger, each share of common stock of FP outstanding immediately prior to the effective time of the merger (the "Effective Time") was converted into the right to receive shares of common stock of AFGE at an exchange ratio of 0.4032248 share of AFGE common stock for each share of FP common stock. AFGE issued an aggregate of 3,991,939 shares of its common stock, par value $0.001 per share (the "Purchase Price") in exchange for all issued and outstanding shares of FP common stock. The issuance of such shares of common stock was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. After the merger, AFGE had 1,108,502 pre-existing shares and 3,991,939 issued in connection with the merger for a total of 5,100,441 shares outstanding.

      CAP Financing - Private Placement of Notes and Warrants

      On March 29, 2006, AFG Enterprises USA, Inc., a Nevada corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with each of the investors listed on the Schedule of Buyers attached thereto (the "Buyers"), pursuant to which the Buyers agreed to purchase (i) the Company's Senior Secured Nonconvertible Notes due 2011 (the "Nonconvertible Notes") in an aggregate principal amount of $50,000,000, which Nonconvertible Notes may be exchanged for Senior Secured Convertible Notes due 2011 (the "Convertible Notes", and together with the Nonconvertible Notes, the "Notes") or redeemed, and which Convertible Notes are convertible into shares of the Company's common stock (the "Conversion Shares"); and (ii) warrants (the "Warrants") to acquire up to that number of shares of the Company's common stock set forth opposite each Buyer's name in the Schedule of Buyers attached to the Purchase Agreement (the "Warrant Shares"), exercisable from the Threshold Acquisition Date (as such term is defined in the Indenture) until March 29, 2011 at an exercise price equal to the lower of $8.00 and 125% of the per share price of the Company's common stock to be sold in a new private placement transaction which the Company intends to complete within six months. The purchase and sale of the Notes and Warrants was consummated on March 29, 2006.

                                 FIREPOND, INC. AND FP TECHNOLOGY HOLDINGS, INC.
                                         Notes to Unaudited Financial Statements

--------------------------------------------------------------------------------

      On March 29, 2006, the Company also entered into a Registration Rights Agreement with the Buyers, whereby the Company agreed to provide certain registration rights in respect of the Conversion Shares and the Warrant Shares under the Securities Act of 1933 and the rules and regulations promulgated thereunder, and applicable state securities laws.

      Pursuant to the terms of an Indenture dated March 29, 2006 (the "Indenture") executed by the Company, as Issuer, and The Bank of New York, as Trustee (in such capacity, the "Trustee"), the Company issued the Nonconvertible Notes to the Buyers. Under the terms of the Indenture and the Escrow Agreement dated March 29, 2006 (the "Escrow Agreement") between the Company and the Trustee, ninety-five percent of the proceeds of the Nonconvertible Notes were paid into an interest-bearing account (the "Escrow Account") maintained by the Trustee for the benefit of the holders of the Nonconvertible Notes (the "Nonconvertible Holders"). Such proceeds are eligible to be released upon the affirmative vote of at least 75% of the noteholders for an approved business transaction. Additionally, AFGE must raise at least $7,000,000 in additional equity in not less than 6 months following the closing, March 29, 2006.

      Agreements with Trident Growth Fund, LP

      AFGE completed its acquisition of FP on March 29, 2006 (the "FP Acquisition"). In connection with the FP Acquisition, on March 29, 2006 AFGE entered into a Master Amendment (the "Master Amendment"), by and among AFGE, FP and Trident Growth Fund, L.P. ("Trident"). The Master Amendment amended the operative documents entered into by FP in September 2005 relating to certain financing transactions between FP and Trident pursuant to which Trident provided $2,500,000 in debt financing to FP. The Master Amendment also added AFGE as a party to certain of these agreements.

      The Master Amendment amended the following agreements (the "Trident Financing Documents") and added AFGE as a party to : (i) Securities Purchase Agreement, dated September 13, 2005, as amended by that First Amendment dated November 15, 2005; (ii) 12% Senior Secured Convertible Debenture No. 1, dated September 13, 2005, in the initial principal amount of $2,000,000, and 12% Senior Secured Convertible Debenture No. 2, dated November 15, 2005, in the initial principal amount of $500,000; and (iii) Common Stock Purchase Warrant No. 1, dated September 13, 2005, and Common Stock Purchase Warrant No. 2, dated November 15, 2005.

      In addition, on March 29, 2006, AFGE entered into an Intercreditor and Subordination Agreement with FP and Trident (the "Subordination Agreement"), pursuant to which Trident agreed to subordinate its rights under the Trident Financing Documents, including a Security Agreement, dated September 13, 2005, entered into between Trident and FP (the "Security Agreement").

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD
                                          FROM NOVEMBER 1, 2004 TO JUNE 30, 2005

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                                                        CONTENTS
                                                                   June 30, 2005

--------------------------------------------------------------------------------




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS

      Consolidated Balance Sheet

      Consolidated Statement of Income

      Consolidated Statement of Stockholders' Equity (Deficit)

      Consolidated Statement of Cash Flows

      Notes to Consolidated Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      To the Board of Directors and Stockholders
      Firepond, Inc. and subsidiaries

      We have audited the accompanying consolidated balance sheet of Firepond, Inc. (a wholly owned subsidiary of Jaguar Technology Holdings, LLC) and subsidiaries as of June 30, 2005 and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for the period from November 1, 2004 to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Firepond, Inc. and subsidiaries as of June 30, 2005 and the results of their operations and their cash flows for the period from November 1, 2004 to June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.




      Denver, Colorado
      January 6, 2006                               Causey Demgen and Moore Inc.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET
                                                                   June 30, 2005

--------------------------------------------------------------------------------

                                     ASSETS

Current assets
  Cash and cash equivalents                            $   24,379
  Accounts receivable, net of allowance
     for doubtful accounts of $10,000                     548,956
  Unbilled revenue                                          2,748
  Assets to be sold                                       127,035
  Other current assets                                     69,763
                                                       ----------

     Total current assets                                 772,881

Property and equipment, net                               304,610
Goodwill                                                4,772,413
Deposits                                                   32,942
                                                       ----------

     Total assets                                      $5,882,846
                                                       ==========

The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET
                                                                   June 30, 2005

--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Current portion of long-term debt                     $ 1,000,000
  Accounts payable                                          159,743
  Accrued liabilities                                       926,794
  Accrued merger and restructuring costs                    280,207
  Deferred revenue                                        1,188,287
  Liabilities associated with assets to be sold              31,594
                                                        -----------

         Total current liabilities                        3,586,625

Long-term notes payable                                   2,000,000

Commitments and contingencies

Stockholders' equity
  Preferred stock, $0.01 par value
     Authorized - 5,000,000 shares
     Issued and outstanding - none                               --
  Common stock, $0.01 par value
     Authorized - 100,000,000 shares
     Issued and outstanding 99,001,000 shares               990,010
  Deficiency in capital                                  (1,985,000)
  Retained earnings                                       1,971,989
  Accumulated other comprehensive loss                     (680,778)
                                                        -----------

         Total shareholders' equity                         296,221
                                                        -----------

           Total liabilities and stockholders' equity   $ 5,882,846
                                                        ===========

   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENT OF INCOME
                            For the Period from November 1,2004 to June 30, 2005

--------------------------------------------------------------------------------

Revenues                                                         $  2,841,394

Cost of goods sold                                                  1,269,357
                                                                 ------------

Gross profit                                                        1,572,037

Operating expenses
  Sales, general and administrative                                 1,343,750
  Research and development                                          1,118,141
  Restructuring and other special charges                             176,578
  Settlement of claim                                                (646,863)
                                                                 ------------

      Total operating expenses                                      1,991,606
                                                                 ------------

Income from operations                                               (419,569)

Other income (expense), net
Interest (expense)                                                   (128,333)
Other income                                                           28,209
                                                                 ------------
Total other income (expense), net                                    (100,124)
                                                                 ------------

Net loss from continuing operations                                  (519,693)

    Gain on disposal of discontinued operations                     2,560,885
                                                                 ------------

Net Income                                                       $  2,041,192
                                                                 ============

Net income (loss) per share - basic and diluted
  Loss from continuing operations                                $      (0.01)
  Gain from disposal of discontinued operations                  $      (0.03)
                                                                 ------------

  Basic and diluted loss per share                               $       0.02
                                                                 ============

  Basic and diluted weighted average common shares outstanding     99,001,000
                                                                 ============

   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                            For the Period from November 1,2004 to June 30, 2005

--------------------------------------------------------------------------------

                                   Preferred Stock                  Common Stock
                                   ---------------                 -------------
                                                $0.01                          $0.01          Deficiency      Accumulated
                              Shares          Par Value         Shares        Par Value       In Capital    Equity (Deficit)
                            -------------   -------------   -------------   -------------   -------------    -------------
Balance, October 31, 2004              --   $          --      99,001,000   $     990,010   $    (990,000)   $     (69,203)

   Debt write off                      --              --              --              --      (1,175,000)
   Capital contribution                                                                           180,000
   Net income                          --              --              --              --              --        2,041,192
                            -------------   -------------   -------------   -------------   -------------    -------------

Balance, June 30, 2005                 --   $          --   $  99,001,000   $     990,010   $  (1,985,000)   $   1,971,989
                            =============   =============   =============   =============    =============    =============
                                              Accumulated
                                                 Other
                                Loans        Comprehensive     Stockholders'   Comprehensive
                              Receivable     Income (Loss)    Equity (Deficit)  Income (Loss)
                            -------------    -------------    -------------    -------------
Balance, October 31, 2004   $  (1,175,000)   $    (721,761)   $  (1,965,954)   $    (790,964)

   Debt write off               1,175,000                                --               --
   Capital contribution                                             180,000
   Net income                          --           40,983        2,082,175        2,082,175
                            -------------    -------------    -------------    -------------

Balance, June 30, 2005                 --    $    (680,778)   $     296,221    $   1,291,211
                             =============    =============    ============    =============

   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

Cash flows from operating activities
  Net income                                               $ 2,041,192
  Adjustments to reconcile net income to net cash
    used in operating activities
          Loss on disposal of fixed assets                      19,298
          Gain on disposal of discontinued operations       (2,514,837)
          Depreciation and amortization                        105,863
          Settlement of claim                                 (646,863)
  Net change in assets and liabilities
          Accounts receivables                                  29,603
          Unbilled services                                      1,269
          Prepaid expenses and other assets                     78,729
          Accounts payable                                    (137,832)
          Accrued liabilities                                  134,432
          Restructuring accrual                                 56,874
          Deferred revenue                                    (281,047)
                                                           -----------

             Net cash used in operating activities          (1,113,319)
                                                           -----------

Cash flows from investing activities
  Purchase of property and equipment                           (19,032)
  Other assets                                                  29,002
                                                           -----------

             Net cash provided by investing activities           9,970
                                                           -----------

Cash flows from financing activities
  Payments on notes payable                                 (1,600,000)
  Capital contributions                                        180,000
                                                           -----------

             Net cash used in financing activities          (1,420,000)
                                                           -----------

               Net decrease in cash and cash equivalents    (2,523,349)

Cash and cash equivalents, on October 31, 2004               2,547,728
                                                           -----------

Cash and cash equivalents, on June 30, 2005                $    24,379
                                                           ===========

Supplemental cash flow information:

   Interest paid                                           $        --

   Non Cash Financing Activities
           The Company transferred a note receivable of $1,350,000 and recorded income of $646,863 in connection with the settlement of the GM note in the principal amount of $1,800,000 plus accrued interest of $196,863.

   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND LINES OF BUSINESS

      Firepond, Inc. (a wholly-owned subsidiary of Jaguar Technology Holdings,
      LLC), together with its wholly-owned subsidiaries (collectively, the "Company" or "Firepond") considers itself to be a pioneer in software solutions that help companies with complex products to convert more leads into accurate orders. Companies with complex products may achieve a measurable and meaningful return on investment in Firepond, Inc. technology by reducing their total cost of sales, whether they sell through a direct sales force, an indirect channel network or via the web.

      A wholly owned subsidiary ("Fire Transaction Sub, Inc.") of Jaguar Technology Holding, LLC ("Jaguar") completed a tender offer ("Tender Offer") for FirePond on December 2, 2003, after which Fire Transaction Sub, Inc. ("Fire Sub") held 90.3% of FirePond's total shares outstanding. Immediately after consummation of the Tender Offer, Fire Sub completed a merger (the "Merger") without the vote of shareholder's in accordance with Delaware's short form merger procedures. Pursuant to the Tender Offer and the Merger, each share of FirePond common stock was converted into the right to receive $3.16 in cash, without interest. Upon completion of the Merger, the shareholders were redeemed at the tender offer price, and Jaguar owned all of the outstanding equity of FirePond.

      At the completion of the merger, Jaguar assumed control of the Company. In accordance with FAS 141, the net assets were adjusted to reflect the new basis of the assets.

      The difference between the Company's new basis and the fair market value of its assets at the date of the acquisition was recorded as goodwill. A summary of the assets purchased in the acquisition is as follows:

Cash                                            $ 5,109,081
Receivables                                         859,571
Assets to be sold                                 2,465,174
Other assets                                        641,065
Property and equipment                              191,600
Intangible assets                                 1,731,200
Accounts Payable                                   (481,062)
Accrued liabilities                              (1,920,701)
Deferred Revenue                                 (3,207,042)
Accrued Restructuring                              (809,818)
Liabilities associated with assets to be sold    (3,160,156)
Notes Payable                                    (7,000,000)
                                                -----------

   Basis of net liabilities assumed              (5,581,088)
                                                -----------

   Goodwill                                       5,581,088
                                                -----------

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of Firepond, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the accompanying financial statements.

      Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

      Liquidity

      During the period from November 1, 2004 to June 30, 2005, the Company incurred loses of $519,693 from continuing operations and had negative cash flow from operations of $1,113,319. Subsequent to year end, the Company secured new funding in the form of $2,500,000 in debentures as described in Note 13.

      Revenue Recognition

      The Company recognizes revenue based on the provisions of the American Institute of Certified Pubic Accountants (AICPA) Statement of Position, No. 97-2, "Software Revenue Recognition" ("SOP 97-2"), as amended, and Statement of Position No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" ("SOP 81-1").

      The Company generates revenue from license and service revenue. License revenue is generated from licensing the rights to the use of the Company's packaged software products. Service revenue is generated from sales of maintenance, consulting and training services performed for customers that license the Company's products.

      The Company has concluded that generally, where the Company is responsible for implementation services for the SalesPerformer product suite and its components, the implementation services are essential to the customer's use of the packaged software products. In such arrangements, the Company recognizes revenue following the percentage-of-completion method over the implementation period. Percentage of completion is measured by the percentage of implementation hours incurred to date compared to estimated total implementation hours.

      This method is used because management has determined that past experience has shown expended hours to be the best measure of progress on these engagements. When the current estimates of total contract revenue and contract cost indicate a loss, a provision for the entire loss on the contract is recorded.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Revenue Recognition (Continued)

      In situations where the Company is not responsible for implementation services for the SalesPerformer product suite, the Company recognizes revenue on delivery of the packaged software if there is persuasive evidence of an arrangement, collection is probable and the fee is fixed or determinable. In situations where the Company is not responsible for implementation services for the SalesPerformer product suite, but is obligated to provide unspecified additional software products in the future, the Company recognizes revenue as a subscription over the term of the commitment period.

      For separate sales of the eServicePerformer product line, which was acquired in connection with the Brightware transaction, the Company recognizes revenue on delivery of the packaged software if there is persuasive evidence of an arrangement, collection is probable, and the fee is fixed or determinable. The Company has determined that implementation services are not essential to the functionality of the eServicePerformer product. In situations where the Company enters into a license agreement for both its SalesPerformer Suite and its eServicePerformer product and is responsible for implementation services, it will recognize revenue for the entire arrangement under SOP 81-1.

      For product sales that are recognized on delivery, the Company will execute contracts that govern the terms and conditions of each software license, as well as maintenance arrangements and other services arrangements. If an arrangement includes an acceptance provision, acceptance occurs upon the earlier of receipt of a written customer acceptance or expiration of the acceptance period.

      Revenue under multiple element arrangements, which may include several different software products and services sold together, is allocated to each element based on the residual method in accordance with Statement of Position, No. 98-9, "Software Revenue Recognition with Respect to Certain Arrangements" ("SOP 98-9"). The Company uses the residual method when vendor-specific objective evidence of fair value does not exist for one of the delivered elements in the arrangement. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized. The Company has established sufficient vendor-specific objective evidence for professional services, training and maintenance and support services based on the price charged when these elements are sold separately. Accordingly, software license revenue is recognized under the residual method in arrangements in which software is licensed with professional services, training, and maintenance and support services.

      The Company, under certain business arrangements, will not actually deliver a software product to a customer for installation on the customer's in-house systems but rather make the software available to the customer under a hosting arrangement. In this case the Company installs and runs the software application on either its own or a third-party's server giving customers access to the application via the Internet or a dedicated line. Accordingly, the Company evaluates its revenue recognition in consideration of SOP 97-2 or whether such activity falls outside of such guidance.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Revenue Recognition (Continued)

      The Emerging Issues Task Force was tasked with assessing the applicability of SOP 97-2 to such hosting arrangements and considering how a vendor's hosting obligation would impact revenue recognition. This discussion resulted in the issuance of EITF 00-03, Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware. Under this EITF, the Task Force reached a consensus that a hosting arrangement is within the scope of SOP 97-2 if:

      o the customer has the contractual right to take possession of the software at any time during the hosting period without significant penalty; and

      o it is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to the vendor to host the software without significant penalty.

      This allows the Company the ability to recognize that portion of the fee attributable to the license on delivery, while that portion of the fee related to the hosting element would be recognized ratably as the service is provided, assuming all other revenue recognition criteria have been met.

      If a hosting arrangement fails to meet the requirements of EITF 00-03 then the arrangement is not considered to have a software element and therefore is outside of the scope of SOP 97-2. The hosting arrangement, which would follow a services accounting model, would then likely be accounted for in accordance with the guidance contained in SAB 101.

      SAB 101 contains the same four basic criteria for revenue recognition as SOP 97-2:

      o     Persuasive evidence of an arrangement exists;

      o     Delivery has occurred or services have been rendered;

      o     The vendor's price to the buyer is fixed or determinable; and

      o     Collectibility is reasonably assured.

      Once these conditions have been met, revenue can be recognized. SAB 101 was amended by SAB 104 which codified current and existing revenue recognition issues.

      In consideration of the above criteria, in general terms, revenue from a product-related hosted solution is recognized ratably over the term of the contract after payment has been received. Hosted solution includes unspecified upgrades, end user support for up to two primary contacts and hosted server support.

      Revenue from maintenance services is recognized ratably over the term of the contract, typically one year. Consulting revenue is primarily related to implementation services performed on a time-and-materials basis under separate service arrangements. Revenue from consulting and training services is recognized as services are performed.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Revenue Recognition (Continued)

      The Company has recorded deferred revenue on amounts billed or collected by the Company before satisfying the above revenue recognition criteria. Deferred revenue at June 30, 2005 consisted of the following:

                                       Period Ended
                                      June 30, 2005
                                        ----------
          Product License               $   34,023
          Product-related services          46,314
          Product-related maintenance    1,107,950
                                        ----------

                                        $1,188,287
                                        ==========

      Cost of Revenue

      Cost of licenses includes royalties, media, product packaging, documentation, other production costs.

      Cost of product-related services and maintenance and cost of custom development services revenue consist primarily of salaries, related costs for development, consulting, training and customer support personnel, including cost of services provided by third-party consultants engaged by the Company.

      Advertising Costs

      Advertising costs are expensed as incurred. Advertising expense for the period was $713.

      Income Taxes

      Income taxes are accounted for based on guidance in Standard Financial Accounting Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred income tax liabilities and assets are determined based on the difference between the financial reporting and tax bases of assets and liabilities using currently enacted tax rates.

      Cash and Cash Equivalents

      Cash and cash equivalents consist of cash on hand and in banks. The Company maintains its cash deposits at numerous banks located throughout the United States, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Cash and Cash Equivalents (Continued)

      Cash equivalents are short-term, highly liquid investments with original maturity dates of three months or less. Cash equivalents consist of money market, commercial paper and U.S. federal agency securities. Cash equivalents are carried at cost, which approximates fair market value.

      Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

         Computer equipment and software                  2 to 5 years
         Furniture and fixtures                                5 years
         Leasehold improvements                                5 years

      The cost of assets retired or disposed of and the accumulated depreciation thereon are removed from the accounts with any gain or loss realized upon sale or disposal credited or charged to operations, respectively.


      Goodwill

      Prior to the January 1, 2002 implementation of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142"), goodwill was amortized on a straight-line basis over 5-20 years. Since that date, goodwill has been subject to periodic impairment tests in accordance with SFAS 142.

      The Company identifies and records impairment losses on long-lived assets, including goodwill that is not identified with an impaired asset, when events and circumstances indicate that an asset might be impaired. Events and circumstances that may indicate that an asset is impaired include significant decreases in the market value of an asset, a change in the operating model or strategy and competitive forces.

      If events and circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flow attributable to the asset is less than the carrying amount of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded. Fair value is determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, quoted market prices or appraised values, depending on the nature of the assets. To date no such impairment has been recorded.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Concentration of Credit Risk

      SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires disclosure of any significant off-balance sheet risks and credit risk concentrations. The Company has no significant off-balance-sheet risks. Financial instruments that potentially subject the Company to concentrations of credit risk are principally cash and cash equivalents, short-term investments, and accounts receivable. The Company maintains its cash and cash equivalents with established financial institutions. The Company's credit risk is managed by investing its cash in high quality money market instruments and high quality corporate issuers.

      Concentration of credit risk related to accounts receivable and unbilled services is limited to several customers to whom the Company makes substantial sales. The Company performs periodic credit evaluations of its customers and has recorded allowances for estimated losses. The Company has not experienced any material losses related to receivables from individual customers, geographic regions or groups of customers.

      During the period ended June 30, 2005, the Company conducted business with four customers whose sales made up 14.1% (foreign customer), 13.4%, 10.4% (foreign customer) and 10.0% of net revenues. As a percentage of total revenues, domestic sales were approximately 58.1% and foreign sales were approximately 41.9%.

      Net Income (Loss) Per Share

      Net income (loss) per share is computed based on the guidance of SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 requires companies to report both basic income (loss) per share, which is computed by dividing the net income (loss) by the weighted average number of common shares outstanding, and diluted income (loss) per share, which is computed by dividing the net income (loss) by the weighted average number of common shares outstanding plus the weighted average dilutive potential common shares outstanding using the treasury stock method.

      Foreign Currency Translation

      The local currency is the functional currency of the Company's subsidiaries. Assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet date, and income and expense items are translated at average rates for the period. Gains and losses arising from translation are accumulated as a separate component of stockholder's equity. Gains and losses arising from transactions denominated in foreign currencies are included in other income.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Computer Software Development Costs and Research and Development Expenses

      The Company incurs software development costs associated with its licensed products as well as new products. Since June 1997, the Company determined that technological feasibility occurs upon the successful development of a working model, which happens late in the development cycle and close to general release of the products. Because the development costs incurred between the time technological feasibility is established and general release of the product are not material, the Company expenses these costs as incurred.

      Discontinued Operations

      On August 26, 2003, the Company decided to discontinue the operations of all foreign subsidiaries. The results of operations of the foreign subsidiaries of the Company have been classified as discontinued operations in the accompanying consolidated statements of operations for the period ended June 30, 2005.

      The assets and liabilities of the discontinued operations at June 30, 2005 consisted of the following:

        Assets to be sold                                  $127,035
                                                           --------

        Total assets of discontinued operations            $127,035
                                                           ========

        Accounts payable                                   $  3,652
        Accrued liabilities                                  27,942
                                                           --------
        Total liabilities of discontinued operations       $ 31,594
                                                           ========

      During the period, the Company recorded the elimination of the liabilities associated with its foreign discontinued operations except for Germany and Switzerland which are still in the liquidation process. This elimination resulted in the Company recording approximately $2.5 million in gain on disposal of discontinued operations.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Recently Issued Accounting Pronouncements

      In November 2004, the FASB issued SFAS No. 151,"Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4,"Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

      In December 2004, the FASB issued SFAS No. 153,"Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

      In May, 2005 the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS No. 154 replaces APB Opinion ("APB") No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 will apply to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Recently Issued Accounting Pronouncements (Continued)

      SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS No. 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS No. 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS No. 154 carries forward without change the guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate, and also the guidance in APB No. 20 requiring justification of a change in accounting principle on the basis of preferability. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date SFAS No. 154 was issued. The Company presently does not believe that the adoption of the provisions of SFAS No. 154 will have a material affect on its financial statements.

      In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share Based Payment," which eliminates the use of APB Opinion No. 25 and will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the reward (the requisite service period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS 123 (Revised) must be applied to all options granted or modified after its effective date and also to recognize the cost associated with the portion of any option awards made before its effective date for with the associated service has not been rendered as of its effective date.

      On April 14, 2005, the U.S. Securities and Exchange Commission announced that the effective date of SFAS 123(Revised) is deferred for calendar year companies until the beginning of 2006. The Company is still studying the requirements of SFAS No. 123 (Revised 2004) and has not yet determined what impact it will have on the Company's results of operations and financial position.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Recently Issued Accounting Pronouncements (Continued)

      In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations". FIN No. 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. Fin No. 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. Management does not expect adoption of FIN No. 47 to have a material impact on the Company's financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

      Property and equipment at June 30, 2005 consisted of the following:

         Property and equipment:
         Computer equipment and software                     $3,677,176
         Furniture and fixtures                                 527,902
         Leasehold improvements                                  19,915
                                                             ----------
                                                              4,224,993

            Less accumulated depreciation and amortization    3,920,383
                                                             ----------

                           Property and equipment, net       $  304,610
                                                             ==========

      Depreciation expense was $105,863 for period.

NOTE 4 -NOTES RECEIVABLE

      On January 28, 2004, FirePond entered into a Patent Purchase Agreement ("Patent Purchase Agreement") with Orion IP, LLC ("Orion"), pursuant to which, among other things, (i) Orion purchased all of the domestic and foreign patents (and all extensions, continuations, provisionals, derivatives and related applications) ("Patents") of FirePond, (ii) FirePond and Orion entered into a non-exclusive patent license agreement with respect to the Patents and (iii) Orion issued a promissory note to FirePond in the amount of $1,000,000 and agreed to pay certain legal fees that had been incurred by FirePond with respect to the Patents.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 4 -NOTES RECEIVABLE (Continued)

      On May 17, 2004, FirePond entered into an Asset Purchase Agreement ("Asset Purchase Agreement") with edocs, Inc. ("edocs"). Pursuant to the Asset Purchase Agreement, among other things, (i) edocs purchased certain assets (including customer contracts, code and accounts receivable) related to FirePond's Brightware business unit ("Brightware") and (ii) edocs paid certain cash consideration to FirePond and issued FirePond a promissory note in the amount of $350,000.

      These promissory notes in the total amount of $1,350,000 were assigned as partial payment of notes payable due to General Motors. (See Note 6)

NOTE 5 - ACCRUED LIABILITIES

         Accrued liabilities at June,30 2005 consisted of the following:
                     Accrued interest                            $162,500
                     Consulting and professional fees             148,355
                     Compensation and benefits                    190,832
                     Sales, use and other taxes                   239,943
                     Other                                        185,164
                                                                 --------
                                 Total accrued liabilities       $926,794
                                                                 ========

NOTE 6 -NOTES PAYABLE

      Notes payable at June 30, 2005 consists of the following:

        Note payable to General Motors, with interest at 5.00% with annual interest and principal payments due in December of
        EACH year until December 2007 secured by all assets
        of the Company                                               $3,000,000

          Less current portion                                        1,000,000
                                                                     ----------

      Long-term portion                                              $2,000,000
                                                                     ==========


      Future maturities of note payable at June 30, 2005 were as follows (See
      Note 10):


        Year Ending
        June 30,

        2006                 $1,000,000
        2007                  1,000,000
        2008                  1,000,000
                             ----------
        Total                $3,000,000
                             ==========

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 7 - ACCUMULATED OTHER COMPREHENSIVE LOSS

      The components of accumulated other comprehensive loss at June 30, 2005 was as follows:

           Foreign currency translation                            $  (680,778)
                                                                   -----------

           Accumulated other comprehensive loss                    $  (680,778)
                                                                   ===========

NOTE 8 - RESTRUCTURING AND OTHER SPECIAL CHARGES

      During the period from December 2, 2003 (Acquisition) to October 31, 2004, the Company undertook plans to restructure its operations as a result of a prolonged slowdown of global information technology spending, specifically within the enterprise software marketplace. As such, the Company announced a strategic realignment to further enhance its focus on the "lead-to-order" market as well as measures to better align its cost structure with projected revenue and preserve cash. The Company reduced its headcount and facilities as well as wrote-off excess equipment and terminated and restructured certain contractual relationships. Overall, the Company terminated 11 general and administrative, nine sales and marketing, 13 professional services and 13 development employees. The restructuring and other special charges for the period ended October 31, 2004 totaled $3.4 million.

      Accrued Merger and Restructuring

      A summary of the accrued merger and restructuring costs is as follows:

                                                  Period Ended
                                                 June 30, 2005
                                                   ---------
         Accrued merger and restructuring:
               Balance at October 31, 2004         $ 223,333
                     Additional accrual              176,579
                     Severance payments              (52,817)
                     Facilities related payments     (51,079)
                     Other payments                  (15,809)
                                                   ---------

               Balance at June 30, 2005            $ 280,207
                                                   =========

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 9 - INCOME TAXES

      The Company's deferred tax assets (net of deferred tax liabilities) are comprised primarily of the following:

                                                         Period Ended
                                                        June 30, 2005
                                                        -------------

         Net operating losses and credit carryforwards   $5,133,424
         Nondeductible reserves and accruals                618,065
         Depreciation and amortization                       78,274
         Capitalized research and development             1,316,060
                                                         ----------

         Gross deferred tax assets                        7,145,823
         Valuation allowance                             $7,145,823
                                                         ----------

         Net deferred tax assets                         $       --
                                                         ==========

      During the period ended June 30, 2005, the Company utilized previously limited NOL carryforwards due to the built-in gain provisions as a result of the $2.6 million foreign subsidiary liquidations and $450,000 related to the GM settlement. As of June 30, 2005, the Company has available net operating losses of approximately $15.0 million to reduce future federal income taxes. These carry forwards expire beginning in fiscal year 2022 and may be subject to review and possible adjustment by the Internal Revenue Service. Utilization of these carry forwards have been subjected to substantial limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986. A valuation allowance has been provided for the full amount of the deferred tax assets, due to the uncertainty of realization. The net operating loss carry forward expires as follows:


         2022                    $3,548,000
         2023                     7,095,000
         2024                     4,193,000
         2025                       151,000
                                 ----------
                                 $14,987,000
                                 ===========

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 10 - COMMITMENTS AND CONTINGENCIES

      Litigation

      On October 19, 2001, General Motors Corporation filed a complaint against the Company in the Superior Court of Massachusetts, Middlesex County. The complaint alleges, among other things, a breach of contract under agreements entered into in 1994, as amended; anticipatory repudiation in the spring of 2000 of agreements entered into in 1994, as amended; unjust enrichment; establishment of a constructive trust; rescission and restitution based upon failure of consideration as well as extortion and coercion relating to agreements entered into in 1994, as amended; breach of the covenant of good faith and fair dealing; fraud; as well as violation of Chapter 93A of the General Laws of the Commonwealth of Massachusetts relating to unfair and deceptive trade practices. General Motors' claims further relate to license agreements, services agreements and a general release entered into with the Company in May 2000. This matter was settled on April 14, 2004, per the terms of the settlement, the Company estimated and accrued a liability of $7,000,000 as of October 31, 2003. During the period ended June 30, 2005, the Company negotiated a further settlement of the note payable and recorded a favorable settlement amount of $450,000 into its records.

      On December 7, 2004, the Company entered into a revised settlement agreement that called for a promissory note of $3,000,000, the assigning of $1,350,000 of Firepond notes receivable to General Motors, as well as a cash payment of $1,600,000.

      On September 13, 2005, Firepond, FP Technology Holdings, Inc. and General Motors entered into a letter agreement whereby General Motors accepted $1,250,000 in cash from FP Technology Holdings, received a $250,000 unsecured note from FP Technology Holdings Inc., cancelled the note due from Firepond and released its security interest in Firepond assets.

      On or about December 1, 2004, Freightliner LLC filed a complaint against the Company. The plaintiff alleges breach of contacts, breath of warranty arising out of the parties' License Agreement and Services Agreement. This matter was settled on August 1, 2005, per the terms of the settlement the Company agreed to pay $3,000,000 over a period of 70 days. The settlement was covered by the Company's insurance carrier, Steadfast Insurance Company ("Steadfast"), which provided the full amount for the settlement except for a $50,000 deductible which the Company has accrued. Firepond has agreed that Steadfast has the right to seek a judicial determination as to the reasonableness of the settlement value of the Freightliner claim and the $3,000,000 settlement. Firepond has acknowledged and granted Steadfast the right to recoup from Firepond the amount which represents the difference between the judicially determined settlement value and the $3,000,000 settlement, if the court determines that the reasonable settlement value of the Freightliner claim is less than $3,000,000. The amount to be reimbursed to Steadfast, if any, is not estimatable and is not accrued on the financial statements as of June 30, 2005.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 10 - COMMITMENTS AND CONTINGENCIES (Continued)

      Litigation (Continued)

      Beginning in August 2001, a number of securities class action complaints were filed in the Southern District of New York seeking an unspecified amount of damages on behalf of an alleged class of persons who purchased shares of the Company's common stock between the date of its initial public offering and December 6, 2000. The complaints name as defendants the Company and certain of its directors and officers, Fleet Boston Robertson Stephens, and other parties as underwriters of the Company's initial public offering. This matter was settled on or about June 8, 2004 and this settlement is subject to final approval by the court. On August 4, 2004 the plaintiffs and issuer defendants separately filed replies to the underwriter defendants' objectives to the settlement. The court granted the preliminary approval motion on February 15, 2005, subject to certain modifications. The parties are directed to report back to the court regarding the modifications. If the parties are able to agree upon the required modifications, and such modifications are acceptable to the court, notice will be given to all class members of the settlement, a "fairness" hearing has been set for April 26, 2006 and if the court determines that the settlement is fair to the class members, the settlement will be approved. There can be no assurance that this proposed settlement will be approved and implemented. Any direct financial impact of the proposed settlement is expected to be borne by the Company's insurance carriers.

      The Company is also subject to various other claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the Company's business, financial condition, or results of operations.

      Leases

      The Company leases its office space under operating leases expiring at various dates through 2009. For the period from November 1, 2004 to June 30, 2005, rent expense under these agreements totaled approximately $132,612.

      At June 30, 2005, the minimum future obligations under operating leases, exclusive of sublease income are as follows:

        For the Fiscal Year Ended June 30,
          2006                             252,000
          2007                             257,000
          2008                             262,000
          2009                             191,000
                                         ---------
                                         $ 962,000
                                         =========

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 11 - STOCKHOLDERS' EQUITY

      Restricted Stock Awards

      In connection with the employment of the Chief Executive Officer and the Chief Financial Officer, the Company agreed to issue restricted stock awards for 10% and 6.67% respectively of the fully diluted stock in the Company subject to obtaining certain capital funding for the Company.

      Loan Receivable

      The Company made a loan to an entity controlled by the previous Chief Executive Officer and majority shareholder in the Company in the amount of $1,175,000. In conjunction with the GM settlement, management determined that the loan was uncollectible and accordingly, the receivable was written off as a charge to additional paid in capital during the period ended June 30, 2005.

NOTE 12 - PROFIT-SHARING PLAN

      The Company sponsors a defined contribution profit-sharing plan for US employees which conforms to Internal Revenue Service provisions for 401(k) plans. Employees must be at least 21 years of age to be eligible to participate in the plan. Participants may contribute up to 100% of their earnings. The Company has the option to match 50% of the first 2% and 25% of the next 4% of employee contributions and may make additional contributions as determined by the board of directors. There were no employer matching contributions in the period from November 1, 2004 to June 30, 2005.

NOTE 13 - SUBSEQUENT EVENTS

      On September 13, 2005, the Company executed an asset purchase agreement with a newly formed entity, FP Technology Holdings, Inc. ("FP Technology"), whereby FP Technology acquired substantially all of the assets and, except for certain excluded liabilities, all of the liabilities of the Company in exchange for common stock in FP Technology as part of a new financing of the Company. Jaguar Technology Holdings, LLC, the parent company of the Company, remains the 100% owner of FP Technology.

      Trident Growth Fund, LLC loaned FP Technology Holdings, Inc. $2,000,000. Interest accrues on the associated secured note ("September Note") at 12% per annum. Interest is payable monthly. Principal is due September 30, 2006 or on consummation of a change in control transaction. The note is convertible at 80% of the average price per share of common stock and common stock equivalents sold to any person in the first Qualifying Transaction consummated or $.01 per share if no Qualifying Transaction has occurred. The agreement calls for the Company to maintain certain financial ratios commencing December 31, 2005. Under the September Note, the Company granted Trident the right to subscribe for and purchase ("Warrant Shares"). The number of which is calculated based upon the following formula.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           For the Period from November 1, 2004 to June 30, 2005

--------------------------------------------------------------------------------

NOTE 13 - SUBSEQUENT EVENTS (Continued)

            2,000,000 divided by: 80% of the average price per share of the Common Stock and Common Stock Equivalents sold to any Person in the first Qualifying Transaction to beconsummated following the Initial Exercise Date (determined by dividing the total number of shares of Common Stock issued plus shares issuable under Common Stock Equivalents in such Qualifying Transaction, by the aggregate consideration received by the Company plus all consideration to be received upon exercise or conversion of all Common Stock Equivalents issued in such Qualifying Transaction). With respect to determining the price paid per share in any asset purchase, only shares of Common Stock actually issued and outstanding shall be used in determining such per share calculation.

            In the event no Qualifying Transaction has been consummated on or by the first anniversary hereof, then the number of Warrant Shares purchasable hereby shall equal 5% (subject to adjustment as set forth in the Purchase Agreement) of then outstanding Common Stock, computed on a Fully Diluted Basis.

      The purchase for such shares being determined in accordance with the following formula. The Exercise Price of each share of Common Stock under this Warrant shall be equal to:

            (i) 50% of the average price per share of the Common Stock and Common Stock Equivalents sold to any Person in the first Qualifying Transaction to be consummated following the Initial Exercise Date (determined by dividing the total number of shares of Common Stock issued plus shares issuable under Common Stock Equivalents in such Qualifying Transaction, by the aggregate consideration received by the Company plus all consideration to be received upon exercise or conversion of all Common Stock Equivalents issued in such Qualifying Transaction). With respect to determining the price paid per share in any asset purchase, only shares of Common Stock actually issued and outstanding shall be used in determining such per share calculation; or

            (ii) if no Qualifying Transaction as described in subsection (i) above has occurred on or by the first anniversary hereof, $.01 per share.

      On September 13, 2005, Firepond, FP Technology Holdings, Inc. and General Motors entered into a letter agreement whereby General Motors accepted $1,250,000 in cash from FP Technology Holdings, received a $250,000 unsecured note from FP Technology Holdings, Inc., cancelled the note due from Firepond and released its security interest in Firepond assets.

      On November 25, 2005, the Company closed an additional $500,000 note (the "November Note") with Trident Growth Fund on the same terms and conditions as the September Note. The funds received pursuant to the September Note and the November Note have been used for working capital required as the Company transitions from its legacy enterprise software business to its OnDemand revenue model.

      On January 5, 2006, restricted stock awards were issued to the Chief Executive Officer and the Chief Financial Officer as more fully discussed in Note 11.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                               CONSOLIDATED FINANCIAL STATEMENTS
                           FOR THE PERIOD FROM DECEMBER 2, 2003 (ACQUISITION) TO
                                                                OCTOBER 31, 2004

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                                                        CONTENTS
                                                                October 31, 2004

--------------------------------------------------------------------------------


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS

      Consolidated Balance Sheet

      Consolidated Statement of Income

      Consolidated Statement of Stockholders' Deficit

      Consolidated Statement of Cash Flows

      Notes to Consolidated Financial Statements

[GRAPHIC OMITTED - SINGER LEWAK GREENBAUM & GOLDSTEIN LLP LETTERHEAD]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
FirePond, Inc. and Subsidiaries
(A Wholly-Owned Subsidiary of Jaguar Technology Holdings, LLC)

We have audited the accompanying consolidated balance sheet of FirePond, Inc. and subsidiaries (a wholly-owned subsidiary of Jaguar Technology Holdings, LLC) as of October 31, 2004 and the related consolidated statements of income, stockholders' deficit, and cash flows for the period from December 2, 2003 (Acquisition) to October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FirePond, Inc. and subsidiaries (a wholly-owned subsidiary of Jaguar Technology Holdings, LLC) as of October 31, 2004 and the results of their operations and their cash flows for the period from December 2, 2003 (Acquisition) to October 31, 2004 in conformity with accounting principles generally accepted in the United States of America.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 25, 2005

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                                      CONSOLIDATED BALANCE SHEET
                                                                October 31, 2004

--------------------------------------------------------------------------------

                                     ASSETS

Current assets
         Cash and cash equivalents                        $2,547,728
         Accounts receivable, net of allowance
            for doubtful accounts of $64,284                 578,559
         Unbilled revenue                                      4,017
         Assets to be sold                                   110,038
         Other current assets                                148,492
                                                          ----------

                Total current assets                       3,388,834

Property and equipment, net                                  270,917
Notes receivable                                           1,350,000
Goodwill                                                   4,772,413
Other assets                                                  61,944
                                                          ----------

                             Total assets                 $9,844,108
                                                          ==========



   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                                      CONSOLIDATED BALANCE SHEET
                                                                October 31, 2004

--------------------------------------------------------------------------------

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
         Accounts payable                                      $   297,560
         Accrued liabilities                                       989,225
         Accrued merger and restructuring costs                    223,333
         Deferred revenue                                        1,469,334
         Notes payable                                             900,000
         Liabilities associated with assets to be sold         $ 2,430,609
                                                               -----------

              Total current liabilities                        $ 6,310,062

Long-term notes payable                                        $ 5,500,000

Commitments and contingencies

Stockholders' deficit
         Common stock, $0.01 par value
              Authorized - 100,000,000 shares
              Issued and outstanding 99,001,000 shares         $   990,010
         Deficiency in capital                                    (990,000)
         Retained deficit                                          (69,203)
         Loan receivable from owner                             (1,175,000)
         Accumulated other comprehensive loss                  $  (721,761)
                                                               -----------

              Total stockholders' deficit                      $(1,965,954)
                                                               -----------

                 Total liabilities and stockholders' deficit   $ 9,844,108
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                                                FIREPOND, INC. AND  SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                                CONSOLIDATED STATEMENT OF INCOME
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004

--------------------------------------------------------------------------------


Revenues                                                  $  8,950,055

Cost of revenues                                             2,087,776
                                                          ------------

Gross profit                                              $  6,862,279

Operating expenses
           Sales, general and administrative              $  1,330,110
           Research and development                          1,953,895
           Restructuring charges                             3,447,293
                                                          ------------

Total operating expenses                                  $  6,731,298
                                                          ------------

Income from operations                                         130,981

Other income (expense), net
           Interest expense                                   (208,787)
           Other income                                        126,608
                                                          ------------

Total other income (expense), net                              (82,179)

Net income before discontinued operations                       48,802

           Loss from discontinued operations                  (118,005)
                                                          ------------

Net loss                                                  $    (69,203)
                                                          ============

Net loss per share - basic and diluted
           Loss from continuing operations                       (0.01)
           Loss from discontinued operations                     (0.01)
                                                          ------------

           Basic and diluted loss per share               $         --
                                                          ============

           Basic and diluted weighted-average
             common shares outstanding                      99,001,000
                                                          ============

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

                                           Preferred Stock               Common Stock
                                       -----------------------   -----------------------------
                                                      $0.10                          $0.01        Deficiency      Accumulated
                                         Shares     Par Value        Shares        Par Value      In Capital         Deficit
                                       ----------   ----------   -------------   -------------   -------------    -------------
Balance, December 2,
      2003 (Acquisition)                       --   $       --           1,000   $          10   $          --    $          --

      Dividend of shares issued
         to shareholders                                            99,000,000         990,000        (990,000)              --
      Loan receivable from owner                            --              --              --              --               --
      Currency translation
         adjustment                            --           --              --              --              --               --
      Net loss                                                                                                          (69,203)
      Comprehensive loss for the
         year ended October 31, 2003           --           --              --              --              --               --
                                       ----------   ----------   -------------   -------------   -------------    -------------

Balance, October 31, 2004                      --   $       --      99,001,000   $     990,010   $    (990,000)   $     (69,203)
                                       ==========   ==========   =============   =============   =============    =============

                                          Loans         Accumulated Other
                                        Receivable        Comprehensive     Stockholders'    Comprehensive
                                        From Owner        Income (Loss)       (Deficit)      Income (Loss)
                                       -------------    ----------------    -------------    -------------
Balance, December 2,
      2003 (Acquisition)               $          --    $             --               $-    $          --

      Dividend of shares issued
         to shareholders                          --                  --               --               --
      Loan receivable from owner          (1,175,000)                          (1,175,000)              --
      Currency translation
         adjustment                               --            (721,761)        (721,761)        (721,761)
      Net loss                                                                    (69,203)         (69,203)
      Comprehensive loss for the
         year ended October 31, 2003              --                  --               --               --
                                       -------------    ----------------    -------------    -------------

Balance, October 31, 2004              $  (1,175,000)   $       (721,761)   $  (1,965,964)   $    (790,964)
                                       =============    ================    =============    =============

   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                            CONSOLIDATED STATEMENT OF CASH FLOWS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004

--------------------------------------------------------------------------------

Cash flows from operating activities
    Net loss                                                    $   (69,203)
    Adjustments to reconcile net loss to net cash
    used in operating activities
      Depreciation and amortization                                  92,734
      Accounts receivables                                          281,012
      Unbilled services                                              36,039
      Prepaid expenses and other assets                             390,572
    Decrease in
      Accounts payable                                             (183,502)
      Accrued liabilities                                          (931,476)
      Restructuring accrual                                        (586,485)
      Deferred revenue                                           (1,737,708)
                                                                -----------

        Net cash used in operating activities                    (1,082,426)
                                                                -----------

Cash flows from investing activities
    Change in goodwill value                                        808,685
    Change in intangible assets                                   1,731,200
    Purchase of property and equipment                             (172,051)
                                                                -----------

      Net cash used in investing activities                       2,367,834
                                                                -----------

Cash flows from financing activities
    Issuance of notes receivable                                 (1,350,000)
    Issuance of note receivable to owner                         (1,175,000)
    Payments on note payable                                       (600,000)
                                                                -----------

      Net cash provided by financing activities                  (3,125,000)
                                                                -----------

Effect of exchange rate changes on  cash and cash equivalents    (721,761.0)
                                                                -----------

        Net (decrease) increase in cash and cash equivalents     (2,561,353)

Cash and cash equivalents, on December 3, 2003 (Acquisition)      5,109,081
                                                                -----------

Cash and cash equivalents, end of period                        $ 2,547,728
                                                                ===========

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND LINES OF BUSINESS

      FirePond, Inc., together with its wholly-owned subsidiaries (a wholly-owned subsidiary of Jaguar Technology Holdings, LLC) (collectively, the "Company") considers itself to be a pioneer in software solutions that help companies with complex products to convert more leads into accurate orders. Companies with complex products may achieve a measurable and meaningful return on investment in FirePond, Inc. technology by reducing their total cost of sales, whether they sell through a direct sales force, an indirect channel network or via the web.

      A wholly-owned subsidiary ("Fire Transaction Sub, Inc.") of Jaguar Technology Holding, LLC ("Jaguar") completed a tender offer ("Tender Offer") for FirePond on December 2, 2003, after which Fire Transaction Sub, Inc. ("Fire Sub") held 90.3% of FirePond's total shares outstanding. Immediately after consummation of the Tender Offer, Fire Sub completed a merger (the "Merger") without the vote of shareholder's in accordance with Delaware's short form merger procedures. Pursuant to the Tender Offer and the Merger, each share of FirePond common stock was converted into the right to receive $3.16 in cash, without interest. Upon completion of the Merger, the shareholders were redeemed at the tender offer price, and Jaguar owned all of the outstanding equity of FirePond.

      At the completion of the merger, Jaguar assumed control of the Company. In accordance with FAS No. 141, the net assets were adjusted to reflect the new basis of the assets.

      The difference between the fair market value of the Company's assets and the liabilities assumed has been recorded as goodwill. A summary of the assets purchased and liabilities assumed in the acquisition is as follows:

            Cash                                                $ 5,109,081
            Receivables                                             859,571
            Assets to be sold                                     2,465,174
            Other assets                                            641,065
            Property and equipment                                  191,600
            Intangible assets                                     1,731,200
            Accounts payable                                       (481,062)
            Accrued liabilities                                  (1,920,701)
            Deferred revenue                                     (3,207,042)
            Accrued restructuring                                  (809,818)
            Liabilities associated with assets to be sold        (3,160,156)
            Notes payable                                        (7,000,000)
            Common stock                                                (10)
                                                                -----------

                Basis of net liabilities assumed                 (5,581,088)
                                                                -----------

                     Goodwill                                   $ 5,581,088
                                                                ===========

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND LINES OF BUSINESS (Continued)

      The Company's fiscal year end begins November 1, 2003. If the above transaction had occurred on that date, the unaudited pro-forma results of operation would be as follows:

                                                                                Adjusted
                                 11 Months      One Month      Proforma ADJ     Proforma
                               ------------    ------------    ------------   ------------
          Revenues             $  8,950,055    $    458,780    $         --   $  9,408,835
          Cost of goods sold      2,087,776         243,765              --      2,331,541
                               ------------    ------------    ------------   ------------

          Gross profit            6,862,279         215,015              --      7,077,294
          Operating expenses      6,731,298       1,077,254         724,633(a)   8,533,185
                               ------------    ------------    ------------   ------------

          Other income
            (expense), net          (82,179)       (163,171)      1,189,885(b)     944,535
          Loss from
            discontinued
              operations           (118,005)          4,087              --       (113,918)
                               ------------    ------------    ------------   ------------

                Net loss       $    (69,203)   $ (1,021,323)   $    465,252   $   (625,274)
                               ============    ============    ============   ============

      (a) Related to fixed asset expenses including depreciation that would have occurred had the fixed assets not been revalued to their fair market value in the purchase price allocation.

      (b) Represents gain on sale of intangibles that would have occurred if intangibles had not been revalued to their fair market value in the purchase price allocation

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of FirePond, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the accompanying financial statements. Certain prior year amounts have been reclassified to conform to the current year presentation.

      Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Liquidity

      During the period from December 2, 2003 (Acquisition) to October 31, 2004, the Company incurred net losses of $69,203 and had negative cash flows from operations of $1,067,541. In addition, the Company had negative working capital of $2,921,228 and shareholders deficit of $1,965,954 at October 31, 2004. Subsequent to year end, the Company secured new funding in the form of a $2,000,000 debenture as described in Note 14.

      Revenue Recognition

      The Company recognizes revenue based on the provisions of the American Institute of Certified Pubic Accountants (AICPA) Statement of Position, No. 97-2, "Software Revenue Recognition" ("SOP 97-2"), as amended, and Statement of Position No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" ("SOP 81-1").

      The Company generates revenue from license and service revenue. License revenue is generated from licensing the rights to the use of the Company's packaged software products. Service revenue is generated from sales of maintenance, consulting and training services performed for customers that license the Company's products.

      The Company has concluded that generally, where the Company is responsible for implementation services for the SalesPerformer product suite and its components, the implementation services are essential to the customer's use of the packaged software products. In such arrangements, the Company recognizes revenue following the percentage-of-completion method over the implementation period. Percentage of completion is measured by the percentage of implementation hours incurred to date compared to estimated total implementation hours.

      This method is used because management has determined that past experience has shown expended hours to be the best measure of progress on these engagements. When the current estimates of total contract revenue and contract cost indicate a loss, a provision for the entire loss on the contract is recorded.

      In situations where the Company is not responsible for implementation services for the SalesPerformer product suite, the Company recognizes revenue on delivery of the packaged software if there is persuasive evidence of an arrangement, collection is probable and the fee is fixed or determinable. In situations where the Company is not responsible for implementation services for the SalesPerformer product suite, but is obligated to provide unspecified additional software products in the future, the Company recognizes revenue as a subscription over the term of the commitment period.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Revenue Recognition (Continued)

      For product sales that are recognized on delivery, the Company will execute contracts that govern the terms and conditions of each software license, as well as maintenance arrangements and other services arrangements. If an arrangement includes an acceptance provision, acceptance occurs upon the earlier of receipt of a written customer acceptance or expiration of the acceptance period.

      Revenue under multiple element arrangements, which may include several different software products and services sold together, is allocated to each element based on the residual method in accordance with Statement of Position, No. 98-9, "Software Revenue Recognition with Respect to Certain Arrangements" ("SOP 98-9"). The Company uses the residual method when vendor-specific objective evidence of fair value does not exist for one of the delivered elements in the arrangement. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized. The Company has established sufficient vendor-specific objective evidence for professional services, training and maintenance and support services based on the price charged when these elements are sold separately. Accordingly, software license revenue is recognized under the residual method in arrangements in which software is licensed with professional services, training, and maintenance and support services.

      Revenue from maintenance services is recognized ratably over the term of the contract, typically one year. Consulting revenue is primarily related to implementation services performed on a time-and-materials basis under separate service arrangements. Revenue from consulting and training services is recognized as services are performed.

      The Company has recorded deferred revenue on amounts billed or collected by the Company before satisfying the above revenue recognition criteria. Deferred revenue at October 31, 2004 consisted of the following:

                                                         Fiscal Year Ended
                                                            October 31,
                                                                2004
                                                          ---------------
            Product license                               $        31,250
            Product-related services                            1,424,957
            Product-related maintenance                            13,127
                                                          ---------------

                Total                                     $     1,469,334
                                                          ===============

      Cost of Revenue

      Cost of licenses includes royalties, media, product packaging, documentation, other production costs and the amortization of capitalized software development costs.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Cost of Revenue (Continued)

      Cost of product-related services and maintenance and cost of custom development services revenue consist primarily of salaries, related costs for development, consulting, training and customer support personnel, including cost of services provided by third-party consultants engaged by the Company.

      Advertising Costs

      Advertising costs are expensed as incurred.

      Income Taxes

      Income taxes are accounted for based on guidance in Standard Financial Accounting Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred income tax liabilities and assets are determined based on the difference between the financial reporting and tax bases of assets and liabilities using currently enacted tax rates.

      Cash and Cash Equivalents

      Cash and cash equivalents consist of cash on hand and in banks. The Company maintains its cash deposits at numerous banks located throughout the United States, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

      Cash equivalents are short-term, highly liquid investments with original maturity dates of three months or less. Cash equivalents consist of money market, commercial paper and U.S. federal agency securities. Cash equivalents are carried at cost, which approximates fair market value.

      Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

            Computer equipment and software                 2 to 5 years
            Furniture and fixtures                               5 years
            Leasehold improvements                               5 years

      The cost of assets retired or disposed of and the accumulated depreciation thereon is removed from the accounts with any gain or loss realized upon sale or disposal credited or charged to operations, respectively.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Goodwill and Other Intangibles

      Prior to the January 1, 2002 implementation of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), goodwill was amortized on a straight-line basis over 5-20 years. Since that date, goodwill has been subject to periodic impairment tests in accordance with SFAS 142. Other intangibles consist primarily of covenants not to compete and are amortized on a straight-line basis over three to five years.

      The Company identifies and records impairment losses on long-lived assets, including goodwill that is not identified with an impaired asset, when events and circumstances indicate that such assets might be impaired. Events and circumstances that may indicate that an asset is impaired include significant decreases in the market value of an asset, a change in the operating model or strategy and competitive forces.

      If events and circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flow attributable to the asset is less than the carrying amount of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded. Fair value is determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, quoted market prices or appraised values, depending on the nature of the assets. To date, no such impairment has been recorded.

      Concentration of Credit Risk

      SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires disclosure of any significant off-balance sheet risks and credit risk concentrations. The Company has no significant off-balance-sheet risks. Financial instruments that potentially subject the Company to concentrations of credit risk are principally cash and cash equivalents, short-term investments, and accounts receivable. The Company maintains its cash and cash equivalents with established financial institutions. The Company's credit risk is managed by investing its cash in high quality money market instruments and high quality corporate issuers.

      Concentration of credit risk related to accounts receivable and unbilled services is limited to several customers to whom the Company makes substantial sales. The Company performs periodic credit evaluations of its customers and has recorded allowances for estimated losses. The Company has not experienced any material losses related to receivables from individual customers, geographic regions or groups of customers.

      During the year ended October 31, 2004, the Company conducted business with two customers whose sales made up 44.6% and 11.1% of net revenues.

      Net Loss per Share

      Net loss per share is computed based on the guidance of SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 requires companies to report both basic loss per share, which is computed by dividing the net loss by the weighted average number of common shares outstanding, and diluted loss per share, which is computed by dividing the net loss by the weighted average number of common shares outstanding plus the weighted average dilutive potential common shares outstanding using the treasury stock method. As a result of the losses incurred by the Company for all fiscal periods presented, all potential common shares were anti-dilutive and were excluded from the diluted net loss per share calculations.

      Foreign Currency Translation

      The local currency is the functional currency of the Company's subsidiaries. Assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet date, and income and expense items are translated at average rates for the period. Gains and losses arising from translation are accumulated as a separate component of stockholder's equity. Gains and losses arising from transactions denominated in foreign currencies are included in other income.

      Computer Software Development Costs and Research and Development Expenses The Company incurs software development costs associated with its licensed products as well as new products. Since June 1997, the Company determined that technological feasibility occurs upon the successful development of a working model, which happens late in the development cycle and close to general release of the products. Because the development costs incurred between the time technological feasibility is established and general release of the product are not material, the Company expenses these costs as incurred.

      Discontinued Operations

      On August 26, 2003, the Company decided to discontinue the operations of all foreign subsidiaries. The results of operations of the foreign subsidiaries of the Company have been classified as discontinued operations in the accompanying consolidated statements of operations for the fiscal year ended October 31, 2004.

      The assets and liabilities of the discontinued operations at fiscal year ended 2004 consisted of the following:

          Cash                                                $ 18,244
          Other assets                                          91,814
                                                              --------

              Total assets of discontinued operations         $110,038
                                                              ========

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Discontinued Operations (Continued)

          Accounts payable                                        $   82,405
          Accrued liabilities                                      2,259,315
          Accrued restructuring                                       88,889
                                                                  ----------

              Total liabilities of discontinued operations        $2,430,609
                                                                  ==========

      Recently Issued Accounting Pronouncements

      In November 2004, the FASB issued SFAS No. 151,"Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material ("spoilage") under the guidance in ARB No. 43, Chapter 4, "Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

      In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP)
      04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions.

      Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

      In December 2004, the FASB issued SFAS No. 153,"Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Recently Issued Accounting Pronouncements (Continued)

      The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

      In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) amends SFAS No. 123,"Accountung for Stock-Based Compensation", and APB Opinion 25,"Accounting for Stock Issued to Employees." SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

      In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations". FIN No. 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations, "refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Recently Issued Accounting Pronouncements (Continued)

      Fin No. 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. Management does not expect adoption of FIN No. 47 to have a material impact on the Company's financial statements.

NOTE 3 - RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

      The Company is a wholly-owned subsidiary of Jaguar Technology Holding, LLC which may have the ability to influence the nature and extent of the costs incurred by the Company. Consolidation of the companies could result in operating results or the financial position of the Company being significantly different from those which would have been obtained if the entities were autonomous

      The Company loaned $1,175,000 to the Chief Executive Officer and majority shareholder. The notes are due on March 7, 2009 and currently bear interest at 3% per annum. Interest income from these notes was $29,002 for the period from December 2, 2003 (Acquisition) to October 31, 2004.

NOTE 4 - PROPERTY AND EQUIPMENT

      Property and equipment at October 31, 2004 consisted of the following:

          Property and equipment
          Computer equipment and software                         $4,375,138
          Furniture and fixtures                                     527,902
          Leasehold improvements                                     187,000
                                                                  ----------

                                                                   5,090,040
             Less accumulated depreciation and amortization        4,819,123
                                                                  ----------

                       Property and equipment, net                $  270,917
                                                                  ==========

      Depreciation and amortization expense was $92,734 for fiscal year 2004.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 5 -NOTES RECEIVABLE AND SALE OF CERTAIN ASSETS

      Notes Receivable

      On January 28, 2004, FirePond entered into a Patent Purchase Agreement ("Patent Purchase Agreement") with Orion IP, LLC ("Orion"), pursuant to which, among other things, (i) Orion purchased all of the domestic and foreign patents (and all extensions, continuations, provisionals, derivatives and related applications) ("Patents") of FirePond, (ii) FirePond and Orion entered into a non-exclusive patent license agreement with respect to the Patents and (iii) Orion issued a promissory note to FirePond in the amount of $1,000,000 and agreed to pay certain legal fees that had been incurred by FirePond with respect to the Patents. The Company had previously valued its intangible assets in connection with the Acquisition (see Note 1) at a like amount. As such, no gain or loss has been recorded on the transaction.

      On May 17, 2004, FirePond entered into an Asset Purchase Agreement ("Asset Purchase Agreement") with edocs, Inc. ("edocs"). Pursuant to the Asset Purchase Agreement, among other things, (i) edocs purchased certain assets (including customer contracts code and accounts receivable) related to FirePond's Brightware business unit ("Brightware") and (ii) edocs paid certain cash consideration to FirePond and issued FirePond a promissory note in the amount of $350,000.

      Proceeds received and assets and liabilities involved in this transaction were as follows:

      Sale price
           Cash received                                      $   443,966
           Notes receivable received                              350,000
                                                              -----------

                                                                  793,966

      Composition of sale
           Assets                                                 392,602
           Liabilities                                         (1,138,521)
           Intangible assets                                      731,200
           Goodwill                                               808,685
                                                              -----------

               Net assets sold                                    793,966
                                                              -----------

                   Gain (loss) on disposal                    $        --
                                                              ===========

      Subsequent to year end, these promissory notes in the total amount of $1,350,000 were assigned as partial payment of notes payable due to General Motors (see Note 8).

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 6 - ACCRUED LIABILITIES

      Accrued liabilities at October 31, 2004 consisted of the following:

            Consulting and professional fees                $137,576
            Compensation and benefits                        330,611
            Sales, use and other taxes                       250,142
            Other                                            270,896
                                                            --------

                     Total accrued liabilities              $989,225
                                                            ========

NOTE 7 - NOTES PAYABLE

      Notes payable at October 31, 2004 consists of the following:

            Note payable to General Motors, with interest at 6.25% with annual interest and principal payments due in April of
                each year until April 2008                                     $6,400,000
            Less current portion                                                  900,000
                                                                               ----------

                Long-term portion                                              $5,500,000
                                                                               ==========

      Future maturities of note payable at October 31, 2004 were as follows:

            Year Ending
            October 31,
            -----------

               2005                       $  900,000
               2006                        1,500,000
               2007                        2,000,000
               2008                        2,000,000
                                          ----------

            Total                         $6,400,000
                                          ==========

      Subsequent to year end, the Company entered into a revised settlement agreement that called for a promissory note of $3,000,000, the assigning of $1,350,000 of FirePond notes receivable (see Note 4) to General Motors, as well as a cash payment of $1,600,000.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 8 - ACCUMULATED OTHER COMPREHENSIVE LOSS

      The components of accumulated other comprehensive loss at October 31, 2004 was as follows:

            Foreign currency translation                $(721,761)
                                                        ---------

            Accumulated other comprehensive loss        $(721,761)
                                                        =========

NOTE 9 - RESTRUCTURING AND OTHER SPECIAL CHARGES

      During the period from December 2, 2003 (Acquisition) to October 31, 2004, the Company undertook plans to restructure its operations as a result of a prolonged slowdown of global information technology spending, specifically within the enterprise software marketplace. As such, the Company announced a strategic realignment to further enhance its focus on the "lead-to-order" market as well as measures to better align its cost structure with projected revenue and preserve cash.

      The Company reduced its headcount and facilities as well as wrote-off excess equipment and terminated and restructured certain contractual relationships. Overall, the Company terminated 11 general and administrative, nine sales and marketing, 13 professional services and 13 development employees. The restructuring and other special charges for the year ended October 31, 2004 totaled $3.4 million.

      The significant components of the restructuring and other special charges for the year ended October 31, 2004 were as follows:

            Facilities related costs                                   $  (109,721)
            Excess contractual commitments and termination fees          3,557,014
                                                                       -----------

                                                                       $ 3,447,293
                                                                       ===========

      The severance related cost component consists of a workforce reduction of eight people. The reduction in facility related cost was due to a reversal of expense due to a favorable settlement. The excess contractual commitments and termination fee was mostly due to legal fees and consulting fees for the Jaguar Technology Holdings, LLC acquisition of FirePond.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 9 - RESTRUCTURING AND OTHER SPECIAL CHARGES (Continued)

      Accrued Merger and Restructuring

      A summary of the short- and long-term accrued merger and restructuring is as follows:

                                                           Fiscal Year Ended
                                                              October 31,
                                                                 2004
                                                            ---------------
            Accrued merger and restructuring
                Balance at December 2, 2003 (Acquisition)   $       809,817
                    Provision                                     3,447,293
                    Severance payments                             (353,823)
                    Contract termination fees                    (3,679,954)
                                                            ---------------

                         Balance, end of year               $       223,333
                                                            ===============

NOTE 10 - INCOME TAXES

      The income tax provision (benefit) is as follows:

                                                           Fiscal Year Ended
                                                               October 31,
                                                                  2004
                                                            ---------------
            Current income tax provision (benefit)
                Federal                                     $            --
                State                                                 1,600
                                                            ---------------

                                                                      1,600
            Deferred income tax provision (benefit)
                Federal                                                  --
                State                                                    --
                Change in valuation allowance                            --
                                                            ---------------

                                                                         --
                                                            ---------------

                    Tax provision (benefit)                 $         1,600
                                                            ===============

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 10 - INCOME TAXES (Continued)

      The Company's deferred tax assets (net of deferred tax liabilities) are comprised primarily of the following:

                                                            Fiscal Year Ended
                                                              October 31,
                                                                  2004
                                                            ---------------

            Net operating losses and credit carryforwards   $       515,000
            Nondeductible reserves and accruals                     719,000
            Depreciation and amortization                           152,000
            Capitalized research and development                    837,000
            Other                                                     1,000
                                                            ---------------

            Gross deferred tax assets                             2,224,000
            Less valuation allowance                              2,224,000
                                                            ---------------

                Net deferred tax assets                     $            --
                                                            ===============

      As of October 31, 2004, the Company has available net operating losses of approximately $11 million to reduce future federal income taxes. These carryforwards expire beginning in fiscal year 2014 and may be subject to review and possible adjustment by the Internal Revenue Service. Utilization of these carryforwards may be subject to substantial limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986. A valuation allowance has been provided for the full amount of the deferred tax assets, due to the uncertainty of realization.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

      Litigation

      On October 19, 2001, General Motors Corporation filed a complaint against the Company in the Superior Court of Massachusetts, Middlesex County. The complaint alleges, among other things, a breach of contract under agreements entered into in 1994, as amended; anticipatory repudiation in the Spring of 2000 of agreements entered into in 1994, as amended; unjust enrichment; establishment of a constructive trust; rescission and restitution based upon failure of consideration as well as extortion and coercion relating to agreements entered into in 1994, as amended; breach of the covenant of good faith and fair dealing; fraud; as well as violation of Chapter 93A of the General Laws of the Commonwealth of Massachusetts relating to unfair and deceptive trade practices. General Motors' claims further relate to license agreements, services agreements and a general release entered into with the Company in May 2000.

      This matter was settled on April 14, 2004, per the terms of the settlement, the Company estimated and accrued a liability of $7,000,000 as of October 31, 2003. During the period ended October 31, 2004, the settlement was converted into a note payable agreement (see Note 8).

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

      On or about December 1, 2004, Freightliner LLC filed a complaint against the Company. The plaintiff alleged breach of contacts, breach of warranty arising out of the parties' License Agreement and Services Agreement. This matter was settled on August 1, 2005, per the terms of the settlement the Company agreed to pay $3,000,000 over a period of 70 days. The settlement was covered by the Company's insurance carrier, Steadfast Insurance Company ("Steadfast"), which provided the full amount for the settlement. Firepond has agreed that Steadfast has the right to seek a judicial determination as to the reasonableness of the settlement value of the Freightliner claim and the $3,000,000 settlement. Firepond has acknowledged and granted Steadfast the right to recoup from Firepond the amount which represents the difference between the judicially determined settlement value and the $3,000,000 settlement, if the court determines that the reasonable settlement value of the Freightliner claim is less then $3,000,000. The amount to be reimbursed to Steadfast, if any, is not estimate able and is not accrued on the financial statements at October 31, 2004.

      Beginning in August 2001, a number of securities class action complaints were filed in the Southern District of New York seeking an unspecified amount of damages on behalf of an alleged class of persons who purchased shares of the Company's common stock between the date of its initial public offering and December 6, 2000. The complaints name as defendants the Company and certain of its directors and officers, Fleet Boston Robertson Stephens, and other parties as underwriters of the Company's initial public offering. This matter was settled on or about June 8, 2004 and this settlement is subject to final approval by the court. On August 4, 2004 the plaintiffs and issuer defendants separately filed replies to the underwriter defendants' objectives to the settlement. The court granted the preliminary approval motion on February 15, 2005, subject to certain modifications. The parties are directed to report back to the court regarding the modifications.

      If the parties are able to agree upon the required modifications, and such modifications are acceptable to the court, notice will be given to all class members of the settlement, a "fairness" hearing will be held and if the court determines that the settlement is fair to the class members, the settlement will be approved. There can be no assurance that this proposed settlement will be approved and implemented.

      The Company is also subject to various other claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the Company's business, financial condition, or results of operations.

      Leases

      The Company leases its office space under operating leases expiring at various dates through 2011. For the period from December 2, 2003 (Acquisition) to October 31, 2004, rent expense under these agreements totaled approximately $340,744.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

      Leases (Continued)

      At October 31, 2004, the minimum future obligations under operating leases, exclusive of sublease income are as follows:

            For Fiscal
            Year Ended
            October 31,
            -----------

              2005                                     $   279,000
              2006                                         254,000
              2007                                         260,000
              2008                                         257,000
            Thereafter                                     193,000
                                                       -----------

                                                       $ 1,243,000
                                                       ===========

NOTE 12 - STOCKHOLDERS' EQUITY

      Stock Dividend

      On December 3, 2003, the Board of Directors authorized a stock dividend of 99,000 shares of the Corporation's common stock, par value $0.01, for each share of Common Stock currently outstanding.

      Stock Options and Warrants

      In connection with the acquisition of FirePond by Jaguar Technology Holdings, LLC, FirePond paid out $87,462 in settlement of all outstanding options and warrants. No options to purchase shares granted prior to the acquisition date remained outstanding after the acquisition. No additional grants to purchase shares have been issued since the acquisition date.

NOTE 13 - PROFIT-SHARING PLAN

      The Company sponsors a defined contribution profit-sharing plan for US employees which conforms to Internal Revenue Service provisions for 401(k) plans. Employees must be at least 21 years of age to be eligible to participate in the plan. Participants may contribute up to 100% of their earnings. The Company has the option to match 50% of the first 2% and 25% of the next 4% of employee contributions and may make additional contributions as determined by the Board of Directors. There were no employer matching contributions in the period from December 2, 2003 (Acquisition) to October 31, 2004.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                  (A WHOLLY-OWNED SUBSIDIARY OF JAGUAR TECHNOLOGY HOLDINGS, LLC)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the Period from December 2, 2003 (Acquisition) to October 31, 2004
--------------------------------------------------------------------------------

NOTE 14 - SUBSEQUENT EVENTS

      $2,000,000 Debenture

      On September 13, 2005, the Company, through a newly organized entity FP Technology Holdings Inc ("FP Technology"), closed and funded a $2,000,000 debenture. The debenture matures on September 12, 2006. A related warrant agreement grants the owner the right to convert the debenture into equity upon the occurrence of certain events. The debenture is secured by the assets of FP Technology. The debenture requires that FP Technology meet certain financial covenants during its term, including interest coverage, cash flow and current ratios as well as minimum revenue targets.

      As part of closing the $2,000,000 debenture, Firepond agreed to reorganize itself into a newly organized entity, FP Technology. FP Technology was formed on August 31, 2005. All the assets and employees of Firepond and a substantial portion of its liabilities were transferred to FP Technology on September 13, 2005. Jaguar Technology Holdings remains the 100% owner of FP Technology. The Trident debenture was funded into FP Technology.

      GM Note Obligation

      Shortly following the funding of the $2,000,000 debenture and pursuant to an agreement with General Motors Corporation, FP Technology paid $1,250,000 to General Motors as partial payment for the GM settlement obligation assumed from Firepond, Inc. See Note 8. As part of this transaction, the GM obligation was reduced from $3,000,000 to $250,000. In addition, GM released its security interest in the assets transferred to FP Technology by Firepond. It also consented to the transfer of assets.

      The remaining debenture funds were deposited to the accounts of FP Technology for general corporate uses.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                               CONSOLIDATED FINANCIAL STATEMENTS
                                                              FOR THE YEAR ENDED
                                                                OCTOBER 31, 2003

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                                                        CONTENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------



INDEPENDENT AUDITOR'S REPORT

CONSOLIDATED FINANCIAL STATEMENTS

     Consolidated Balance Sheet

     Consolidated Statement of Income

     Consolidated Statement of Stockholders' Equity (Deficit)

     Consolidated Statement of Cash Flows

     Notes to Consolidated Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Firepond, Inc. and subsidiaries

We have audited the consolidated balance sheets of Firepond, Inc. and subsidiaries as of October 31, 2003, and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Firepond, Inc. and subsidiaries as of October 31, 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 19, 2004

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET
                                                                October 31, 2003
--------------------------------------------------------------------------------

                                     ASSETS
Current assets
    Cash and cash equivalents                                            $16,059,697
    Short-term investments, available for sale                               998,640
    Accounts receivable, net of allowance for doubtful
        accounts of $190,000                                               1,150,328
    Unbilled revenue                                                          10,820
    Assets to be sold                                                      2,496,443
    Other current assets                                                     490,835
                                                                         -----------

        Total current assets                                              21,206,763

Property and equipment, net                                                  741,810
Other intangible assets, net of accumulated amortization of $180,367          34,356
Restricted cash                                                              190,000
Other assets                                                                  37,258
                                                                         -----------

                Total assets                                             $22,210,187
                                                                         ===========









   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET
                                                                October 31, 2003
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Accounts payable                                            $     427,080
      Accrued liabilities                                             2,137,676
      Accrued legal settlement                                        7,000,000
      Accrued merger and restructuring costs                            492,724
      Deferred revenue                                                3,085,830
      Liabilities associated with assets to be sold                   3,059,496
                                                                  -------------

                   Total current liabilities                         16,202,806

Long term accrued merger and restructuring costs                        120,317

Commitments and contingencies

Stockholders' equity
      Preferred stock, $0.10 par value
                   Authorized - 5,000,000 shares
                   Issued and outstanding - 0 shares                         --
      Common stock, $0.10 par value
                   Authorized - 100,000,000 shares
                   Issued and outstanding 3,671,169 shares              367,117
      Additional paid-in capital                                    198,893,792
      Accumulated deficit                                          (192,646,465)
      Loans receivable                                                 (158,000)
      Deferred compensation                                              (6,327)
      Accumulated other comprehensive loss                             (563,053)
                                                                  -------------

                               Total shareholders' equity             5,887,064
                                                                  -------------

                Total liabilities and stockholders' equity        $  22,210,187
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

                                                FIREPOND, INC. AND  SUBSIDIARIES
                                                CONSOLIDATED STATEMENT OF INCOME
                                             For the Year Ended October 31, 2003
--------------------------------------------------------------------------------

Revenues
         License                                                   $  1,919,227
         Services and maintenance                                     6,802,325
                                                                   ------------

               Total revenue                                          8,721,552
                                                                   ------------

          Cost of revenue
               License                                                  177,668
               Product-related services and maintenance               3,075,645
                                                                   ------------

                     Total cost of revenue                            3,253,314
                                                                   ------------

Gross profit                                                          5,468,238

Operating expenses
         Sales and marketing                                          2,771,918
         Research and development                                     4,002,654
         General and administrative                                   8,919,651
         Legal settlement expense                                     7,000,000
         Amortization of intangible assets                              103,067
         Restructuring and other special charges                      1,047,060
                                                                   ------------

                     Total operating expenses                        23,844,350
                                                                   ------------

Loss from operations                                                (18,376,112)

Other income (expense), net
Interest income                                                         305,028
Other income                                                            361,384
Total other income (expense), net                                       666,412

Net loss before discontinued operations                             (17,709,700)

         Loss from discontinued operations                             (714,454)

         Loss on disposal of discontinued operations                 (2,127,950)
                                                                   ------------

Net loss                                                           $(20,552,104)
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                                                FIREPOND, INC. AND  SUBSIDIARIES
                                                CONSOLIDATED STATEMENT OF INCOME
                                             For the Year Ended October 31, 2003
--------------------------------------------------------------------------------

Net loss per share - basic and diluted
  Loss from continuing operations                                 $       (4.82)
  Loss from discontinued operations                                       (0.77)
                                                                  -------------

  Basic and diluted loss per share                                        (5.59)
                                                                  =============

  Basic and diluted weighted average common shares outstanding        3,674,651
                                                                   =============











   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                             For the Year Ended October 31, 2003
--------------------------------------------------------------------------------

                                            Preferred Stock                 Common Stock
                                       -----------------------      ---------------------------
                                                      $0.10                           $0.10          Additional      Accumulated
                                         Shares     Par Value         Shares        Par Value     Paid-in Capital      Deficit
                                       ----------   ----------      ----------    -------------    -------------    -------------
Balance, October 31, 2002                      --   $       --       3,684,983    $     368,498    $ 198,934,612    $(172,094,361)

      Loan forgiveness
         to employees                                                  (13,814)          (1,381)         (40,820)
         to CEO                                --           --              --               --               --               --
      Stock-based compensation
         expense                               --           --              --               --               --               --
      Currency translation
         adjustment                            --           --              --               --               --               --
      Reserve for loss on disposal
         of discontinued operations            --
      Unrealized net loss on
         investments                           --           --              --               --               --               --
      Net loss                                                                                                        (20,552,104)
      Comprehensive loss for the
         year ended October 31, 2003           --           --              --               --               --               --
                                       ----------   ----------      ----------    -------------    -------------    -------------

Balance, October 31, 2003              $       --   $       --      $3,671,169    $     367,117    $ 198,893,792    $(192,646,465)
                                       ==========   ==========      ==========    =============    =============    =============

                                                                       Accumulated Other
                                          Loans           Deferred       Comprehensive    Stockholders'    Comprehensive
                                        Receivable      Compensation     Income (Loss)   Equity (Deficit)  Income (Loss)
                                       -------------    -------------    -------------    -------------    -------------
Balance, October 31, 2002              $  (4,287,489)   $      (9,801)   $  (1,540,063)   $  21,371,396    $          --

      Loan forgiveness
         to employees                        272,363                                            230,162
         to CEO                            3,857,126               --               --        3,857,126               --
      Stock-based compensation
         expense                                  --            3,474               --            3,474               --
      Currency translation
         adjustment                               --               --       (1,195,998)      (1,195,998)      (1,195,998)
      Reserve for loss on disposal
         of discontinued operations                                          2,127,950        2,127,950        2,127,950
      Unrealized net loss on
         investments                              --               --           45,058           45,058           45,058
      Net loss                                                                              (20,552,104)     (20,552,104)
      Comprehensive loss for the
         year ended October 31, 2003              --               --               --               --               --
                                       -------------    -------------    -------------    -------------    -------------

Balance, October 31, 2003              $    (158,000)   $      (6,327)   $    (563,053)   $   5,887,064    $ (19,575,094)
                                       =============    =============    =============    =============    =============

   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                             For the Year Ended October 31, 2003
--------------------------------------------------------------------------------

Cash flows from operating activities
         Net loss                                                                       $(20,552,104)
         Adjustments to reconcile net loss to net cash used in operating activities
               Stock-based compensation expense                                              233,633
               Writedown of officer loan receivable                                        3,857,126
               Loss on disposal of discontinued operations                                 2,127,950
               Depreciation and amortization                                               1,461,041
               Discontinued operations                                                       414,856
         (Increase) decrease in
               Accounts receivables                                                          377,123
               Unbilled services                                                              97,557
               Prepaid expenses and other assets                                             338,376
         Decrease in
               Accounts payable                                                             (653,888)
               Accrued liabilities                                                         5,626,347
               Restructuring accrual                                                      (1,812,999)
               Deferred revenue                                                           (1,084,035)
                                                                                        ------------

                     Net cash used in operating activities                                (9,569,017)
                                                                                        ------------

Cash flows from investing activities
         Proceeds from sale and maturities of short term investments                      14,690,969
         Purchase of property and equipment                                                  (72,806)
         Decrease (increase) in restricted cash                                              199,197
                                                                                        ------------

                     Net cash used in investing activities                                14,817,360
                                                                                        ------------

Cash flows from financing activities
         Payments on note payable                                                                 --
         Proceeds from stocks options and warrants exercised                                      --
                                                                                        ------------

                     Net cash provided by financing activities                                    --
                                                                                        ------------

Effect of exchange rate changes on  cash and cash equivalents                           (1,150,572.0)
                                                                                        ------------

                           Net (decrease) increase in cash and cash equivalents            4,097,771

Cash and cash equivalents, beginning of period                                            11,961,926
                                                                                        ------------

Cash and cash equivalents, end of period                                                $ 16,059,697
                                                                                        ============

Supplemental cash flow information:

         Interest paid                                                                  $      3,822
                                                                                        ============

   The accompanying notes are an integral part of these financial statements.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND LINES OF BUSINESS

      Firepond, Inc., together with its wholly-owned subsidiaries (collectively, the "Company") considers itself to be a pioneer in software solutions that help companies with complex products convert more leads into accurate orders. Companies with complex products may achieve a measurable and meaningful return on investment in Firepond, Inc. technology by reducing their total cost of sales, whether they sell through a direct sales force, an indirect channel network or via the web. The Company changed ownership subsequent to year end (see Note 12).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of Firepond, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the accompanying financial statements. Certain prior year amounts have been reclassified to conform to the current year presentation.

Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

      Revenue Recognition

      The Company recognizes revenue based on the provisions of the American Institute of Certified Pubic Accountants (AICPA) Statement of Position, No. 97-2, "Software Revenue Recognition" ("SOP 97-2"), as amended, and Statement of Position No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" ("SOP 81-1").

      The Company generates revenue from license and service revenue. License revenue is generated from licensing the rights to the use of the Company's packaged software products. Service revenue is generated from sales of maintenance and, consulting and training services performed for customers that license the Company's products.

      The Company has concluded that generally, where the Company is responsible for implementation services for the SalesPerformer product suite and its components, the implementation services are essential to the customer's use of the packaged software products. In such arrangements, the Company recognizes revenue following the percentage-of-completion method over the implementation period. Percentage of completion is measured by the percentage of implementation hours incurred to date compared to estimated total implementation hours.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Revenue Recognition (Continued)

      This method is used because management has determined that past experience has shown expended hours to be the best measure of progress on these engagements. When the current estimates of total contract revenue and contract cost indicate a loss, a provision for the entire loss on the contract is recorded.

      In situations where the Company is not responsible for implementation services for the SalesPerformer product suite, the Company recognizes revenue on delivery of the packaged software if there is persuasive evidence of an arrangement, collection is probable and the fee is fixed or determinable. In situations where the Company is not responsible for implementation services for the SalesPerformer product suite; however, is obligated to provide unspecified additional software products in the future, the Company recognizes revenue as a subscription over the term of the commitment period.

      For separate sales of the eServicePerformer product line, which was acquired in connection with the Brightware transaction, the Company recognizes revenue on delivery of the packaged software if there is persuasive evidence of an arrangement, collection is probable, and the fee is fixed or determinable. The Company has determined that implementation services are not essential to the functionality of the eServicePerformer product. In situations where the Company enters into a license agreement for both its SalesPerformer Suite and its eServicePerformer product and is responsible for implementation services, it will recognize revenue for the entire arrangement under SOP 81-1.

      For product sales that are recognized on delivery, the Company will execute contracts that govern the terms and conditions of each software license, as well as maintenance arrangements and other services arrangements. If an arrangement includes an acceptance provision, acceptance occurs upon the earlier of receipt of a written customer acceptance or expiration of the acceptance period.

      Revenue under multiple element arrangements, which may include several different software products and services sold together, is allocated to each element based on the residual method in accordance with Statement of Position, No. 98-9, "Software Revenue Recognition with Respect to Certain Arrangements" ("SOP 98-9"). The Company uses the residual method when vendor-specific objective evidence of fair value does not exist for one of the delivered elements in the arrangement. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized. The Company has established sufficient vendor-specific objective evidence for professional services, training and maintenance and support services based on the price charged when these elements are sold separately. Accordingly, software license revenue is recognized under the residual method in arrangements in which software is licensed with professional services, training, and maintenance and support services.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Revenue Recognition (Continued)

      Revenue from maintenance services is recognized ratably over the term of the contract, typically one year. Consulting revenue is primarily related to implementation services performed on a time-and-materials basis under separate service arrangements. Revenue from consulting and training services is recognized as services are performed.

      The Company has recorded deferred revenue on amounts billed or collected by the Company before satisfying the above revenue recognition criteria. Deferred revenue at October 31, 2003 consisted of the following:

            Product license                            $     424,583
            Product-related services                       2,422,810
            Product-related maintenance                      238,437
                                                       -------------

                                                       $   3,085,830
                                                       =============

      Cost of Revenue

      Cost of licenses includes royalties, media, product packaging, documentation, other production costs and the amortization of capitalized software development costs.

      Cost of product-related services and maintenance and cost of custom development services revenue consist primarily of salaries, related costs for development, consulting, training and customer support personnel, including cost of services provided by third-party consultants engaged by the Company.

      Advertising Costs

      Advertising costs are expensed as incurred.

      Income Taxes

      Income taxes are accounted for based on guidance in Standard Financial Accounting Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred income tax liabilities and assets are determined based on the difference between the financial reporting and tax bases of assets and liabilities using currently enacted tax rates.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Cash and Cash Equivalents

      Cash and cash equivalents consist of cash on hand and in banks. The Company maintains its cash deposits at numerous banks located throughout the United States, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

      Cash equivalents are short-term, highly liquid investments with original maturity dates of three months or less. Cash equivalents consist of money market, commercial paper and U.S. federal agency securities. Cash equivalents are carried at cost, which approximates fair market value.

      Short-term Investments

      In accordance with SFAS No. 115 and based on the Company's intentions regarding these instruments, the Company has classified all short-term investments as available-for-sale. These investments consist primarily of commercial paper and U.S. corporate debt securities with an original maturity of less than a year from the balance sheet date. These investments are carried at their market value. Unrealized investment gains and temporary losses are included as a separate component of stockholders' equity.

      Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

           Computer equipment and software                 2 to 5 years
           Furniture and fixtures                               7 years
           Leasehold improvements                               5 years

      The cost of assets retired or disposed of and the accumulated depreciation thereon are removed from the accounts with any gain or loss realized upon sale or disposal credited or charged to operations, respectively.

      Impairment of Long-Lived Assets

      The Company evaluates the carrying value of long-lived assets, including intangible assets, based on the guidance in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which superseded SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company's evaluation considers non-financial data such as changes in the operating environment and business strategy, competitive information, market trends and operating performance. Based on this evaluation, the Company recorded an asset impairment charge of $102,644 during fiscal year 2003 in connection with a restructuring of the Company's operations.

      Concentration of Credit Risk

      SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires disclosure of any significant of-balance sheet risks and credit risk concentrations. The Company has no significant of-balance-sheet risks. Financial instruments that potentially subject the Company to concentrations of credit risk are principally cash and cash equivalents, short-term investments, and accounts receivable. The Company maintains its cash and cash equivalents with established financial institutions. The Company's credit risk is managed by investing its cash in high quality money market instruments and high quality corporate issuers. Concentration of credit risk related to accounts receivable and unbilled services is limited to several customers to whom the Company makes substantial sales. The Company performs periodic credit evaluations of its customers and has recorded allowances for estimated losses. The Company has not experienced any material losses related to receivables from individual customers, geographic regions or groups of customers.

      During the year ended October 31, 2003, the Company conducted business with three customers whose sales made up 12.3%, 12.4%, and 19.5% of net revenues.

      Net Loss Per Share

      Net loss per share is computed based on the guidance of SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 requires companies to report both basic loss per share, which is computed by dividing the net loss by the weighted average number of common shares outstanding, and diluted loss per share, which is computed by dividing the net loss by the weighted average number of common shares outstanding plus the weighted average dilutive potential common shares outstanding using the treasury stock method. As a result of the losses incurred by the Company for all fiscal periods presented, all potential common shares were anti-dilutive and were excluded from the diluted net loss per share calculations.

      Stock-Based Compensation

      Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Stock-Based Compensation (Continued)

      In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," ("SFAS No. 148") effective for fiscal years ending after December 15, 2002. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148 does not amend SFAS No. 123 to require companies to account for their employee stock-based awards using the fair value method. The disclosure provisions are required, however, for all companies with stock-based employee compensation, regardless of whether they utilize the fair value method of accounting described in SFAS No. 123 or the intrinsic value method described in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees."

      The Company has adopted the disclosure requirements of SFAS No. 148 effective January 1, 2003. The adoption of this standard did not have a significant impact on the Company's financial condition or operating results.

      The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25 and FIN No.
      44. As permitted by SFAS No. 123, as amended by SFAS No. 148, the Company has chosen to continue to account for its employee stock-based compensation plans under APB Opinion No. 25 and provide the expanded disclosures specified in SFAS No. 123, as amended by SFAS No. 148.

      Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net income (loss) and earnings
      (loss) per share for the years ended December 31, 2003, 2002, and 2001 would have been decreased to the pro forma amounts indicated below:

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Stock-Based Compensation (Continued)

            Net loss applicable to shareholders, as reported       $(20,552,104)
            Net loss applicable to shareholders, pro forma          (21,140,682)
            Basic and diluted net loss per share, as reported      $      (5.59)
            Basic and diluted net loss per share, pro forma               (5.75)

      For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended October 31, 2003: dividend yields of 0%; expected volatility of 35%; risk-free interest rates of 3%; and expected lives of 5 years.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      Foreign Currency Translation

      The local currency is the functional currency of the Company's subsidiaries. Assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet date, and income and expense items are translated at average rates for the period. Gains and losses arising from translation are accumulated as a separate component of stockholder's equity. Gains and losses arising from transactions denominated in foreign currencies are included in other income.

      Computer Software Development Costs and Research and Development Expenses

      The Company incurs software development costs associated with its licensed products as well as new products. Since June 1997, the Company determined that technological feasibility occurs upon the successful development of a working model, which happens late in the development cycle and close to general release of the products. Because the development costs incurred between the time technological feasibility is established and general release of the product are not material, the Company expenses these costs as incurred.

      Discontinued Operations

      On August 26, 2003, the Company decided to discontinue the operations of all foreign subsidiaries. The results of operations of the foreign subsidiaries of the Company have been classified as discontinued operations in the accompanying consolidated statements of operations for the fiscal year ended October 31, 2003.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Discontinued Operations (Continued)

      The assets and liabilities of the discontinued operations at fiscal year ended 2003 consisted of the following:

          Cash                                                 $1,528,125
          Accounts receivable                                     449,791
          Property, plant and equipment, net                       35,830
          Other assets                                            482,697
                                                               ----------

              Total assets of discontinued operations          $2,496,443
                                                               ==========

          Accounts payable                                     $   64,341
          Accrued liabilities                                   1,440,391
          Accrued restructuring                                   100,053
          Deferred revenue                                      1,454,711
                                                               ----------

              Total liabilities of discontinued operations     $3,059,496
                                                               ==========

NOTE 3 - SHORT-TERM INVESTMENTS

      The Company accounts for marketable securities in accordance with the provisions of SFAS No. 115, which states that debt and equity securities that have readily determinable fair values are to be classified in three categories:

      o Held to maturity - the positive intent and ability to hold to maturity. Amounts are reported at amortized cost and adjusted for amortization of premiums and accretion of discounts.

      o Trading securities - bought principally for the purpose of selling them in the near term. Amounts are reported at fair value with unrealized gains and losses included in earnings.

      o Available-for-sale - not classified in one of the above categories. Amounts are reported at fair value with unrealized gains and losses excluded from earnings and reported separately as a component of shareholders' equity.

      The Company has classified all investments as available-for-sale securities. As of October 31, 2003, short-term investments are summarized as shown below. The difference between fair value and amortized cost is not material.

                                                             Fair Value
                                                             ----------
          Short-term investments:
              Commercial paper                              $    998,640
                                                            ------------

          Total short-term investments                      $    998,640
                                                            ============

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 4 - PROPERTY AND EQUIPMENT

      Property and equipment at October 31, 2003 consisted of the following:

      Property and equipment:
           Computer equipment and software                        $5,010,919
           Furniture and fixtures                                    527,902
           Leasehold improvements                                    167,085
                                                                  ----------

                                                                   5,705,906
               Less accumulated depreciation and amortization      4,964,096
                                                                  ----------

                        Property and equipment, net               $  741,810
                                                                  ==========

      Depreciation expense was approximately $1,353,234 for fiscal 2003.

NOTE 5 - ACCRUED LIABILITIES

      Accrued liabilities at October 31, 2003 consisted of the following:

      Consulting and professional fees                            $  620,607
      Compensation and benefits                                      493,825
      Sales, use and other taxes                                     552,308
      Facilities and office expenses                                 131,547
      Legal settlement                                             7,000,000
      Other                                                          339,389
                                                                  ----------

               Total accrued liabilities                          $9,137,676
                                                                  ==========

NOTE 6 - ACCUMULATED OTHER COMPREHENSIVE LOSS

      The components of accumulated other comprehensive loss at October 31, 2003 was as follows:

      Unrealized gain on short-term and
          long-term investments                                   $   9,058
      Foreign currency translation                                 (572,111)
                                                                  ---------

          Accumulated other comprehensive loss                    $(563,053)
                                                                  =========

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 7 - RESTRUCTURING AND OTHER SPECIAL CHARGES

      During the year ended October 31, 2003, the Company undertook plans to restructure its operations as a result of a prolonged slowdown of global information technology spending, specifically within the enterprise software marketplace. As such, the Company announced a strategic realignment to further enhance its focus on the "lead-to-order" market as well as measures to better align its cost structure with projected revenue and preserve cash. The Company reduced its headcount and facilities as well as wrote-off excess equipment and terminated and restructured certain contractual relationships. Overall, the Company terminated 11 general and administrative, nine sales and marketing, 13 professional services and 13 development employees. The restructuring and other special charges for the year ended October 31, 2003 totaled $1 million.

      The significant components of the restructuring and other special charges were as follows:

          Employee severance costs                                $   700,196
          Facilities related costs                                    414,543
          Impairment of property and equipment                          5,935
          Excess contractual commitments and termination fees         (41,333)
          Other                                                       (32,281)
                                                                  -----------

                                                                  $ 1,047,060
                                                                  ===========

      The facilities related cost component consists of idle lease space and lease termination fees associated with closing the Company's Netherlands, United Kingdom and San Rafael, California and Boston facilities. The Company's assumptions considered current market value of similar properties and ability, if any, to sublease the idle space or any other future use.

      The impairment of property and equipment charges consisted of excess computer equipment and furniture and fixtures as well as leasehold write-offs resulting from reductions-in-force and office closures.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 7 - RESTRUCTURING AND OTHER SPECIAL CHARGES (Continued)

      Accrued Merger and Restructuring

      A summary of the short- and long-term accrued merger and restructuring is as follows:

                                                          Fiscal Year Ended
                                                          October 31, 2003
                                                          ----------------
          Accrued merger and restructuring:
              Balance, beginning of year                  $      1,941,571
                  Provision                                      1,266,337
                  Reversal of prior restructurings                (227,916)
                  Purchase price adjustment                             --
                  Severance payments                              (696,333)
                  Facilities related payments                   (1,680,690)
                  Contract termination fees                        (18,463)
                  Other payments                                   (12,841)
                  Asset impairment write-offs                       41,376
                                                          ----------------

              Balance, end of year                        $        613,041
                                                          ================

      The short-term portion of the accrued merger and restructuring is approximately $492,724 and the long-term portion is approximately $120,317. The long-term portion of the accrued merger and restructuring will be paid out through fiscal 2006. The balance of the restructuring as of October 31, 2003 will be paid out as follows: severance payments through January 31, 2004, facilities related payments through December 7, 2004 and contract termination fees and other payments through December, 30 2005.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 8 - INCOME TAXES

      The income tax provision (benefit) is as follows:

                                                          Fiscal Year Ended
                                                          October 31, 2003
                                                          ----------------
          Current income tax provision (benefit)
              Federal                                     $             --
              State                                                  1,600
                                                          ----------------

                                                                     1,600
                                                          ----------------
          Deferred income tax provision (benefit)
              Federal                                           34,707,000
              State                                             (1,803,000)
              Change in valuation allowance                    (32,904,000)
                                                          ----------------

                                                                        --
                                                          ----------------

          Tax provision (benefit)                         $          1,600
                                                          ================

      The Company's deferred tax assets (net of deferred tax liabilities) are comprised primarily of the following:

                                                          Fiscal Year Ended
                                                          October 31, 2003
                                                          ----------------
          Net operating losses and credit carryforwards   $      6,651,000
          Nondeductible reserves and accruals                    4,671,000
          Depreciation and amortization                            297,000
          Capitalized research and development                  10,372,000
          Other                                                         --
                                                          ----------------

          Gross deferred tax assets                             21,991,000
          Valuation allowance                                  (21,991,000)
                                                          ----------------

          Net deferred tax assets                         $             --
                                                          ================

      As of October 31, 2003, the Company has available net operating losses of approximately $11 million to reduce future federal income taxes. These carryforwards expire beginning in fiscal year 2012 and may be subject to review and possible adjustment by the Internal Revenue Service. Utilization of these carryforwards may be subject to substantial limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986. A valuation allowance has been provided for the full amount of the deferred tax assets, due to the uncertainty of realization.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 8 - INCOME TAXES (Continued)

      Included in the valuation allowance at October 31, 2003 is approximately $52,390,000 for deferred tax assets attributable to the exercise of stock options for which subsequently recognized tax benefits, if any, will be credited directly to additional paid-in capital.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

      Litigation

      On October 19, 2001, General Motors Corporation filed a complaint against the Company in the Superior Court of Massachusetts, Middlesex County. The complaint alleges, among other things, a breach of contract under agreements entered into in 1994, as amended; anticipatory repudiation in the spring of 2000 of agreements entered into in 1994, as amended; unjust enrichment; establishment of a constructive trust; rescission and restitution based upon failure of consideration as well as extortion and coercion relating to agreements entered into in 1994, as amended; breach of the covenant of good faith and fair dealing; fraud; as well as violation of Chapter 93A of the General Laws of the Commonwealth of Massachusetts relating to unfair and deceptive trade practices. General Motors' claims further relate to license agreements, services agreements and a general release entered into with the Company in May 2000. This matter was settled on April 14, 2004, per the terms of the settlement, the Company estimated and accrued a liability of $7,000,000 as of October 31, 2003.

      Beginning in August 2001, a number of securities class action complaints were filed in the Southern District of New York seeking an unspecified amount of damages on behalf of an alleged class of persons who purchased shares of the Company's common stock between the date of its initial public offering and December 6, 2000. The complaints name as defendants the Company and certain of its directors and officers, Fleet Boston Robertson Stephens, and other parties as underwriters of the Company's initial public offering. This matter was settled on or about June 8, 2004 and this settlement is subject to final approval by the court.

      The Company is also subject to various other claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the Company's business, financial condition, or results of operations.

      Leases

      The Company leases its office space under operating leases expiring at various dates through 2011. Rent expense under these agreements totaled approximately $616,584.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

      Leases (Continued)

      At October 31, 2003, the minimum future obligations under operating leases, exclusive of sublease income are as follows:

          For the Fiscal Year Ended October 31,
                2004                                         $  284,000
                2005                                            250,000
                2006                                            255,000
                2007                                            260,000
                2008                                            265,000
                Thereafter                                      193,000
                                                             ----------

                                                             $1,507,000
                                                             ==========

      Letter of Credit

      The Company is obligated to maintain an irrevocable standby letter of credit of approximately $190,000, which would be payable upon default of the Company's non-cancelable facility lease that was entered into in May 1999. The letter of credit has been collateralized by cash, which has been classified as restricted cash in the accompanying consolidated balance sheet.

NOTE 10 - STOCKHOLDERS' EQUITY

      Stock Options and Warrants

      The Company has adopted four stock option plans: the 1997 Stock Option Plan in May 1997, the 1999 Director Stock Option Plan in September 1999, the 1999 Stock Option and Grant Plan in November 1999, and the Brightware Acquisition Stock Option Plan in January 2001. For all four stock options plans, the exercise price and vesting are determined by the board of directors at the date of grant and options generally vest over three years and expire five years after the date of grant.

      On November 8, 1999, the Board of Directors adopted and on January 4, 2000 the stockholders approved an increase in the number of shares of common stock reserved for issuance under the 1997 Stock Option Plan from 789,681 shares to 939,681 shares.

      As of October 31, 2002, 139,385 shares were available for future issuance under this plan.

      The Company has reserved 50,000 shares of common stock for issuance under the 1999 Director Stock Option Plan. As of October 31, 2003, 13,189 shares were available for future issuance under this plan. On February 27, 2001, the Board of Directors adopted and on March 22, 2001 the stockholders approved an increase in the number of shares of common stock reserved for issuance under the 1999 Stock Option and Grant Plan from 300,000 to 800,000 shares.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 10 - STOCKHOLDERS' EQUITY (Continued)

      Stock Options and Warrants (Continued)

      As of October 31, 2003, 739,866 shares were available for future issuance under this plan. The Company has reserved 100,000 shares of common stock for issuance under the Brightware Acquisition Stock Option Plan. As of October 31, 2003, 99,286 shares were available for future issuance under this plan.

      Option activity for fiscal 2003 was as follows:

                                                                                           Weighted
                                                                                           Average
                                                  Number of                                Exercise
                                                    Shares          Price Per Share         Price
                                                 ---------------  -------------------  --------------
         Outstanding, October 31, 2002                   642,073  $     0.10 - 297.50  $        11.78
         Granted                                         305,913          2.36 - 3.48            2.91
         Exercised                                          (999)                3.51            3.51
         Canceled                                       (274,773)        2.48 - 95.00            6.15
                                                 ---------------  -------------------  --------------

         Outstanding, October 31, 2003                   672,214  $     0.10 - 297.50  $        10.03
                                                 ===============  ===================  ==============

      Options exercisable at October 31, 2003 were $294,804. Weighted average exercise price of options exercisable at October 31, 2003 was $16.11.

      The following table summarizes information relating to currently outstanding and exercisable options as of October 31, 2003.

                                                                     Outstanding               Exercisable
                                                          ------------------------------  -------------------------
                                                              Weighted
                                                               Average        Weighted
                                                              Remaining        Average                    Average
                                             Number          Contractual       Exercise     Number       Exercise
          Range of Exercise Prices          of Shares        Life (Years)       Price      of Shares       Price
          ------------------------        -------------   -----------------  -----------  -----------   -----------
         $     0.10 - 5.00                      287,575            9.32          $  2.78        4,000   $      0.10
               6.40 - 6.90                      277,791            7.93             6.60      211,777          6.60
              7.10 - 20.00                       58,833            8.05            11.24       36,043         11.58
             21.30 - 297.50                      48,015            5.81            71.84       42,984         68.22
                                          -------------   -----------------  -----------  -----------   -----------

                     Totals                     672,214            8.38      $     10.03      294,804   $     16.11
                                          =============   =================  ===========  ===========   ===========

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 10 - STOCKHOLDERS' EQUITY (Continued)

      Stock Options and Warrants (Continued)

      All options granted in fiscal year 2003 had an exercise price equal to the stock price at the grant date. The weighted average fair value for options granted during the year was $0.70, and the weighted average exercise price was $2.91.

      Employee and Director Stock Options

      The Company granted stock options to employees that require the recognition of stock-based compensation expense. In July 2001, the Company completed a stock option exchange program in which its directors and eligible employees were offered the opportunity to exchange existing stock options for new stock options at a ratio of three to four. The new options were granted on July 31, 2001, with an exercise price of $6.60 per share. The Company accepted 717,929 stock options for exchange and issued 538,438 stock options in exchange for such tendered options.

      As a result of the cancellation of the outstanding options, existing unamortized deferred compensation of approximately $783,000 was amortized and recorded as stock-based compensation during fiscal 2001. All option grants issued in conjunction with the stock option exchange program are subject to variable accounting. In fiscal years 2002 and 2001, the Company recorded a reversal of $18,000 in stock based compensation expense and a charge of $188,000 of stock based compensation expense, respectively. As of October 31, 2003, the Company has recorded no deferred compensation associated with these options because the fair market value of the Company's common stock fell below the option price.

      Non-employee Stock Options

      The Company has granted stock options to non-employees that require the recognition of stock-based compensation expense based on the fair market value of the options granted as computed using an established option valuation formula. The Company recorded $247,963 of stock based compensation expense in fiscal 2003, related to these options. As of October 31, 2003, the deferred compensation balance of $5,192 primarily related to non-employee awards, will be recognized as an expense as earned for non-employees in accordance with EITF 96-18.

      Warrants

      In October 1999, the Company approved the future issuance of warrants to purchase 50,000 shares of common stock to customers and strategic partners. Warrants to purchase a total of zero shares have been issued from this pool of which warrants to purchase 3,333 shares remain outstanding as of October 31, 2003.

      In November 1999, in conjunction with the Company's issuance of a $6 million subordinated note, the Company issued fully vested warrants to purchase an aggregate of 35,997 shares of common stock at an exercise price of $52.50 per share to the holders of the subordinated note. The warrants expire on November 11, 2004. As of October 31, 2003, none of these warrants had been exercised.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 10 - STOCKHOLDERS' EQUITY (Continued)

      Loans Receivable

      On November 28, 2000, the Company's Board of Directors approved a loan facility to Klaus Besier, the Company's Chairman and Chief Executive Officer, allowing borrowings up to $3,000,000 bearing interest at the applicable federal rate in effect during the term of the note. On January 9, 2001, the Company's Board of Director's approved an increase in the loan facility to $4,000,000. Originally the outstanding principal together with unpaid interest was due and payable on the earlier of October 31, 2001, an event of default, or an event of maturity, as defined. On December 11, 2001, the Board of Directors amended the facility to extend the maturity to May 1, 2006. Due to the modification of the facility, all amounts outstanding have been reclassified as a component of stockholders' equity. The promissory note is secured by a pledge of 50,000 shares of the Company's common stock valued at $158,000 at October 31, 2003, and is generally not a recourse obligation of the borrower, with specified exceptions. Amounts totaling $4,000,000 have been advanced to Mr. Besier under this facility as of October 31, 2003. Pursuant to the terms of the note and the loan agreement, upon the acquisition of the Company by Jaguar Technology Holdings, LLC which occurred on December 3, 2003 (see Note 12) the loan agreement was terminated and the underlying 50,000 shares pledged pursuant to the terms of the note were retained by the Company. As a result of the loan termination, the Company recorded a charge of $3,857,126 for the difference between the value of the shares securing the notes and the $4,015,126 loan receivable balance.

      In addition in prior years, the Company issued notes to two former employees of the Company totaling $272,363. During the quarter ended January 31, 2003, management determined that the remaining loans to the former employees were uncollectible, resulting in a $230,162 charge to stock-based compensation for the difference between the value of the shares securing each note and the $272,363 loan receivable balance. In connection with the termination of the former employee's employment with the Company, the Company acquired the shares valued at approximately $42,201 securing the notes.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 11 - PROFIT-SHARING PLAN

      The Company sponsors a defined contribution profit-sharing plan for US employees which conforms to Internal Revenue Service provisions for 401(k) plans. Employees must be at least 21 years of age to be eligible to participate in the plan. Participants may contribute up to 15% of their earnings. The Company has the option to match 50% of the first 2% and 25% of the next 4% of employee contributions and may make additional contributions as determined by the board of directors. There were no employer matching contributions in fiscal years 2002 or 2003.

NOTE 12 - SUBSEQUENT EVENTS

      Acquisition of FirePond

      A wholly owned subsidiary ("Fire Transaction Sub, Inc.") of Jaguar Technology Holding, LLC ("Jaguar") completed a tender offer ("Tender Offer") for FirePond on December 2, 2003, after which Fire Transaction Sub, Inc. ("Fire Sub") held 90.3% of FirePond's total shares outstanding. Immediately after consummation of the Tender Offer, Fire Sub completed a merger (the "Merger") without the vote of shareholder's in accordance with Delaware's short form merger procedures. Pursuant to the Tender Offer and the Merger, each share of FirePond common stock was converted into the right to receive $3.16 in cash, without interest. Upon completion of the Merger, Jaguar owned all of the outstanding equity of FirePond.

      Restructuring Efforts

      Since the date of the acquisition by Jaguar, FirePond has embarked upon a significant restructuring effort, which includes:

      (i) Reducing overhead associated with excess leased office space in Bloomington and Mankato, Minnesota; Tokyo, Japan; Paris, France; and certain other European locations,

      (ii) Closing operations in Japan and seeking liquidation of any remaining Japanese subsidiaries,

      (iii) Closing operations in Europe and seeking liquidation of any remaining European subsidiaries,

      (iv)  Rationalizing FirePond's domestic and international employee base,

      (v) Seeking alternative revenue opportunities in the competitive enterprise software space, including by investing in and pursuing opportunities in the on demand CPQ space,

      (vi) After the Merger, Firepond and Jaguar entered into various arrangements to facilitate among other things, management services, cash management procedures and various other procedures and arrangements to facilitate cost and managerial efficiencies,

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

NOTE 12 - SUBSEQUENT EVENTS (Continued)

      Restructuring Efforts (Continued)

      (vii) Management changes: substantially simultaneously with the Merger,
            (a) the former Chief Executive Officer elected to terminate his employment with Firepond and as a result claimed he was entitled to certain payments from the Company and (b) the former Chief Financial Officer elected to terminate her employment with the Company,

      (viii)The management functions formerly performed by the CEO, President, and CFO have been and are now being performed by Riverland Enterprises, LLC (the ultimate parent entity and managing member of Jaguar, "Riverland") and Douglas Croxall, who holds the titles of Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and is the sole member of the Board of Directors of Firepond and the ultimate owner of Riverland,

      (ix) Eliminating unnecessary legal actions that involved and compromised Firepond's asset base and business by transferring those pending lawsuits to a third party entity,

      (x) System Upgrades: Immediately after the Merger, the Company sought to replace its existing accounting system and procedures, which current management believes were not adequate with an upgraded system at a cost of approximately $100,000.00. As of September 1, 2004, the Company has implemented this new accounting system and established new procedures. Current management now believes that Firepond's internal controls and accounting systems are adequate.

      Sale of Patents

      On January 28, 2004, FirePond entered into a Patent Purchase Agreement ("Patent Purchase Agreement") with Orion IP, LLC ("Orion"), pursuant to which, among other things, (i) Orion purchased all of the domestic and foreign patents (and all extensions, continuations, provisionals, derivatives and related applications) ("Patents") of FirePond, (ii) FirePond and Orion entered into a non-exclusive patent license agreement with respect to the Patents and (iii) Orion issued a promissory note to FirePond and agreed to pay certain legal fees that had been incurred by FirePond with respect to the Patents.

      Sale of Brightware

      On May 17, 2004, FirePond entered into an Asset Purchase Agreement ("Asset Purchase Agreement") with edocs, Inc. ("edocs"). Pursuant to the Asset Purchase Agreement, among other things, (i) edocs purchased certain assets (including customer contracts, code and accounts receivable) related to FirePond's Brightware business unit ("Brightware") and (ii) edocs paid certain cash consideration to FirePond and issues FirePond a promissory note.

                                                 FIREPOND, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                October 31, 2003
--------------------------------------------------------------------------------

                         UNAUDITED PRO FORMA INFORMATION

On March 29, 2006, AFG Enterprises USA, Inc. ("AFGE") entered into an agreement and plan of merger to acquire all of the issued and outstanding shares of FP Technology Holdings, Inc. ("FP Tech") in exchange for 3,991,939 shares of AFGE $.001 par value common stock.

After the exchange, FP Tech shareholders will own approximately 78.3% of the outstanding stock in the surviving company. The FP Tech shareholders have appointed a new Board of Directors who have in turn elected new officers.

FP Tech and through its predecessor company, Firepond, Inc., has been a leading provider of enterprise software that optimizes the process of converting leads into accurate orders. The SalesPerformer sales configuration system guides sales people, channel partners and customers through the entire "lead-to-order" business process -- delivering lead management, needs analysis, product and pricing configuration, quote and proposal generation, and order management.

The Company provides interactive selling software solutions that help companies profitably acquire and retain customers. The complementary configuration, pricing and guided selling solutions are based on patented technology. FP Tech's solutions help drive new revenue streams, increase profitability, and manage customer interactions across all channels throughout the sales cycle.

In 2005, the Company launched Firepond OnDemand, our subscription based configuration, price, quote (CPQ(TM) OnDemand) software. Firepond OnDemand provides product configuration technology to companies of almost any size, greatly expanding the client base to which we can market our solutions.

The following unaudited pro forma balance sheet assumes the exchange occurred on December 31, 2005 and combines the financial positions of Firepond, Inc, FP Tech and AFGE as of December 31, 2005, using the assumptions described in the accompanying notes. Since FP Tech is the predominant entity and AFGE is a shell company, this combination is accounted for as a recapitalization of FP Tech.

The unaudited pro forma results of the combined operations of AFGE and FP Tech are not presented because the combination is accounted for as a recapitalization at historical cost, not a business combination.

                                                                  FIREPOND, INC.
                                                    FP TECHNOLOGY HOLDINGS, INC.
                                                       AFG ENTERPRISES USA, INC.
--------------------------------------------------------------------------------

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                December 31, 2005

                                                          Historical         Historical       Pro Forma                Pro Forma
                      ASSETS                          Firepond & FP Tech        AFGE         Adjustments               Combined
                                                       ----------------    -------------    -------------           -------------
Current assets
      Cash and cash equivalents                        $        471,527    $         300                            $     471,827
      Accounts receivable, net of allowance for
         doubtful accounts of $10,000                           306,255                                                   306,255
      Assets to be sold                                         106,374                                                   106,374
      Other current assets                                      181,023            3,471               --                 184,494
                                                       ----------------    -------------    -------------           -------------

         Total current assets                                 1,065,179            3,771                                1,068,950

Property and equipment, net                                     241,135               --                                  241,135
Goodwill and Intangibles                                      4,772,413               --                                4,772,413
Deposits                                                         12,140               --               --                  12,140
                                                       ----------------    -------------    -------------           -------------

                Total assets                           $      6,090,867    $       3,771    $          --           $   6,094,638
                                                       ================    =============    =============           =============

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Current portion of long-term debt net of
         discount of $505,250                          $      1,994,750    $     281,000    $    (281,000)  (A)     $   1,994,750
      Accounts payable                                          199,546            6,347               --                 205,893
      Accrued liabilities                                       557,676           15,444          (13,074)  (A)           560,046
      Accrued merger and restructuring costs                    257,123               --               --                 257,123
      Deferred revenue                                        1,462,776               --               --               1,462,776
                                                       ----------------    -------------    -------------           -------------

         Total current liabilities                            4,471,871          302,791         (294,074)              4,480,588

Long-term notes payable                                         250,000               --                                  250,000

Commitments and contingencies

Stockholders' equity
      Firepond, Inc. common stock, $0.01 par value
         Authorized - 100,000,000 shares
         Issued and outstanding - 99,001,000 shares             990,010                                                   990,010
      Common stock, $0.001 par value
         Authorized - 300,000,000 shares
         2,177,414 FP Technology Holdings
         100,440 AFGE
         5,100,441 combined issued and outstanding                2,177              100            2,823   (A,B)           5,100
      Deficiency in capital                                  (1,317,177)           4,905          855,569   (A,B)        (456,703)
      Deferred compensation                                                                      (564,317)   (B)         (564,317)
      Retained earnings                                       1,747,128         (304,025)                               1,443,103
      Accumulated other comprehensive loss                      (53,142)              --               --                 (53,142)
                                                       ----------------    -------------    -------------           -------------

         Total shareholders' equity                           1,368,996         (299,020)         294,074               1,069,976
                                                       ----------------    -------------    -------------           -------------

             Total liabilities and stockholders'
             equity                                    $      6,090,867    $       3,771    $          --           $   6,094,638
                                                       ================    =============    =============           =============

   The accompanying notes are an integral part of these financial statements.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

The pro forma adjustments assume the reverse split of AFGE common stock at 1 share for 50 shares, the reverse split of FP Tech common stock at 1 share for
2.48 shares (the exchange rate inherent in the acquisition transaction) and the issuance of 2,177,414 shares of AFGE's $.001 par value common stock for the issued and outstanding shares of FP Tech's common stock.

The acquisition is accounted for as a recapitalization of FP Tech and therefore, assets and liabilities are combined at historical cost.

The following is a summary of the adjustments required based upon the above assumptions:

A. Record the extinguishment of $294,074 in AFGE debt and accrued interest through the issuance of 1,008,062 shares of AFGE common stock ($.31 per share).

B. Record the issuance of 1,814,525 shares of AFGE common stock to FP Tech officers and directors in January and March of 2006 as deferred compensation for future services valued at $564,317 ($.31 per share).